UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Ovintiv Inc.

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Our products fuel the world—

we make modern life possible.

Ovintiv™

2022 PROXY STATEMENT

MARCH 23, 2022 Message From Our Board Chair Dear Fellow Shareholders:

Ovintiv delivered a remarkable year of achievement in 2021, as our strategy and execution combined to generate significant value for our shareholders. As a Board, we are committed to a sustainable and well-governed business rooted in value creation. Our actions reflect the Board and management’s commitment to generating superior returns by continuously improving both the profitability and sustainability of our business and we delivered that value to our shareholders through disciplined capital allocation.

The year began with lingering effects of one of the most volatile periods in energy industry history. New COVID-19 surges coupled with energy supply and demand rebalancing meant 2021 held many social and operational challenges. Guided by our strategy, the Board and management successfully navigated those challenges to make our business even stronger. We stayed rooted in our core values of One, Agile, Innovative and Driven. We kept our people safe, increased business resiliency, furthered our environmental, social and governance (“ESG”) performance and took actions to drive value for all our stakeholders.

A YEAR OF STRATEGIC ACCOMPLISHMENTS

We started 2021 by outlining a $1.5 billion stay-flat capital program that did not waver throughout the year despite inflationary pressures across the economy. This performance reinforces our track record of operational excellence, capital efficiency, innovation and unwavering environmental commitment. Our strong execution resulted in $2.3 billion of net debt reduction, which included the redemption of our 2021 and 2022 senior notes and increased our base dividend by 50% in the third quarter with cash on hand and proceeds from divestitures.

Strategically we delivered on all our financial and operational promises and achieved our 8th safest year ever. We drove an 11% gain in capital efficiency year-over-year, which powered approximately $1.7 billion of free cash flow generation. We sold two assets ahead of schedule and above target price and are executing on our portfolio renewal program, which consists of organic appraisal and low-cost property bolt-ons. These actions further right-sized our balance sheet and focused our actions towards our carefully selected multi-basin portfolio that we operate today. In addition, we also set a new net debt target of $3.0 billion. This target represents the next milestone of our capital allocation framework that continues to drive value creation through increasing cash returns to shareholders. In the past year, our dividends and share buyback program returned $233 million to our shareholders.

Our Values

Core

•	One

•	Agile

•	Innovative

•	Driven

Foundational

•	Integrity

•	Safety

•	Sustainability

•	Trust

•	Respect

CONTINUED ENVIRONMENTAL ADVANCEMENT

In 2021, the Ovintiv team made tremendous progress in our sustainability focus and continued our exceptional environmental performance. Not only did we beat our 33% methane intensity reduction target four years ahead of schedule, but we reduced Scope 1 & 2 greenhouse gas (“GHG”) intensity by over 20% from 2019 levels and committed to a 50% Scope 1 & 2 GHG intensity reduction target by 2030, which is tied to compensation for all employees starting in 2022. We also announced our full alignment with the World Bank Zero Routine Flaring by 2030 initiative, nine years ahead of the initiative’s target. These achievements and ongoing initiatives are our latest actions as a responsible operator and a sustainable supplier of energy.

SOCIAL AND GOVERNANCE COMMITMENT

We continue to have an active and ongoing Board refreshment process. In 2021, we welcomed Katherine Minyard and George Pita to the Board, which marked our fourth and fifth new independent directors since 2019. Ms. Minyard’s and Mr. Pita’s addition to the Board, coupled with our Corporate Responsibility and Governance Committee’s formal adoption of a Diversity in Board Recruitment policy, furthers our commitment to Board diversity. We commit to continue our Board refreshment process, which allows us to benefit from new ideas and to adapt to evolving shareholder expectations. With a balance of tenures, a diversity of perspectives, and a range of skills – including industry expertise and relevant subject matter expertise – our Board is well-positioned to oversee Ovintiv’s management team.

PROACTIVE SHAREHOLDER ENGAGEMENT

The Board welcomes and values input from all shareholders and we continued our ongoing annual shareholder outreach process in 2021. Other Board members and I had the opportunity to engage with and solicit input from a large number of our shareholders. This process was extremely informative. We utilize the feedback from these interactions to enhance our decision-making on topics such as ESG disclosure, compensation target-setting, and Board composition.

In 2021, the Board was also excited to unanimously elect Brendan McCracken as President & CEO. His appointment was the culmination of our ongoing succession planning, and it reflects his strong leadership skills and track record for delivering strong results. We look forward to working with Brendan and his exemplary team to continue delivering on our operational, financial and ESG goals, which collectively drive value for all stakeholders.

We have a powerful purpose: producing safe, affordable, and reliable energy both profitably and sustainably with a keen focus on reducing emissions. The Board takes pride in the significant role that the full Ovintiv team plays in responsibly producing and delivering reliable products that contribute to energy security and quality of life for many plus help address energy poverty. Simply put, our products fuel the world and make modern life possible. We will generate superior returns and free cash flow by continuously improving capital efficiency and expanding margins while driving down emissions. We will deliver that value to our shareholders through disciplined capital allocation. Within this Proxy Statement you will see a number of strong actions taken by the Board to continue our best-in-class track record. We encourage you to interact with our new and dynamic sustainability website and our Annual Report to see additional details on all our recent actions and go-forward initiatives.

On behalf of the Board, thank you for your investment in our company.

PETER A. DEA

CHAIR OF THE BOARD

2	●	Ovintiv Inc. / 2022 PROXY STATEMENT

5	Annual Meeting of Shareholders

6	Proxy Statement Summary

13	Corporate Governance	24 26 28 29 29 31 34	Board Committees How We Maintain an Effective Board Human Capital Management Leadership Diversity Policies and Standards Our Director Compensation Program Securities Ownership
13	ITEM 1. ELECTION OF DIRECTORS
13	How We Build an Effective Board
14	Board skills Matrix
15	Director Nominees
22	How the Board Operates

36	Executive Compensation
36	ITEM 2. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
37	Compensation Discussion and Analysis
38	Compensation Key Principles	45	Compensation Peer Groups
39 40	Components of Our Executive Compensation Program 2021 Compensation Program	47 50	Compensation Governance Executive Compensation Tables

60	Long-Term incentive Plan
60	ITEM 3. INCREASE SHARE RESERVE OF OMNIBUS INCENTIVE PLAN

63	Audit Matters
63 63	ITEM 4. RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS Evaluation and Selection of Independent Auditors	63 64 64	Audit Fees and All Other Fees Audit Committee Pre-Approval Policies and Procedures Report of the Audit Committee

65 65 103	Additional Information Additional Shareholder Information Frequently Asked Questions

Ovintiv Inc. / 2022 PROXY STATEMENT	●	3

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Notice of Annual Meeting of Shareholders

Time and Date 8:00 a.m. (Mountain Time) on May 4, 2022	Place Online at www.virtualshareholder meeting.com/ovv2022	Record Date March 10, 2022	The Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about March 23, 2022

Meeting Agenda

Shareholders will be asked to vote on the following proposals at the 2022 Annual Meeting of Shareholders of Ovintiv (the “Meeting”):

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Increase Share Reserve of Omnibus Incentive Plan	FOR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the internet by following the directions on your proxy card. Internet voting is available 24-hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of March 10, 2022 (the “Record Date”) can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2022. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	5

Proxy Statement Summary

This summary is provided for your convenience. It does not contain all of the information you should consider when casting your vote. We encourage you to read this entire Proxy Statement before voting. For additional information, please refer to the 2021 Annual Report on Form 10-K of Ovintiv Inc. (“Ovintiv” or the “company”) dated February 25, 2022 (the “Annual Report”). Unless noted otherwise, information in this Proxy Statement is as of February 25, 2022. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP (as hereinafter defined) and, therefore, are considered non-GAAP measures (as hereinafter defined and noted by the † symbol). For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.

Our Approach

Generating Superior Returns

Ovintiv is at the forefront of driving innovation to produce oil and natural gas from shale both profitably and sustainably. We generate superior returns and free cash flow by continuously improving capital efficiency and expanding margins while driving down emissions. We are delivering that value to our shareholders through disciplined capital allocation. We are committed to safely and reliably producing affordable energy to catalyze progress and improve lives with respect and responsibility. Our products fuel the world, which in turn supports improved education, healthcare and equality opportunities.

We have a proven track record of operational execution focused on continuously improving the safety of our operations, increasing our capital efficiency and driving down our GHG emissions. Our culture of One, Agile, Innovative and Driven underpins our daily operations and long-term corporate strategy. Our disciplined capital allocation program is rooted in value creation and driven by our strong track record of performance. We have purposely created a high-quality and balanced multi-basin portfolio, which positions us in the core of the best shale basins in North America. Our assets provide us with both geographic and commodity diversity and create optionality and flexibility in our investments, reducing our overall risk profile.

Top Tier Operations & Performance

Ovintiv has a track record of strong execution and a focus on value creation. Our recent actions and go forward initiatives underpin our ability to sustainably generate shareholder value.

TODAY	Path Forward

Returning Incremental Cash to Shareholders TODAY ~$270 MM of base dividends & buybacks in 4Q21 & 1Q22	Committed to Shareholder Returns 8% cash return yield† in ’22 at $85 / $4.50(1)

Continuing to Rapidly Drive Down Debt ~$2.3B Net Debt† reduction in 2021	Rapid Debt Reduction Net Debt† target of $3.0B expected in 2H22 at $85/$4.50

Free Cash Flow† Driving Return Capabilities ~$1.7B FCF† Generated in 2021	Substantial Free Cash Flow† Generation 10-yr FCF†: ~$15B at $55 WTI & ~$21B at $65 WTI Superior Returns on Invested Capital

Offsetting Inflation Capital Efficiencies: $1.5B Stay Flat Capital in ‘22	Innovative Culture Cube development, simul-frac, wet sand, integrated supply chain

Achieving Key Milestones Achieved Methane Intensity target four years ahead of schedule Aligned with World Bank Zero Routine Flaring Initiative	Set Scope 1 & 2 GHG Intensity Reduction Target 50% reduction from ‘19 to ‘30

Real-Time Operational Optionality True FCF† Parity across the portfolio Cash flow upside from multiple commodity streams	Top Tier Multi-Basin Portfolio >10-years of premium return inventory Multi-product commodity exposure

Note:

(1)	Assumes 25% shareholder returns and 75% balance sheet allocation of after base dividend free cash flow† market cap as of February 18, 2021

6	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Key Year-End 2021 Metrics

Our Approach to ESG

Producing safe, affordable and reliable energy both profitably and sustainably is a powerful purpose – one that we take seriously. Our products fuel the world and make modern life possible. Oil, natural gas, and natural gas liquids are essential to every aspect of life from transportation to education and healthcare. It is easy to forget how reliant families and communities across the globe are on oil and natural gas, from the clothes we wear, the food we eat, the mobility we cherish and the electronic technologies we rely on every day. The reliability and affordability of our products combat poverty, enhance quality of life and drive our economies. As a responsible and innovative producer of oil and natural gas, we are committed to drive progress and improve lives. ESG is a pillar of our business strategy. Our Board of Directors (the “Board”) and executive leadership team (“ELT”) direct our ESG strategies, monitoring progress and performance through the Board’s committee structure. High standards for ESG excellence are established through our policies and programs, and employees understand the company’s expectations and are empowered to take ownership of their own performance. By linking employee and executive compensation to ESG and other performance-related metrics, the Board is ensuring every team member is aligned to our continuous improvement. Starting in 2021, we included our methane emissions reductions target in our compensation scorecard. For our 2022 compensation program, we established a Scope 1 & 2 GHG emissions intensity target, further incentivizing our team members to be both innovative and responsible in their daily decision-making.

History of ESG Leadership

Robust and Transparent ESG Disclosure

•   In 2021, Ovintiv published its 2020 Sustainability Report, highlighting the company’s leadership in sustainability and highlighting its significant achievements in various ESG initiatives.

•   We also created a new and dynamic ESG website to further improve our industry leading transparency and reporting performance.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	7

OUR KEY ESG INITIATIVES

EMISSIONS

•  Scope 1 & 2 GHG intensity reduction target tied to 2022 compensation (benchmarked to 2019).

•  Achieved >50% reduction in methane intensity four years ahead of schedule (benchmarked against 2019 results).

•  >20% reduction in Scope 1 & 2 GHG intensity at year-end 2021 (benchmarked against 2019 results).

•  Fully aligned with World Bank Zero Routine Flaring by 2030 initiative, nine years ahead of the World Bank target.

TRANSPARENCY

•  17th consecutive year of industry leading sustainability reporting and transparency in 2021.

•  Leading industry-wide initiatives through active trade association engagement with the American Exploration & Production Council, the Canadian Association of Petroleum Producers and the American Petroleum Institute.

•  Produced disclosures aligned with Task Force on Climate-related Financial Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) guidance.

HUMAN CAPITAL

Our success is a direct result of the talent of our team and our ability to work together to achieve company goals. We work hard to put our best ideas into action – making energy development more advanced, efficient and safer than ever before.

Creating a culture of inclusion is consistent with our long-standing foundational values, and we seek to make sure that every employee has an equal opportunity for success at Ovintiv. In 2021, we expanded our Family Leave of Absence policy from six to 16 weeks paid leave, as well as extending eligibility of this benefit beyond the birth parent. This exciting change reinforces our commitment to a diverse and inclusive workplace, ensures the well-being of our employees, and maximizes the flexibility for unique return-to-work needs.

•  Supported Ovintiv LINK, an employee group focused on fostering connections, growth and diversity of perspectives.

•  Advanced our culture of inclusion by conducting employee surveys and focus groups and delivering inclusion training to all leaders.

•  Achieved 8th consecutive safest year ever in 2021 with a Total Recordable Injury Frequency of 0.15.

•  Continued successful management of our people through the ongoing COVID-19 pandemic, maintaining strong company morale and a high staff retention rate, with less than 6% voluntary turnover.

To learn more about Ovintiv’s sustainability initiatives, please refer to our Sustainability Report, which is available on our website at www.ovintiv.com/sustainability/.

Ovintiv is constantly advancing DE&I initiatives and incorporating employee feedback to make Ovintiv a more inclusive and diverse enterprise

COVID 19 Response

At Ovintiv, we have the advantage of an enriched safety mindset and a world class safety team that knows how to jump into immediate action. From the onset of this pandemic, we prioritized the physical and mental health of our employees, moving quickly to protect our team while continuing to provide safe, reliable and affordable energy.

A successful pandemic response was a priority at every level, starting at the top of our organization. Our executive leadership team met regularly with our Pandemic Response Team (“PRT”) to discuss employee safety and business continuity. For the past two years, our Board has been actively engaged with our executives in providing oversight through this unprecedented situation. Our PRT continues to meet regularly, reviewing our approach to ensure we can do our work safely and in accordance with local regulations and health agency recommendations.

8	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Shareholder Engagement

We value shareholder feedback and conduct an annual outreach program allowing investors to engage directly with members of our Board and our ELT. We continued this long-standing practice in 2021, and shareholders holding collectively more than two-thirds of our outstanding Ovintiv common stock were offered the opportunity for this engagement.

In addition to shareholder engagement at the senior level, shareholders have the opportunity to engage with employees from our Operations, Finance, Legal, Human Resources, Government Relations, and Sustainability teams.

In 2021, we solicited feedback from >67% of shareholders through our annual outreach program with members of the Board and management.

Our Board Chair, Chair of the Human Resources and Compensation Committee (“HRC Committee”), Chair of the Corporate Responsibility and Governance Committee (“CRG Committee”) and members of our ELT and sustainability team were actively engaged in outreach discussions with shareholders. Overall, investors expressed strong support for Ovintiv. We also gained valuable feedback during these discussions, which was shared with the rest of the Board and its relevant committees. Our Board is committed to constructive engagement, and these engagements have led to enhancements in our environmental, social, governance, executive compensation, and disclosure activities that the Board believes are in the best interest of Ovintiv and its shareholders.

Subject of Discussion	Actions Informed by What We Learned

• Environmental and emission reduction initiatives

The announcement of our 2021 & 2022 emissions targets demonstrates our continued commitment to ESG stewardship. In addition, the company:

•  achieved its Methane Intensity Reduction Target four years ahead of schedule;

•  reduced Scope 1 & 2 GHG emissions intensity by more than 20% vs. 2019; and

•  implemented a no routine flaring policy.

These actions are consistent with our history of implementing climate-related program changes informed by discussions with shareholders. Our Environment, Health and Safety (“EH&S”) Committee has overall responsibility to review and report to the Board on climate-related issues and information, including GHG emissions initiatives.

• Continued Board refreshment, including focus on enhanced Board diversity

The Board has added three new independent directors since 4Q20, all adding additional gender or racial and ethnic diversity to our Board. In February of 2021, the Board also adopted a requirement that candidates of gender and racial or ethnic diversity are sought out and included in its Director search processes. The Board refreshment process remains ongoing.

• Human Capital and focus on Diversity, Equity and Inclusion

We continue to advance our diversity, equity and inclusion (“DE&I”) initiatives across the company. In addition, the company continues to implement and update its business practices to foster DE&I across all levels of the organization. The HRC Committee’s mandate now expressly includes strategic oversight of social issues, including DE&I.

• Disclosure in our Sustainability Report

We continue to push progress and aim to provide investors and other stakeholders with enhanced transparency into our sustainability practices. During 2021, the company:

•  published its 17th annual Sustainability Report, with disclosure informed by sustainability reporting guidance relevant to stakeholders (IPIECA, SASB and TCFD); and

•  launched a new dynamic and detailed sustainability website focused on transparency.

Ovintiv’s leadership in industry engagement, transparency and actionable targets were well received during its shareholder engagement.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	9

Subject of Discussion	Actions Informed by What We Learned

• Compensation alignment to ESG targets

Drawing from feedback the HRC Committee Chair received directly from shareholders, we implemented a methane intensity reduction target for our 2021 compensation program and have announced a Scope 1 & 2 GHG intensity target in our 2022 compensation program. Both of these actionable and near to medium-term targets are tied to compensation for all employees and drive real-time sustainability performance.

These actions are consistent with our history of implementing compensation program changes informed by discussions with shareholders.

• Leadership development and succession planning

Over the last three years, Corey Code was promoted to Executive Vice-President & Chief Financial Officer; Greg Givens to Executive Vice-President & Chief Operating Officer; Rachel Moore to Executive Vice-President, Corporate Services and, most recently, Brendan McCracken to Chief Executive Officer. Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession and development is overseen by the Board and includes rotations in responsibility, third-party coaching, assigned internal mentors and regular exposure to the Board and ELT.

Items of Business

Item 1.    Election of Directors

The Board of Ovintiv has nominated the following for election as directors. Please refer to page 14 in this Proxy Statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

					Committees
Name	Age	Director Since	Background	Independent	Audit	CRG	EH&S	HRC	Reserves

PETER DEA (CHAIR)	68	2010	– Oil & Gas Exploration & Production – Former CEO	✓

MEG GENTLE	47	2020	– LNG Development – Former CEO and CFO	✓	M			M

HOWARD MAYSON	69	2014	– Reserves Evaluation and Commercialization – Global Lead/Country Manager	✓				M	C

BRENDAN MCCRACKEN	46	2021	– President & CEO of Ovintiv Inc.

LEE MCINTIRE	73	2014	– Engineering & Construction – Alternative Energy – Former CEO	✓		M	M	M

KATHERINE MINYARD	46	2021	– Energy Equity Research – Equity Investing	✓			M		M

STEVE NANCE	65	2019	– Oil & Gas Exploration & Production – Former CEO	✓			C		M

SUZANNE NIMOCKS	62	2010	– Strategic Consulting – Corporate Director	✓	M	C

GEORGE PITA	60	2021	– Infrastructure Construction – Current CFO	✓	M				M

THOMAS RICKS	68	2019	– Wealth Management – Former Chief Investment Officer	✓		M		C

BRIAN SHAW	68	2013	– Global Capital Markets – Equity Investing – Former CEO	✓	M		M

BRUCE WATERMAN	71	2010	– Agriculture and Oil & Gas Exploration & Production – Former CFO	✓	C				M

C = Chair

M = Member

10	●	Ovintiv Inc. / 2022 PROXY STATEMENT

The Board recommends that you vote FOR the election of each of our nominees to serve as directors of the company until the earlier of (i) Ovintiv’s 2023 Annual Meeting of Shareholders; (ii) in each case, their successor is duly elected and qualified; or (iii) in each case, their death, resignation or removal.

Item 2.    Advisory Vote to Approve Compensation of Named Executive Officers

At the company’s 2018 annual meeting, shareholders voted, on a non-binding advisory basis, to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, we are asking our shareholders to approve, on an advisory basis, our named executive officer (“NEO”) compensation for fiscal year 2021.

The Board recommends that you vote FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section beginning on page 37 of this Proxy Statement are effective in achieving the company’s goals of aligning pay to performance and levels of responsibility, encouraging our NEOs to remain focused on both short and long-term financial and strategic goals and linking NEO performance to shareholder value.

Item 3.    Increase Share Reserve of Omnibus Incentive Plan

Pursuant to the Omnibus Incentive Plan of Ovintiv Inc., dated February 13, 2019 (as amended January 24, 2020 and as summarized on Schedule A to this Proxy Statement and attached as Schedule D to this Proxy Statement, the “Omnibus Incentive Plan”) and as required by applicable securities laws and stock exchange rules, shareholder approval is required to increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to plan participants in settlement of Awards (as defined herein) granted thereunder (the “Share Reserve”). We are asking shareholders to approve an increase to the Share Reserve of 6,000,000 shares of Ovintiv common stock, so that the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to participants under the Omnibus Incentive Plan will be 12,000,000 shares.

The grant of Awards under the Omnibus Incentive Plan is an integral component of the compensation of Ovintiv employees and a key part of our short and long-term incentive pay. A significant portion of Ovintiv employees’ compensation in 2021 was in the form of Awards, which vest over a period of not less than one year and which may be settled in cash or shares of Ovintiv common stock either issued from treasury or purchased on the open market. This form of compensation (i) provides competitive pay opportunities to attract, motivate and retain employees through multi-year vesting periods; (ii) provides performance-based compensation that aligns the interests of management and shareholders without excessive risk; (iii) rewards employee performance in achieving Ovintiv’s long-term corporate goals and shareholder objectives; and (iv) aligns Ovintiv with corporate governance and compensation best practices. Based on historical Award issuances and settlements, as well as Ovintiv’s current share price, we anticipate that this requested Share Reserve increase, if approved, will provide for sufficient settlement of Awards in shares of Ovintiv common stock through 2027. The Board recommends that you vote FOR this amendment.

Item 4.    Ratify PricewaterhouseCoopers LLP as Independent Auditors

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2022. A summary of fees paid to PricewaterhouseCoopers LLP for services provided in fiscal years 2021 and 2020 is provided on page 63 of this Proxy Statement. The Board recommends that you vote FOR this ratification.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-8332

Banks and brokers may call collect: (212) 750-5833

Shareholder’s Guide to Voting at the Annual Meeting

The Board is soliciting your proxy to vote your shares at the Meeting on the following matters:

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Increase Share Reserve of Omnibus Incentive Plan	FOR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Ovintiv Inc. / 2022 PROXY STATEMENT	●	11

WHAT ARE YOU VOTING ON?

You are voting on a proposal to elect directors to the Board for a term of one year.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR the election of each director nominee named.

Item 1.    Election of Directors

How We Build an Effective Board

The CRG Committee continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to ensure alignment with the company’s strategic objectives and evolving needs and expectations. Ovintiv is fortunate to have a Board that balances experienced institutional knowledge and fresh perspectives. Our directors bring a broad range of backgrounds to the Board, with more than half of independent directors coming from industries outside of exploration and production (“E&P”).

The CRG Committee believes that the Board should be continually refreshed to introduce new ideas and skill sets that contribute to enhanced Board decision-making and position the company to effectively adapt to evolving market conditions. At its meeting in April 2020, the CRG Committee reinforced a multi-year strategic Board refreshment process. The Committee evaluated third-party consultants to support this process. In June 2020, Heidrick & Struggles, a leading consulting firm, was engaged to review Board composition and diversity, assess key skill sets and future requirements aligned with the company’s strategic plan, ensure the governance processes around renewal were robust and assist with the identification of future qualified director candidates. This led to the addition of Meg Gentle to the Board in December 2020, Katherine Minyard in March 2021 and George Pita in July 2021. All three of these recent Board additions bring a depth of experience outside of traditional E&P. Board refreshment is an ongoing process. Our Board’s thorough director orientation and continuing education process complement this refreshment process.

Since 2019, the company has added five new independent directors with three of the five adding gender or racial and ethnic diversity to the boardroom. In the course of identifying potential Board members, the CRG Committee takes into consideration a variety of factors including age, gender, ethnicity, professional background, leadership, corporate governance experience, and past industry experiences. Other important considerations include leadership style, judgment and demonstrated strategic thinking. The CRG Committee balances these considerations against its ongoing assessment of the existing directors’ skills, experiences, and characteristics. The CRG Committee and our Board recognize the value of bringing a diverse range of perspectives to the work of overseeing the risks and strategic direction of our company. In 2021, the Board adopted a Diversity of Board Candidates Policy, which commits the CRG Committee to include female and racially or ethnically diverse candidates in each director search undertaken.

The CRG Committee has a process to ensure qualified nominees recommended by shareholders will receive timely consideration. Please see “Shareholder Proposals and Director Nominations” on page 65 of this Proxy Statement for more details.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	13

Board Skills Matrix

The skills and expertise of an effective Board need to align with the strategic priorities of Ovintiv. The below skills matrix is tested and assessed regularly and evolves with the needs of the organization. As shown below, each director nominee brings a balance of perspectives.

Skills and Expertise	Dea	Gentle	Mayson	McCracken	McIntire	Minyard	Nance	Nimocks	Pita	Ricks	Shaw	Waterman
Accounting and Finance Experience with financial services or complex financial transactions, including both debt and equity.		●			●	●		●	●	●	●	●

Environmental/Sustainability/Safety

Environmental/sustainability experience to identify and adapt to strategic and emerging issues necessary to support long term value creation and ensure the business remains responsible and sustainable in the long term.

	●	●	●	●	●		●	●	●	●
Financial Reporting Audit committee financial expert as defined by the SEC.		●							●	●		●
Governance/Public Company Board Experience Governance experience gained through board service or experience as a public company executive.	●	●	●		●		●	●	●	●	●	●
Human Capital Management Expertise in compensation design and oversight of social issues, including diversity and inclusion.	●	●		●	●		●	●	●	●	●	●
Industry Industry experience that provides valuable perspectives on issues specific to the energy sector, as well as managing the operations of a complex business.	●	●	●	●	●	●	●	●				●
Public Policy and Government Relations Experience in government relations, public policy or regulatory matters.	●	●	●	●	●							●
Reserves Experience reviewing externally disclosed natural gas and oil reserves and resources data.	●	●	●	●		●	●			●
Risk Management Experience identifying, managing and mitigating corporate risks.	●	●	●	●	●		●	●	●	●	●	●
Technology & Innovation Experience identifying and capturing new technological advances applicable to our business.	●		●	●	●			●	●

14	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Director Nominees

PETER A. DEA
Crested Butte, Colorado, USA Chair | Independent Age: 68 Director since: 2010 Committees: Ex Officio

BACKGROUND

Mr. Dea has a long history of value creation in the exploration and production industry. He has built and led several companies, public and private, during his nearly 40-year career. He currently serves as a corporate director.

Recognized by industry as a thought leader and conservationist, he has helped shape policy at the federal and state level, including President Clinton’s Energy Team, chairing industry trade associations, and as an appointee of then Governor Hickenlooper to the Colorado Oil & Gas Task Force.

Mr. Dea is the Executive Chairman of Confluence Resources LP. He serves as a trustee for the Denver Museum of Nature & Science and a director of the Crested Butte Land Trust.

CURRENT

•  Executive Chairman, Confluence Resources LP

•  Director, Antero Midstream Corporation

•  Director, Liberty Oilfield Services Inc.

•  Trustee, Denver Museum of Nature & Science

•  Director, Crested Butte Land Trust

PREVIOUS

•  President and CEO, Cirque Resources

•  CEO and Director, Western Gas Resources LP

•  CEO and Chairman, Barrett Resources Corporation

•  Trustee, The Nature Conservancy, Colorado

•  Co-Chair, ACE Scholarships

EDUCATION AND CREDENTIALS

•  BA, Geology, Western Colorado University

•  MSc, Geology, University of Montana

•  Advanced Management Program, Harvard University

MEG A. GENTLE
Houston, Texas, USA Independent Age: 47 Director since: 2020 Committees: Audit and HRC

BACKGROUND

Ms. Gentle’s expertise spans finance, gas marketing, economic and strategic planning and business development. She is currently an Executive Director of HIF Global, a decarbonization company developing projects to produce carbon neutral eFuels from captured carbon dioxide. Prior to HIF Global, she served as President and Chief Executive Officer of Tellurian Inc. and served as a member of its board of directors from 2016 to 2020. Prior to Tellurian, Ms. Gentle was with Cheniere Energy, Inc. where she held several high-level roles including Executive Vice President – Marketing; Senior Vice President – Marketing; Senior Vice President and Chief Financial Officer; and Senior Vice President – Strategic Planning & Finance. Ms. Gentle was also a director of Cheniere Energy Partners, L.P. from 2007 until 2016.

Early in her career, Ms. Gentle conducted international business development and strategic planning for Anadarko Petroleum Corporation and energy market analysis for Pace Global Energy Services.

CURRENT

•  Executive Director, HIF Global

PREVIOUS

•  President and CEO, Tellurian Inc.

•  Director, Tellurian Inc.

•  Director, Cheniere Energy Partners L.P.

•  Various leadership roles with Cheniere Energy, Inc., including:

•  EVP Marketing

•  Senior VP – Marketing

•  Senior VP and CFO

•  Senior VP – Strategic Planning & Finance

EDUCATION

•  BA, Economics and International Affairs, James Madison University

•  MBA, Rice University

Ovintiv Inc. / 2022 PROXY STATEMENT	●	15

HOWARD J. MAYSON
Breckenridge, Colorado, USA Independent Age: 69 Director since: 2014 Committees: Reserves* and HRC

BACKGROUND

Mr. Mayson has been at the leading edge of exploration and production technology since he wrote his Master’s thesis on fracture mechanics at the Massachusetts Institute of Technology four decades ago. With a background in reservoir engineering, he has been responsible for the technical evaluation of subsurface opportunities, the commercialization of basins around the globe and the technical due diligence of major M&A deals.

During his career, he held various senior leadership positions domestic and international and was also responsible for the global subsurface function at one of the world’s largest E&P companies. In this role, he led the global R&D program and Corporate Reserves while serving as the functional leader for over 2,500 technical professionals.

Mr. Mayson was previously Chair of the Industrial Advisory Board at the Institute of Petroleum Engineering for more than a decade. He holds an honorary Doctorate of Engineering from Heriot-Watt University and is a graduate of the Wharton Advanced Management Program.

CURRENT

•  Member of Advisory Board and Operating Partner for Azimuth Capital Management LLC working in conventional and energy transition areas

•  Director of private energy-related companies in the U.K. and Canada(1)

PREVIOUS

•  Various leadership roles with BP p.l.c., including:

•  CEO, BP Russia

•  President, BP Angola

•  SVP, E&P Technology

•  Director, E&P Tech Group, U.K./U.S.

•  Senior roles in L-48 and Alaska

•  Chair, Industrial Advisory Board, Institute of Petroleum Engineering

EDUCATION

•  BEng (Hons), University of Sheffield

•  MSc, Mechanical Engineering, MIT

BRENDAN M. MCCRACKEN
Denver, Colorado, USA President & CEO Not Independent Age: 46 Director since: 2021

BACKGROUND

Mr. McCracken has served as President & CEO of Ovintiv since August 2021.

With 25 years of industry experience, he has played a significant role in defining company strategy, positioning Ovintiv for success. Mr. McCracken has held a range of senior leadership positions at Ovintiv, including the role of President, Executive Vice-President of Corporate Development and External Affairs, Vice-President and General Manager of Canadian Operations and Vice-President of Investor Relations.

Mr. McCracken is a member of the Association of Professional Engineers and Geoscientists of Alberta. He is active in several organizations including the American Exploration and Production Council and the Canadian Association of Petroleum Producers.

Mr. McCracken graduated from Queen’s University with a Bachelor of Science degree in mechanical engineering and from the University of Oxford with a Master of Business Administration.

CURRENT

•  President & CEO, Ovintiv Inc.

•  Member, Association of Professional Engineers and Geoscientists of Alberta

•  Member, American Exploration and Production Council

•  Member, Canadian Association of Petroleum Producers

PREVIOUS

•  Various leadership roles with Ovintiv, including:

•  President

•  EVP, Corporate Development and External Affairs

•  VP, General Manager of Canadian Operations

•  VP, Investor Relations

EDUCATION

•  BSc, Mechanical Engineering, Queen’s University

•  MBA, University of Oxford

16	●	Ovintiv Inc. / 2022 PROXY STATEMENT

LEE A. MCINTIRE
Denver, Colorado, USA Independent Age: 73 Director since: 2014 Committees: CRG, EH&S and HRC

BACKGROUND

Mr. McIntire is a director of McDermott International, Ltd. He served as interim CEO from June 2021 until February 2022. Mr. McIntire brings a wealth of expertise to the Ovintiv Board with particular strengths in engineering, operations and construction, alternative energy, water management and consulting. With 25 years of environmental and sustainability leadership experience, he also provides expertise in establishing a focus on ESG to the board and management.

Mr. McIntire has a strong understanding and working knowledge of risk management, strategy, finance, corporate governance, safety and compensation.

His executive experience includes serving as Chief Executive Officer of TerraPower, LLC, a private nuclear energy technology company, from 2015 to 2018; and Chief Executive Officer and Chairman of CH2M HILL, a leading global EPCM company, from 2006 to 2014. He has also served in several senior leadership roles with the Bechtel Group, Inc., an engineering, procurement and project management company.

CURRENT

•  Director, McDermott International, Ltd.

PREVIOUS

•  CEO, McDermott International, Ltd.

•  CEO and Board member, TerraPower, LLC

•  Various leadership roles with CH2M HILL, including:

•  Chairman of the Board

•  CEO and President

•  COO

•  Various leadership roles with the Bechtel Group, Inc., including:

•  Executive Vice-President

•  Partner

•  Member of the Board of Directors

EDUCATION

•  BSc, Civil Engineering, University of Nebraska

•  MBA, Thunderbird School of Global Management

KATHERINE L. MINYARD
Denver, Colorado, USA Independent Age: 46 Director since: 2021 Committees: EH&S and Reserves

BACKGROUND

Ms. Minyard was most recently an Investment Principal and Partner at Cambiar Investors, a long-only, relative value-focused global asset manager. She covered international energy, metals and mining, industrials, basic materials and utility equities, while leading the Europe Select strategy as a portfolio manager. Prior to joining Cambiar in 2014, Ms. Minyard was an Executive Director on the Equity Research Team at J.P. Morgan where she covered U.S. Integrated Oil, Refining, Canadian Oil and U.S. E&P companies. Earlier in her career, Ms. Minyard served energy clients at Accenture and McKinsey & Company.

Ms. Minyard holds a Master of Business Administration from INSEAD in France and a Bachelor of Science in Applied Mathematics from Texas A&M University. She also holds the Chartered Financial Analyst designation.

PREVIOUS

•  Investment Principal and Partner, Cambiar Investors

•  Executive Director, Equity Research, J.P. Morgan

•  Various roles with consulting firms, Accenture and McKinsey & Company

EDUCATION

•  B.S., Texas A&M University

•  MBA, INSEAD

•  Chartered Financial Analyst

Ovintiv Inc. / 2022 PROXY STATEMENT	●	17

STEVEN W. NANCE
Houston, Texas, USA Independent Age: 65 Director since: 2019 Committees: EH&S* and Reserves

BACKGROUND

Mr. Nance is the President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company. He brings direct insights into an active oil and gas industry from a private investment perspective. Mr. Nance has extensive governance experience and was the Lead Director of Newfield Exploration Company when it merged with Ovintiv in 2019. In his 10-year career as a corporate director, he has been on boards of well-established corporations, helped create the governance environment for a newly formed IPO company and has served on numerous committees including Compensation, Governance, Audit, Environment, Health & Safety and Reserves.

Prior to his career as a professional director, Mr. Nance leveraged his significant C-level experience to build a consulting business providing coaching and leadership development to executives, including assisting with succession planning and strategic direction.

He was a petroleum engineer in the initial phase of his energy career, holding increasingly senior positions of leadership with several U.S. independents.

CURRENT

•  President and Manager, Steele Creek Energy, LLC

PREVIOUS

•  Vice President – Gulf Coast Division, Burlington Resources, Inc.

•  President, Chairman and CEO, XPLOR Energy

•  President, Peoples Energy Production Company

•  Director, Newfield Exploration Company

•  Director, Cloud Peak Energy, Inc.(2)

•  Director, The Williams Companies, Inc.

EDUCATION

•  BSc, Petroleum Engineering, Texas Tech University

SUZANNE P. NIMOCKS
Houston, Texas, USA Independent Age: 62 Director since: 2010 Committees: CRG* and Audit

BACKGROUND

Ms. Nimocks has over 10-years of board experience with a perspective that crosses a variety of industries and the globe. She is currently a director for ArcelorMittal, the world’s largest steel company, and Lead Independent Director at a U.S. based Fortune 500 building products company. She has chaired a variety of committees including two compensation committees, an EH&S committee, a Finance committee, a Corporate Responsibility and Governance committee, and a Nominating and Governance committee.

Previously a Director and Senior Partner with McKinsey & Company, her strategic consulting practice covered corporate strategy, operations, human resources, mergers and acquisitions, finance, and risk management. At McKinsey, she was a global leader in the firm’s Oil and Gas, Electric Power, Renewables (wind, solar and geothermal) and Risk Management practices.

Ms. Nimocks has led several diversity and inclusion projects and helped found and now serves on the global advisory board of Advancing Women Executives in Energy. She also committed 20-years to the Board of Directors of the Houston Zoo, stewarding its transformation to a global conservation organization, and serving most recently as its Chair. She is currently a Trustee of the Texas Children’s Hospital in Houston, Texas.

CURRENT

•  Director, Owens Corning

•  Director, ArcelorMittal

•  Trustee, Texas Children’s Hospital

PREVIOUS

•  Director, Valaris plc(3)

•  Various leadership roles with McKinsey & Company, including:

•  Director (Senior Partner)

•  Managing Partner, Houston Office

•  Member, Global Senior Partner Election Committee and all other election committees of the firm

•  Former Board Chair, Houston Zoo

•  Former Board Member and Chair of Environmental Committee, Greater Houston Partnership

EDUCATION

•  BA, Economics, Tufts University

•  MBA, Harvard Graduate School of Business

18	●	Ovintiv Inc. / 2022 PROXY STATEMENT

GEORGE L. PITA
Miami, Florida, USA Independent Age: 60 Director since: 2021 Committees: Audit(4) and Reserves

BACKGROUND

Mr. Pita’s significant business acumen and diverse background brings a unique perspective to Ovintiv’s board with over 40-years of financial and operational management experience across multiple industries at both public and private entities.

Mr. Pita currently serves as the Executive Vice President and Chief Financial Officer of MasTec, Inc., a Fortune 500 North American infrastructure construction company with service offerings including telecommunications, energy pipelines, electrical transmission and clean energy infrastructure.

Before joining MasTec in 2013, Mr. Pita served in various leadership positions in the consumer products industry, including CFO and Executive Vice President for Stuart Weitzman Holdings LLC, as well as CFO for Perry Ellis International and Sunglass Hut International. Mr. Pita began his career at Arthur Andersen after graduating from the University of Miami. He was a licensed CPA for over 35-years, and is a member of the National Association of Corporate Directors and the Latino Corporate Directors Association.

CURRENT

•  EVP and CFO, MasTec, Inc.

•  Director, Jupiter Acquisition Corp.

•  University of Miami Accounting School Advisory Board

•  Director, Easter Seals of South Florida

•  Director, Goodwill Industries of South Florida

PREVIOUS

•  EVP and CFO, Stuart Weitzman Holdings LLC

•  Various leadership roles with Perry Ellis International, including:

•  EVP and CFO

•  SVP Strategic Planning

•  SVP Direct Retail, ASI and wholesale golf operations

•  Various leadership roles with Sunglass Hut International, including:

•  EVP, CFO

•  VP Finance, Chief Accounting Officer

•  VP International Business Development

•  Various roles with Arthur Andersen, including Senior Audit Manager

EDUCATION

•  BA, Accounting, University of Miami

THOMAS G. RICKS
Austin, Texas, USA Independent Age: 68 Director since: 2019 Committees: HRC* and CRG

BACKGROUND

Mr. Ricks, whose professional career focused on the institutional investor perspective, is very experienced in portfolio management, asset allocation, risk management and thematic investing. He followed an unconventional path from international banking in Asia to finance roles to high-net worth and public institution capital/wealth management. He appreciates first hand the importance and complexity of balancing social overlays with portfolio investment objectives.

He served as CEO & Chief Investment Officer of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. He also oversaw The University of Texas Investment Management Company (UTIMCO) from 1996 to 2001 as its Chief Executive Officer.

Mr. Ricks joined the Board in 2019 following the acquisition of Newfield Exploration Company. He currently serves as a director of Sensei Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company. Mr. Ricks has also served as a director at numerous private company and not-for-profit organizations, such as the Ocean Institute.

CURRENT

•  Director, Sensei Biotherapeutics, Inc.

PREVIOUS

•  CEO & Chief Investment Officer, H&S Ventures LLC

•  CEO, University of Texas Investment Management Company

•  Various leadership roles with the University of Texas System, including:

•  Vice Chancellor, Asset Management

•  Executive Director, Finance and Private Investments

•  Director, Newfield Exploration Company

EDUCATION

•  BA, Economics, Trinity College

•  MBA, University of Chicago

Ovintiv Inc. / 2022 PROXY STATEMENT	●	19

BRIAN G. SHAW
Toronto, Ontario, Canada Independent Age: 68 Director since: 2013 Committees: Audit and EH&S

BACKGROUND

Mr. Shaw brings deep experience in capital markets and investing, as the former Chairman and CEO of a league-leading capital markets business at one of Canada’s major banks. From the initial perspective of the trading desk, he ultimately headed its global equity division, including both client-facing and proprietary trading functions. He continues to apply his experiences identifying emerging opportunities and appreciating the investor mindset, serving on multiple advisory boards in investment and wealth management.

He has served as a Director of NuVista Energy Ltd. since 2014, a Director of Manulife Bank of Canada, a private chartered bank, since 2012; a Director of Manulife Trust Company, a private trust company, since 2012; and a Director of Lakeview Mortgage Funding Inc., a private structured credit company, since 2016. Mr. Shaw served as Chairman and Chief Executive Officer of CIBC World Markets Inc. from 2005 to 2008.

Mr. Shaw is also a member of the Toronto Symphony Orchestra Board of Directors.

CURRENT

•  Director, NuVista Energy Ltd.

•  Director, Manulife Bank of Canada

•  Director, Manulife Trust Company

•  Director, Lakeview Mortgage Funding Inc.

•  Director, Toronto Symphony Orchestra

PREVIOUS

•  Chairman and CEO, CIBC World Markets Inc.

•  Director, Patheon Inc.

•  Director, PrairieSky Royalty Ltd.

EDUCATION

•  BComm, University of Alberta

•  MBA, University of Alberta

•  Chartered Financial Analyst

BRUCE G. WATERMAN
Calgary, Alberta, Canada Independent Age: 71 Director since: 2010 Committees: Audit*(4) and Reserves

BACKGROUND

Mr. Waterman, recognized as Canada’s Top CFO in 2008 by the Financial Executives Institute of Canada, has held various finance roles in a broad range of industries including agriculture, chemicals, fisheries, and forestry as well as oil and gas. His experience in financings, business development and commercial negotiations is similarly wide-ranging – with experience from China to Argentina as well as the U.S. and Canada. He has held executive leadership positions in exploration and production companies, agricultural business, and wholesale and retail operations. He also has experience with systems oversight, including cybersecurity risk management for a multi-country company with various lines of business.

Mr. Waterman sits on the advisory board of the Financial Executives Institute of Canada, an association that provides professional development, thought leadership and advocacy services for CPAs and other financial professionals. He has often acted as a lecturer at Canadian educational institutions on accounting theory and policy. Mr. Waterman holds a Bachelor of Commerce from Queen’s University and is a chartered professional accountant.

Mr. Waterman has also served as a director of Irving Oil Limited, a private oil and gas company, since 2012.

CURRENT

•  Director, Irving Oil Limited

•  Member, Advisory Board, Financial Executives Institute of Canada

PREVIOUS

•  Director, Prairie Storm Resources Corp.

•  EVP and CFO, Agrium Inc. (now known as Nutrien Ltd.)

•  VP and CFO, Talisman Energy Inc.

•  Trustee, Enbridge Commercial Trust

•  Director, Enbridge Income Fund Holdings Inc.

•  Director, PrairieSky Royalty Ltd.

•  Various positions in finance, accounting and business development with Amoco Corporation

•  Past Chair, Selection Committee for Canada’s CFO of the Year

EDUCATION

•  Hon. BComm, Queen’s University

•  Chartered Professional Accountant

•  Fellow, Chartered Professional Accountants

Notes:

(1)

Mr. Mayson was a director of Endurance Energy Ltd. from March 2012 until his resignation in December 2015. On May 30, 2016, Endurance obtained an Initial Order under the Companies’ Creditors Arrangement Act seeking a stay of proceedings and other relief. On July 4, 2017, FTI Consulting Canada Inc., Endurance’s court-appointed monitor, sought and obtained an order approving, among other things, a final distribution to Endurance’s lenders and a termination of bankruptcy proceedings.

20	●	Ovintiv Inc. / 2022 PROXY STATEMENT

(2)

On May 10, 2019, Cloud Peak Energy Inc. (“Cloud Peak”) and substantially all of its wholly owned domestic subsidiaries filed petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On December 5, 2019, Cloud Peak’s plan of reorganization was confirmed by the Bankruptcy Court and Mr. Nance ceased serving on its board of directors.

(3)

On August 19, 2020 Valaris plc filed for a Chapter 11 financial restructuring in the United States Bankruptcy Court for the Southern District of Texas. Valaris plc emerged from bankruptcy on May 1, 2021 and Ms. Nimocks ceased serving on its board of directors.

(4)

Subject to his re-election to the Board, Mr. Pita has been nominated to serve as Audit Committee Chair, effective as of this Annual Meeting. Subject to his re-election to the Board, Mr. Waterman will remain on the Audit and Reserves Committees.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	21

How the Board Operates

The Board is responsible for overseeing Ovintiv’s overall business and for stewarding our operations and strategic objectives in a manner consistent with shareholder interests.

Overview of Board Leadership Structure

Independent Chair of the Board

All of our directors are independent, with the exception of our CEO

Active engagement by all directors

All of the members of the Audit, CRG, EH&S, HRC and Reserves Committees are independent

The responsibilities of the Board are more fully described in the Board of Directors’ Mandate. The Board of Directors’ Mandate, as well as the mandates of each Board committee, are available on Ovintiv’s website at https://www.ovintiv.com/mandates-guidelines/.

Our Governance Best Practices

Declassified board with each director elected annually; no slate voting	Separation of Board Chair and CEO roles	No interlocking directorships with other reporting issuers

Chair of the Board, committee chairs and committee members are all independent	No dual-class shares	Prohibition on hedging or pledging for directors and executives

Majority voting for directors in uncontested elections	Executive incentive compensation clawback policy	Annual advisory vote on executive compensation

Executive sessions held by independent directors at regular Board and committee meetings	Business Code of Conduct and comprehensive ethics and compliance program	Proxy access

Evaluation of Board, committee and director performance periodically conducted by a third party	Stock ownership guidelines for executives and directors	Proactive shareholder engagement

Independent Chair of the Board

Our bylaws mandate the separation of the Chief Executive Officer (“CEO”) and the Chair of the Board (the “Board Chair”) roles. The Board Chair must be independent and is appointed by the Board based on a CRG Committee recommendation. The Board Chair is responsible for ensuring the effective functioning of the Board and serves as the primary liaison between independent directors and the CEO. In addition, the Board Chair serves as an Ex Officio member of the Board’s committees. In that capacity, the Board Chair may vote when necessary to achieve a quorum. General guidelines for the Board Chair, committee Chairs and CEO are available on our website at https://www.ovintiv.com/mandates-guidelines/.

Director Independence

Our Corporate Governance Guidelines require that the Board consist of a majority of independent directors. Apart from our CEO, all of our director nominees are independent. To determine whether a director is “independent,” the Board applies the following criteria:

•	the director must not have a disqualifying relationship, as specified by applicable securities laws and stock exchange rules; and
•	the director must not have a material relationship with Ovintiv directly, or as an officer, shareholder or partner of an organization that has a relationship with Ovintiv.

When determining director independence, the Board does not consider transactions: (i) involving less than $120,000; (ii) with entities for which a director or immediate family member served only as a director or trustee; and (iii) with entities in which a director’s or an immediate family member’s only interest is less than a 10% ownership interest.

22	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Risk Oversight

Our Board is responsible for risk oversight, including regular monitoring to ensure the efficacy of Ovintiv’s key risk management programs, control processes, and cybersecurity protocols. Board committees help discharge this responsibility by managing issues under their purview and reporting regularly to the full Board. The committees review policies and practices relevant to their assigned risk management areas and work closely with management to ensure key controls and processes are in place. The Board receives regular updates from its standing committees on individual categories of risk, and receives a report periodically from the Chair of the Audit Committee about oversight efforts and coordination.

Oversight of ESG

Oversight of ESG matters is a key component of the Board’s risk oversight function. The Board also offers guidance on Ovintiv’s ESG disclosure, including our Sustainability Report.

Three of the Board’s standing committees provide further oversight and guidance on different aspects of Ovintiv’s key ESG issues.

CRG Committee	EH&S Committee	HRC Committee
The CRG Committee actively assists the Board in refining and enhancing Ovintiv’s ESG governance framework. One of its key objectives is to ensure an integrated approach among the committees to support the full Board on ESG matters. It is also responsible for ensuring the company’s continuing commitment to good business conduct, including ESG issues and ethics.	The EH&S Committee targets its oversight on occupational health, safety, environment and security of personnel and physical assets. It has overall responsibility to review and report to the Board on climate-related issues and information, such as GHG emissions.

The HRC Committee’s mandate now expressly includes strategic oversight of social issues including diversity, equity and inclusion. It also oversees the company’s compensation program, monitoring for alignment with our strategic and business objectives, shareholder interests and compensation governance developments. This committee is also responsible for incorporating emissions-related targets tied to employee compensation.

Continuing ESG Education

In addition to providing oversight of ESG matters, the Board is committed to listening to shareholders’ and other key stakeholders’ input on sustainability and ESG issues.

Recently, the Board traveled to our operations in the Permian to interact first-hand with employees driving emissions advancement.

Recent field tour focused on emission reduction initiatives Board toured our Permian operations to see our industry leading performance first-hand	Ongoing learning opportunities supplement the Board’s knowledge Hands-on field experience and open dialogue with operations and field personnel	Board actively driving continued ESG progress Recently announced multiple new and industry leading ESG results and initiatives

Ovintiv Inc. / 2022 PROXY STATEMENT	●	23

Board Committees

Our Board currently has five committees, all comprised of independent directors. The Board may appoint special ad hoc committees from time to time for important matters.

AUDIT COMMITTEE

BRUCE G. WATERMAN (Chair)	Members: Meg A. Gentle Suzanne P. Nimocks George L. Pita Brian G. Shaw

The Audit Committee is responsible for oversight of Ovintiv’s internal financial control systems and Ovintiv’s internal and external auditors and provides corresponding recommendations to the Board. In addition, the Audit Committee is responsible for overseeing the company’s internal control environment, reviewing management’s identification of principal risks and monitoring the process for managing such risks. In carrying out its duties, the Audit Committee meets regularly in executive session (without management present) and with internal and external auditors.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of our Audit Committee satisfy these requirements. In addition, Ms. Gentle, Mr. Pita and Mr. Waterman are “audit committee financial experts” as defined by the rules of the United States (“U.S.”) Securities and Exchange Commission (“SEC”).

Subject to his re-election to the Board, Mr. Pita has been nominated to serve as Audit Committee Chair. Mr. Waterman will remain on the Audit Committee, subject to his re-election.

CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

SUZANNE P. NIMOCKS (Chair)	Members: Lee A. McIntire Thomas G. Ricks

The CRG Committee has primary stewardship over governance matters on behalf of the Board, evaluating emerging topics and ensuring continued good governance of the company, including with respect to ESG issues and ethics. The Committee helps the Board coordinate oversight of ESG issues and risks through an integrated approach of all the Board Committees’ responsibilities. The CRG Committee is also responsible for Board refreshment, identifying individuals qualified to become Board members and recommending to the Board proposed director nominees. The CRG Committee ensures the Board undertakes an annual Board evaluation process and periodically engages third parties to assist with this process, as it did in 2020.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

STEVEN W. NANCE (Chair)	Members: Lee A. McIntire Katherine L. Minyard Brian G. Shaw

The EH&S Committee assists the Board in fulfilling its oversight role with respect to occupational health, safety, environment and security of personnel and physical assets. The EH&S Committee has overall responsibility for reviewing and reporting to the Board on certain of Ovintiv’s ESG responsibilities related to environmental matters, including sustainability strategy and policy, risk identification and management, and environmental compliance.

24	●	Ovintiv Inc. / 2022 PROXY STATEMENT

HUMAN RESOURCES AND COMPENSATION COMMITTEE

THOMAS G. RICKS (Chair)	Members: Meg A. Gentle Howard J. Mayson Lee A. Mclntire

The HRC Committee is responsible for providing strategic oversight of human resource matters, including executive compensation and the social aspects of the company’s ESG responsibilities, including DE&I initiatives. As part of the design of the compensation program, the HRC Committee reviews and recommends performance metrics for the company’s annual bonus and long-term incentive (“LTI”) plans, performance goals and compensation for ELT members, and evaluates annual performance relative to such goals. In addition, the HRC Committee is responsible for reviewing and recommending director compensation for Board approval, reporting compliance under our stock ownership guidelines, and managing compensation-related risk.

Each of our HRC Committee members qualifies as a “Non-Employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and as an “outside director” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Tax Code”).

No HRC Committee member is a current or former officer or employee of Ovintiv or any of its subsidiaries, or has a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

RESERVES COMMITTEE

HOWARD J. MAYSON (Chair)	Members: Katherine L. Minyard Steven W. Nance George L. Pita Bruce G. Waterman

The Reserves Committee oversees our internal qualified reserves evaluators, as well as any independent qualified reserves evaluators or auditors retained to evaluate and audit management’s reserves reporting procedures and our oil and natural gas reserves and resources data. The Reserves Committee also reviews Ovintiv’s annual reserves estimates prior to public disclosure.

Evolving Committee Responsibilities

We recognize the increased expectations for more sustainable performance by our industry on the part of all stakeholders. To ensure our company remains positioned to effectively respond to these expectations, we regularly review our governance practices and structures. In addition to our ongoing Board refreshment process, we continue to be thoughtful about rotating committee membership and leadership in order to appropriately balance experience and continuity with fresh perspectives and viewpoints. Following the Annual Meeting, Mr. Pita will take over the role as Chair of the Audit Committee and Mr. Waterman will continue to serve as a member of the Audit Committee.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	25

How We Maintain an Effective Board

Board Assessment Process

The CRG Committee conducts an annual assessment to review the Board’s strengths and identify opportunities for improvement. This assessment provides feedback for both the Board as a whole and for each director individually.

Periodically, a third party will be engaged to assist with the assessment process. Following the assessment conducted in 2021, the Board Chair identified the following actions to support for continuous improvement.

Feedback from Assessment	Actions Informed by What We Learned

• Broaden Board diversity

Board refreshment is an ongoing process and the Board aims to enhance its diversity of skills, backgrounds and perspectives, as this diversity is foundational to thoughtful decision-making. The Board actively seeks diverse candidates for all key positions and has adopted a Diversity of Board Candidates Policy to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including female and racially or ethnically diverse candidates in each director search undertaken by the CRG Committee. The Board has added three new independent directors since 4Q20, further enhancing the gender, racial and/or ethnic diversity of our Board.

• Differentiate Ovintiv as an industry leader in ESG

The Board is committed to effective ESG stewardship. The Board ensures each element of “E”, “S” and “G” receives due attention and oversight from a Board committee.

In 2021, the company continued to align its ESG disclosure to SASB and TCFD, implemented a methane emissions reduction target that applied to all employee compensation, and has introduced a Scope 1 & 2 GHG emissions intensity reduction target that will also be tied to all employee compensation in 2022.

• Support innovation and digital readiness	The Board is committed to supporting the company in leveraging technology, artificial intelligence and big data to manage cybersecurity risks and support digital readiness.

• Build upon existing processes for human capital management and succession planning

At both the Board and executive levels, the Board will continue to build upon a proven track record of effective succession planning, with independent Board members working closely and intentionally with internal successors.

Director Orientation

The CRG Committee oversees new director orientation, as well as continuing education for existing directors. New directors are partnered with experienced Board members to facilitate their orientation, build rapport, and ensure timely engagement in Board activities. New directors participate in a series of introductory meetings with the Board Chair, committee chairs, the CEO and ELT and are provided with an overview of Ovintiv’s business and the role and expectations of the Board and its committees.

Director Continuing Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. To ensure continuing director education, Ovintiv:

Encourages and provides subscriptions to leading North American national director education associations;

Invites subject matter experts to Board and committee meetings to discuss emerging issues relevant to Ovintiv’s business and strategic objectives;

Provides detailed Board materials in advance of each meeting for pre-read and analysis; and

Hosts field visits for the Board to enhance focus on a key aspect of the business.

26	●	Ovintiv Inc. / 2022 PROXY STATEMENT

As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.

2021 Continuing Education Examples:
Permian EH&S Field Tour and Emissions Overview.
Multi-industry trade association updates were provided on key business, trade, health, geopolitical and other risks affecting both the oil and gas sector and the broader market.
Interactive session with guest presenters known as experts in their field of practice, offering insights on key aspects of ESG.
Interactive session with guest speaker from Sustainable Governance Partners LLC offering governance trends among major U.S. institutional investors.

Continuing education and seminars were conducted via the Institute of Corporate Directors (Canada), the National Association of Corporate Directors (U.S.), Financial Executives International, the Eurasia Group, the Canadian Public Accountability Board, Deloitte, Women Corporate Directors, and the Global Risk Institute.

“SEC/U.S. GAAP update” training was provided by PricewaterhouseCoopers LLP to the Audit Committee.
Regular presentation of market fundamentals, including commodity price outlooks, basis differentials, geopolitical and other macro environment considerations and risks.
Regular analysis and presentations from the HRC Committee’s independent compensation consultant on key executive compensation matters.
Presentation from external counsel on Board duties.

Director Attendance

In 2021, Ovintiv held five regularly scheduled Board meetings, three special meetings and 22 committee meetings. In aggregate, director attendance at Board and committee meetings in 2021 was 98.2%. All directors attended the 2021 annual meeting of shareholders.

Director attendance at Board and committee meetings for the year ended December 31, 2021 is summarized below.

	Board	Audit	CRG	EH&S	HRC	Reserves	Total
Peter A. Dea	8 of 8	–	–	–	–	–	8 of 8
Fred J. Fowler(1)	4 of 4	–	–	1 of 2	2 of 2	–	7 of 8
Meg A. Gentle	8 of 8	5 of 5	–	–	5 of 5	–	18 of 18
Howard J. Mayson	8 of 8	–	–	–	5 of 5	3 of 3	16 of 16
Brendan M. McCracken(2)	2 of 2	–	–	–	–	–	2 of 2
Lee A. McIntire	8 of 8	–	6 of 6	3 of 3	5 of 5	–	22 of 22
Margaret A. McKenzie(1)	4 of 4	2 of 2	–	–	2 of 2	–	8 of 8
Katherine L. Minyard(3)	5 of 5		–	2 of 2	–	2 of 2	9 of 9
Steven W. Nance	7 of 8	–	–	3 of 3	–	2 of 3	12 of 14
Suzanne P. Nimocks	8 of 8	5 of 5	6 of 6	–	–	–	19 of 19
George L. Pita(4)	3 of 3	3 of 3	–	–	–	1 of 1	7 of 7
Thomas G. Ricks	8 of 8	–	6 of 6	–	5 of 5	–	19 of 19
Brian G. Shaw	8 of 8	5 of 5	–	3 of 3	–	–	16 of 16
Douglas J. Suttles(5)	6 of 6	–	–	–	–	–	6 of 6
Bruce G. Waterman	8 of 8	5 of 5	–	–	–	3 of 3	16 of 16

Notes:

(1)	Ms. McKenzie and Mr. Fowler did not stand for re-election at the 2021 Annual Shareholders Meeting.
(2)	Mr. McCracken was appointed to the Board effective August 1, 2021.
(3)	Ms. Minyard was appointed to the Board effective March 3, 2021.
(4)	Mr. Pita was appointed to the Board effective July 1, 2021.
(5)	Mr. Suttles retired effective July 31, 2021.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	27

Executive Sessions

Independent directors of the Board meet without the presence of management during executive session at regularly scheduled Board meetings.

Engagement with Management

Directors interact regularly with the ELT and key personnel on an informal basis. In conjunction with Board meetings, receptions are frequently held with a cross-section of employees who have been identified for the company’s leadership development program or who have contributed to significant corporate initiatives. This informal interaction allows Board members to learn more about company operations and culture and provides insights to the leaders of tomorrow.

Human Capital Management

Succession Planning

The Board and ELT work together on a robust executive succession planning effort that assesses the competencies, experience, leadership capabilities and development opportunities of each potential candidate. In 2021, Brendan McCracken was promoted to Chief Executive Officer, after holding several diverse senior leadership positions at Ovintiv. The Board retained Heidrick & Struggles to do a market scan of external candidates and Mr. McCracken’s promotion to Chief Executive Officer is an example of the Board and ELT’s robust succession planning. In addition, approximately eight individuals from across the company are selected annually for in-depth leadership development utilizing the services of a third-party organizational development service, assigned an executive mentor and coached through on-the-job opportunities. The progress of participants through the program and in the years after are stewarded by the ELT and overseen by the HRC Committee. Four members of our ELT, including Mr. McCracken, have participated in this program.

Diversity, Equity and Inclusion

We value diversity at all levels of the organization and intentionally work to increase the diversity of our team. By participating in programs that provide science, technology, engineering, mathematics and other opportunities to junior high and high school students, we believe we can foster the diversity of our future employee pool and contribute to the building blocks that will advance and strengthen our industry over time.

Our human resources team hosts a cross-functional working group to explore and address employee and talent pipeline diversity challenges, including diversity in field, technical and trade positions. This group develops recommendations for how Ovintiv can create a more diverse and inclusive workplace. In addition, the company supports an employee-led organization called LINK – Leveraging Inclusion, Networking and Knowledge, which evolved from a gender-focused diversity group to one of broader inclusion.

In addition to LINK, the company facilitates professional development opportunities for women and other minority groups through targeted succession planning, unconscious bias training and other employee development and mentoring programs. The Board actively monitors best practices and corporate governance developments relating to DE&I. In 2020, this process led to the adoption of a Diversity of Board Candidates Policy to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including gender and racially or ethnically diverse candidates in each director search undertaken by the committee.

Ovintiv also has a long history of female leadership. Three of our executive officers reporting to the CEO are women and since 2013, at least two of our Board members have been women. This year, four of our director nominees are either gender or ethnically/racially diverse.

28	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Our Leadership Diversity

Policies and Standards

Majority Voting

Ovintiv’s bylaws provide for majority voting in uncontested elections of directors. In any such election, if a director nominee receives a greater number of “against” than “for” votes, then he or she must tender his or her resignation to the Board. The CRG Committee will then make a recommendation as to such resignation to the Board, which will act on the CRG Committee’s recommendation within 90 days after certification of the election results. A director whose resignation is being considered cannot participate in Board or CRG Committee deliberations on the matter.

Business Code of Conduct

Ovintiv’s Business Code of Conduct (the “Code”) and other corporate governance policies and practices apply to its directors, officers, employees and contractors. The Code outlines expectations regarding ethical business conduct, legal and regulatory compliance, details how to report suspected or actual wrongdoing, and expressly prohibits retaliation for “good-faith” reporting. All employees must recommit to the Code and its related policies annually. Training on the Code and key compliance issues are provided at all levels of the organization.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	29

Our Integrity Hotline

•

Our 24-7 Integrity Hotline facilitates anonymous reporting of potential Code violations. Hotline reports are received by an external third party and directed to Ovintiv’s Ethics and Compliance Team for handling.

•

Management reports to the CRG Committee on Hotline complaints and formal investigations. Concerns involving internal accounting control, auditing, or other financial irregularities are reported to the Audit Committee. Material investigations are directly reported to the full Board.

Any waiver of the Code in respect to an officer or director must be approved by the Board and promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and Ovintiv has never been required to make a public filing regarding a departure from the Code.

Annual Commitment

Each year, employees formally commit to follow the Code, acknowledging their understanding of and compliance with its key policies. 100% of employees recommitted to the Code in 2021.

A copy of the Code is available on our website at www.ovintiv.com.

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors (“Covered Persons”) are subject to our Securities Trading and Insider Reporting Policy. This policy prohibits insider trading, establishes guidelines for regular blackout periods related to financial reporting, and outlines trading restrictions and reporting obligations applicable to directors and certain officers. The policy also expressly prohibits Covered Persons from:

•

purchasing financial instruments that allow a Covered Person to own Ovintiv securities without the full financial risks of ownership (i.e. hedging), including by selling a “call option” or purchasing a “put option”;

•	selling Ovintiv securities they do not own, have not fully paid for, or have no right to own (i.e. a “short sale”);

•	holding Ovintiv securities in a margin account or otherwise pledging Ovintiv securities as collateral for a loan;

•

entering into equity monetization transactions involving any Ovintiv securities which (i) have not yet vested or (ii) constitute all or part of such Covered Person’s requirements (if any) under Ovintiv’s minimum share ownership guidelines; and

•	entering into brokerage arrangements that might result in a sale at a time when they are not permitted to trade.

Related Person Transactions

Ovintiv has written procedures in place for reviewing related person transactions as defined under Item 404 of Regulation S-K (each, a “Related Person Transaction”). In general, the company will only enter into or ratify a Related Person Transaction when the Board, acting through the CRG Committee, determines that such Related Person Transaction is reasonable and fair to the company. When determining whether a Related Person Transaction is reasonable and fair to the company, the CRG Committee considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the company’s Chief Financial Officer. In addition, any Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the company’s outstanding common stock must be submitted to the Audit Committee for approval. Ongoing Related Person Transactions are reviewed annually for reasonableness and fairness to the company or as changes to such arrangements are made.

There are no reportable Related Person Transactions under Item 404 of Regulation S-K.

Other Board Memberships and Interlocks

Several of our director nominees are also directors of other public companies. The Board does not impose express limits on the number of other public company boards on which our directors may serve. However, the Board Chair regularly discusses expectations and time commitments associated with Board membership with prospective candidates and incumbent directors.

The Board does not have a formal policy on interlocking directorships. No two director nominees sit on the same board of directors of any other reporting issuer, and no nominee sits on the board of a company that has an executive serving on the Board. None of Ovintiv’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or HRC Committee during 2021.

30	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Our Director Compensation Program

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation, benefits, or other perquisites from Ovintiv. Mr. McCracken receives no compensation from Ovintiv in his capacity as a director. Director compensation is 75% equity based and at the director’s election, the remaining 25% may be taken in Deferred Share Units (“DSU”) or cash.

Directors received annual compensation in the amounts shown below.

Annual Retainer	$USD
Chair of the Board	$400,000
Board Member	$225,000
Audit Committee Chair	$20,000
HRC Committee Chair	$15,000
Other Committee Chairs	$10,000

Elements of Director Compensation

Compensation Element	Weighting	Description

Director Restricted Share Units (“Director RSUs”) under the Restricted Share Unit Plan for Directors of Ovintiv Inc.	75%

•  Granted annually

•  Settled on the earlier of three years from the grant date or retirement from the Board

•  Commencing 2022, Equity settled immediately under the Omnibus Incentive Plan

•  Commencing in 2022, Director RSUs will make up 69% of Director Compensation

Cash or DSUs(1)	25%	• Paid or granted in quarterly installments • Pro-rated for periods of partial service • Commencing in 2022, Cash or DSUs will make up 31% of Director Compensation

Note:

(1)	At the director’s election, can be settled as either cash or DSUs under the Deferred Share Unit Plan for Directors of Ovintiv Inc. (“Director DSU Plan”).

In 2021, directors received Director RSU grants in the amounts shown below.

Name	2021 Director RSU Grants(1)
Peter A. Dea	13,153
Meg A. Gentle	7,399
Howard J. Mayson	7,727
Lee A. McIntire	7,399
Steven W. Nance	7,727
Suzanne P. Nimocks	7,727
Thomas G. Ricks	7,892
Brian G. Shaw	7,368
Bruce G. Waterman	8,023
Katherine L. Minyard(2)	6,991
George L. Pita(3)	2,616
Fred J. Fowler	7,399
Margaret A. McKenzie	7,368

Notes:

(1)

Director RSUs were granted based on the five-day value-weighted average price (“VWAP”) of shares of the company on the New York Stock Exchange (“NYSE”) or the Toronto Stock Exchange (“TSX”) immediately prior to the February 26, 2021 grant date (US$22.81, CA$28.82).

(2)	Received a pro-rated annual grant based on the five-day VWAP of shares of the company on the NYSE immediately prior to the March 4, 2021 grant date (US$24.14).
(3)	Received a pro-rated annual grant based on the five-day VWAP of shares of the company on the NYSE immediately prior to the July 1, 2021 grant date (US$32.26).

Director RSUs granted under the terms of the Omnibus Incentive Plan are currently settled in shares.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	31

2021 Director Compensation Table

Annual compensation of directors for the year ended December 31, 2021, is summarized in the following table.

Name	Fees Earned(1) ($)	75% Share Based Awards ($)	25% Cash/DSU ($)	All Other Compensation(2)(3) ($)	Total ($)

Peter A. Dea(4)	400,000	300,000	100,000	390	400,390

Meg A. Gentle(4)	225,000	168,750	56,250	390	225,390

Howard J. Mayson	235,000	176,250	58,750	390	235,390

Brendan M. McCracken(5)	–	–	–	–	–

Lee A. McIntire	225,000	168,750	56,250	285	225,285

Katherine L. Minyard	215,313	168,750	46,563	292	215,605

Steven W. Nance	235,000	176,250	58,750	390	235,390

Suzanne P. Nimocks	235,000	176,250	58,750	390	235,390

George L. Pita	112,500	84,375	28,125	195	112,695

Thomas G. Ricks	240,000	180,000	60,000	390	240,390

Brian G. Shaw(4)	225,000	168,750	56,250	390	225,390

Bruce G. Waterman(4)	245,000	183,750	61,250	390	245,390

Fred J. Fowler(6)	187,140	168,750	18,390	92	187,232

Margaret A. McKenzie(6)	187,140	168,750	18,390	130	187,270

Douglas J. Suttles(7)	–	–	–	–	–

Notes:

(1)	Fees earned include annual Board and Committee retainers.
(2)	Represents cost of company-provided life insurance coverage.
(3)

Amounts originally paid in Canadian dollars converted to U.S. dollars using exchange rate of C$1.00 = US$0.798, the average exchange rate for 2021, based on the daily buying rate published by the Bank of Canada.

(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)	Mr. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 37 for information on Mr. McCracken’ 2021 executive compensation.
(6)	Mr. Fowler and Ms. McKenzie did not stand for re-election at Ovintiv’s 2021 Annual Shareholder Meeting.
(7)	Mr. Suttles received no compensation in his capacity as a director. He retired as a director and CEO on August 1, 2021.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until the holder retires from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a share of Ovintiv common stock.

Retiring directors may redeem DSUs all at once or in stages, provided they do so prior to December 15 of the year following their departure from the Board. Directors are credited with dividend-equivalent DSUs whenever a dividend is paid on shares of Ovintiv common stock.

Director Share Ownership Guidelines

To ensure alignment with shareholders, independent directors must maintain an ownership stake in Ovintiv. Each independent director is required to purchase shares of Ovintiv common stock or hold DSUs or Director RSUs with an aggregate value of at least five times the director’s annual cash compensation within five years of the later of (i) the director’s appointment to the Board and (ii) January 1, 2022. Shares of Ovintiv common stock held directly or beneficially through a nominee, DSUs, and Director RSUs all count towards the guidelines.

Guideline compliance is evaluated annually. If a director falls into non-compliance solely due to a share price decline, we permit a grace period of one year to restore compliance. All of our directors either meet the ownership guidelines or are on track to meet the ownership guidelines within the five years from appointment as is required under our guidelines.

32	●	Ovintiv Inc. / 2022 PROXY STATEMENT

2022 Director Compensation Structure

In October 2021, the Board approved changes to our director compensation structure effective January 1, 2022. These changes were made to align our structure with feedback received from shareholders and maintain market competitiveness.

For 2022, the Board approved a new director compensation structure, intended to enhance shareholder alignment and reflect current market practices. Under the new structure,

directors will receive annual compensation of $290,000 consisting of $90,000 in cash (or at the Director’s discretion, DSUs) and $200,000 in RSUs. The Board Chairman will receive annual compensation of $465,000, consisting of $133,750 in cash (or at the Chairman’s discretion, DSUs) and $331,250 in RSUs.

Committee Chairs will receive an additional cash retainer (or at each Committee Chair’s discretion, DSUs):

Audit Committee Chair:	$20,000
Human Resources and Compensation Committee Chair:	$15,000
Corporate Responsibility and Governance Committee Chair:	$15,000
Environmental, Health and Safety Committee Chair:	$10,000
Reserves Committee Chair:	$10,000

To enhance shareholder alignment, Director share ownership requirements will change to five (5) times annual cash compensation. The share ownership requirement must be achieved within five (5) years of the later of (i) appointment to the Board and (ii) January 1, 2022.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	33

Securities Ownership

Securities Ownership of Officers and Directors

The following table provides information with respect to the ownership of securities by each director, each NEO named in the Summary Compensation Table on page 50, and the directors and executive officers as a group, all as of February 28, 2022. Unless otherwise noted, voting power and investment power are exercisable solely by the named person, and no shares of Ovintiv common stock were pledged as security by such person. As of February 28, 2022, all of the company’s directors and officers meet, or are on track to meet, the ownership guidelines within the required period.

Name of Beneficial Owner	Aggregate Number of Shares and Stock Options Beneficially Owned(1)		RSUs, PSUs, and Stock Options(2)		Total Ownership	Percentage of Outstanding Shares of Common Stock

Corey D. Code	86,568		179,948		266,516	*

Peter A. Dea	15,850		39,997		55,847	*

Meg A. Gentle	–		8,007		8,007	*

Greg D. Givens	94,224		148,936		243,160	*

Howard J. Mayson	26,604		22,911		49,515	*

Brendan M. McCracken	79,540		315,046		394,586	*

Lee A. McIntire	20,767		21,937		42,704	*

Katherine L. Minyard	11,000		7,098		18,098	*

Steven W. Nance	21,613		22,270		43,883	*

Suzanne P. Nimocks	17,522		23,232		40,754	*

George L. Pita	–		2,638		2,638	*

Thomas G. Ricks	212,415		22,438		234,853	*

Brian G. Shaw	23,736		21,678		45,414	*

Bruce G. Waterman	112,302		23,604		135,906	*

Renee Zemljak	108,651		141,122		249,773	*

All Directors and executive officers as a group	867,155	(3)	1,106,731	(4)	1,973,886	0.76%

Notes:

*	Less than 1% of issued and outstanding shares of Ovintiv common stock as of February 28, 2022.
(1)

The amounts set forth in this column represent, in respect of each applicable director and officer, the sum of: (i) the number of shares of Ovintiv common stock in respect of which such director or officer had sole or shared voting or investment power as of February 28, 2022; and (ii) the number of shares of Ovintiv common stock that may be received by such director or officer upon the exercise of “in-the-money” stock options, RSUs or PSUs held by such director or officer that are exercisable on or before April 28, 2022, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on February 28, 2022 (US$45.85) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on February 28, 2022 (C$57.97) for Canada-based directors and officers.

(2)

The amounts set forth in this column represent, in respect of each applicable director and officer, the number of shares of Ovintiv common stock that would be received by each applicable director or officer upon the stock-settlement of the RSUs, PSUs and stock options, as applicable, held by each such director or officer pursuant to the Omnibus Incentive Plan with a vesting date after April 28, 2022, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on February 28, 2022 (US$45.85) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on February 28, 2022 (C$57.97) for Canada-based directors and officers. For the purposes of this calculation, PSUs are valued at target level, however the actual number of shares of Ovintiv common stock deliverable based on actual performance may equal up to 200% of the target level. The RSUs, PSUs and stock options granted to the listed directors and officers pursuant to the Omnibus Incentive Plan may be settled in cash or in shares of Ovintiv common stock, as determined by the HRC Committee in its sole discretion. Because such awards will not vest on or before April 28, 2022, the shares of Ovintiv common stock associated with such awards are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(3)	Shares of Ovintiv common stock beneficially owned by unlisted executive officer Rachel M. Moore (36,365) are included in this total.
(4)

The number of shares of Ovintiv common stock that would be received by unlisted executive officer Rachel M. Moore (105,867) in the circumstances described in footnote (2) above are included in this total.

Delinquent Section 16(a) Reports

On March 9, 2022, Form 4s were filed on behalf of certain members of our Board and ELT which included the late reporting of the acquisition of certain dividend equivalent RSUs and/or DSUs in lieu of the receipt of dividends paid, in accordance with the Omnibus Incentive Plan, on RSUs and/or DSUs previously awarded to such individuals. These acquisitions occurred quarterly between March 30, 2020 and December 31, 2021, and specifically included the following transactions, each of which should have been reported on a Form 4: 8 transactions, by Mr. Code; 8 transactions by Mr. Dea; 4 transactions by Ms. Gentle; 8 transactions by Mr. Givens; 8 transactions by Mr. Mayson; 8 transactions by Mr. McCracken; 8 transactions by Mr. McIntire, 4 transactions by Ms. Minyard; 7 transactions by Ms. Moore; 8 transactions by Mr. Nance; 8 transactions by Ms. Nimocks; 2 transactions by Mr. Pita; 8 transactions by Mr. Ricks; 8 transactions by Mr. Shaw; 8 transactions by Mr. Waterman; and 8 transactions by Ms. Zemljak. In addition, Ms. Moore’s Form 4 included the late reporting of a previously undisclosed disposition from July 1, 2021 in which certain of her RSUs vested and were cash settled.

34	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Outstanding Equity Awards Held by Directors at Fiscal Year End

The following table shows DSUs and Director RSUs directly or indirectly held, controlled, or directed by the individual directors as of December 31, 2021.

Director	DSUs (#) and Market or Payout Value(1)	Director RSUs (#) and Market or Payout Value(2)

Peter A. Dea	42,907 ($1,454,189)	45,411 ($1,530,351)

Meg A. Gentle	1,884 ($63,491)	8,007 ($269,836)

Howard J. Mayson	8,987 ($304,722)	28,325 ($954,553)

Brendan M. McCracken(3)	–	–

Lee A. McIntire	24,132 ($818,244)	27,121 ($913,978)

Katherine L. Minyard		7,098 ($239,203)

Steven W. Nance		27,454 ($930,883)

Suzanne P. Nimocks	20,384 ($691,161)	28,761 ($969,246)

George L. Pita		2,638 ($88,901)

Thomas G. Ricks		27,622 ($930,861)

Brian G. Shaw	29,479 ($999,545)	26,871 ($911,116)

Bruce G. Waterman	42,280 ($1,433,589)	29,259 ($992,086)

Notes:

(1)

“Market or Payout Value” represents the value of vested DSUs not paid out or distributed and is determined by multiplying the number of DSUs held by each director as of December 31, 2021 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2021 (US$33.70 or C$42.56). Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).

(2)

“Market or Payout Value” represents the value of vested RSUs not paid out or distributed and is determined by multiplying the number of RSUs held by each director as of December 31, 2021 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2021 (US$33.70 or C$42.56).

(3)	Mr. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 37 for information on Mr. McCracken’s 2021 executive compensation.

Principal Shareholders

The table below provides the number of shares of Ovintiv common stock held by persons known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock, as of the date of such shareholders’ Schedule 13G filings with the SEC.

Name and Address		Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

1	The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	27,407,355	10%

2	BlackRock Institutional Trust Company, N.A.(2) 55 East 52nd Street, New York, NY 10055	23,594,232	9%

3	Dodge & Cox(3) 555 California Street, 40th Floor, San Francisco, CA 94104	21,828,737	8%

Notes:

(1)	Information based upon a Schedule 13G/A filing on February 9, 2022, under Ovintiv’s profile available at www.sec.gov.
(2)	Information based upon a Schedule 13G/A filing on February 8, 2022, under Ovintiv’s profile available at www.sec.gov.
(3)	Information based upon a Schedule 13G/A filing on February 14, 2022, under Ovintiv’s profile available at www.sec.gov.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	35

Item 2.    Advisory Vote to Approve Compensation of Named Executive Officers

WHAT ARE YOU VOTING ON?

You are voting on a proposal to approve the compensation of Ovintiv’s NEOs on a non-binding, advisory basis.

BOARD VOTING RECOMMENDATION

The Board recommends you vote FOR this proposal.

At the company’s 2018 annual meeting, shareholders voted on a non-binding, advisory basis to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that Ovintiv’s shareholders approve, on an advisory basis, the compensation of Ovintiv’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

When considering Ovintiv’s approach to executive compensation, the Board takes the advisory vote into account together with other shareholder feedback, the advice of its independent consultant, FW Cook, and best practices in compensation governance.

Through consultation with our shareholders and key advisors, the HRC Committee has worked diligently to develop an executive compensation program that attracts and retains top talent and encourages sustainable performance. The Board believes Ovintiv’s approach to executive compensation is balanced and effectively aligns the compensation of our executive officers with the long-term interests of our shareholders.

Vote Required for Approval

To be approved, the advisory resolution on the compensation of the NEOs requires the support of a majority of votes cast at the Meeting. Abstentions are counted as votes “against” and broker non-votes have no effect on the voting with respect to this Item 2.

36	●	Ovintiv Inc. / 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Board has overseen the strategic evolution of Ovintiv and continues to drive long-term value creation for our shareholders. Consistent with that objective, the HRC Committee has developed a compensation program that delivers compensation commensurate with short- and long-term performance against key strategic goals

This Compensation Discussion and Analysis (“CD&A”):

•	IDENTIFIES the company’s named executive officers for 2021;

•	DESCRIBES Ovintiv’s key compensation principles and approach to compensation governance;

•	EXPLAINS each component of Ovintiv’s executive compensation program; and

•	OUTLINES 2021 performance and compensation realized by the company’s NEOs based on that performance.

Named Executive Officers

This CD&A describes our compensation practices and the compensation awarded or paid to each of our NEOs during the last completed fiscal year. For the year ended December 31, 2021, the company’s NEOs consisted of the following:

Name	Title	Age	NEO Since	Business Experience (Past Five Years)
Brendan McCracken	President & Chief Executive Officer	46	2020

Mr. McCracken was appointed President of the company in 2020. Mr. McCracken joined one of Ovintiv’s predecessor companies in 1997 and assumed a variety of leadership roles, including recent appointments as Executive Vice-President, Corporate Development & External Affairs in 2019 and Vice-President & General Manager of Canadian Operations in 2017.

Corey Code	Executive Vice-President & Chief Financial Officer	47	2019

Mr. Code was appointed Executive Vice-President & Chief Financial Officer of the company in 2019. Mr. Code joined one of Ovintiv’s predecessor companies in 1999 and assumed a variety of leadership roles, including recent appointments as Vice-President, Investor Relations and Strategy in 2018 and Vice-President, Investor Relations in 2017.

Greg Givens	Executive Vice-President & Chief Operating Officer	49	2020

Mr. Givens was appointed Executive Vice-President & Chief Operating Officer of the company in 2019. Mr. Givens joined the company in 2018 as Vice-President and General Manager of Texas Operations. Prior to joining the company, Mr. Givens was Vice-President Eagle Ford of EP Energy (a public oil and gas company) from 2012 to 2017.

Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals	56	2014

Ms. Zemljak was appointed Executive Vice-President, Midstream, Marketing & Fundamentals of the company in 2009. Ms. Zemljak joined one of Ovintiv’s predecessor companies in 2000 and assumed a variety of leadership roles, including her previous position as Vice-President of USA Marketing in 2002.

Joanne Cox	Executive Vice-President, General Counsel & Corporate Secretary	55	2015

Ms. Cox joined the company in 2015 as Executive Vice-President and General Counsel. Ms. Cox retired from Ovintiv effective January 1, 2022, after spending seven years as General Counsel & Corporate Secretary. She was responsible for the overall legal affairs of the company and oversaw the company’s corporate compliance program.

Doug Suttles	Former Chief Executive Officer	60	2013	Mr. Suttles retired from Ovintiv effective July 31, 2021, after spending 8 years as Chief Executive Officer.

BRENDAN McCRACKEN	COREY CODE	GREG GIVENS	RENEE ZEMLJAK	JOANNE COX
President & Chief Executive Officer	Executive Vice-President & Chief Financial Officer	Executive Vice-President & Chief Operating Officer	Executive Vice-President, Midstream, Marketing & Fundamentals	Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc. / 2022 PROXY STATEMENT	●	37

2021 Compensation Program Changes

The HRC Committee approved the following changes to our 2021 compensation program to strengthen the alignment of executive compensation with company performance and shareholder experience and expectations. These changes are a result of Board engagement with shareholders and reflect the Board’s compensation consultant’s review of pay practices and programs across a broad range of industries.

Annual Bonus Changes

Emissions metric included in the Company Scorecard tied to compensation for all employees.

Key financial metrics are prioritized in the 2021 Company Scorecard, including Debt Reduction, Free Cash Flow†, Capital Efficiency and Total Costs†.

Reduced EH&S Scorecard Modifier from +/- 20% to +/-10%.

Approved rigorous 2021 payout curves, which make above target payouts more difficult to obtain.
Long-Term Incentive Changes

Added both the S&P 400 and SPDR S&P Oil & Gas Exploration & Production ETF (XOP) indices to our PSU Performance Peer Group, to measure our performance against the general industry and a larger group of E&P peers.

Starting in 2021, and resulting from direct shareholder feedback, all eligible LTI awards were settled in shares, creating stronger alignment to market practice and increasing employee share ownership.

Compensation Key Principles

Key Principle	Application to Executive Compensation

Alignment with shareholders	Compensation consists largely of at risk, performance-based LTI awards tied to critical performance goals needed to achieve long-term, sustainable value for our shareholders

Metrics are rigorously set to tie to key deliverables aligned with the company’s annual and long-term objectives

Pay for performance	88% of total direct compensation for our CEO and 79% of total direct compensation for our other NEOs is tied to Ovintiv’s financial, operational and total shareholder return (“TSR”) results

Annual bonus is determined by execution of financial and other key measures approved by the Board and contained in our Company Scorecard

The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our PSU program that align with the delivery of our strategic direction

Market-competitive pay	Compensation is designed around median target performance measured against our Compensation Peer Group (as defined on page 45 of this Proxy Statement)

Sound risk management	The HRC Committee is made up of independent directors and retains an independent compensation consultant

We conduct annual risk assessments of our executive compensation programs and reflect governance best practices

Realized Compensation

Ovintiv’ objective is to deliver superior long-term performance for shareholders. Stock performance is one of many factors in determining compensation for our executives. The realized compensation reflects the intended design of the compensation program.

38	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Components of Our Executive Compensation Program

Executive compensation at Ovintiv is market-competitive and aligns pay with performance. Base salary and target short- and long-term pay levels are determined based on comparisons to a carefully selected group of industry peers. Our compensation program is summarized below.

	Element	Form of Award	Period	Program Components
Fixed	Base Salary (page 40)	Cash	One year	Determined by applying multiple factors including:
• Scope of responsibilities
• Experience
• Performance
• Market data from our Compensation Peer Group (as defined on page 45 of this Proxy Statement)
At risk	Annual Bonus (page 42)	Cash, with an option to defer 25% or 50% into Deferred Share Units (“DSUs”)	One year	• Performance-based
• Company Scorecard measures • Performance relative to Board-approved metrics and goals (described on page 44 of this Proxy Statement)
• Annual bonus payouts to our ELT, including our NEOs, are based entirely on Company Score
	Long-Term Incentives (“LTI”) (page 43)	Restricted Share Units (“RSUs”)	Grants vest annually in equal thirds.	• Promotes retention
• Realized value based on stock price performance
• RSUs granted under the company’s Omnibus Incentive Plan are currently settled in stock
		Performance Share Units (“PSUs”)	“Cliff vest” after three years, generally subject to continued employment through the vesting date.	• Performance-based
• Realized value determined by our TSR performance relative to our PSU Performance Peer Group (described on page 46), as well as achievement of key strategic financial measures
• Maximum payout of 200% of target, but capped at 100% for negative absolute TSR
• PSUs granted under the company’s Omnibus Incentive Plan are settled in stock

Ovintiv Inc. / 2022 PROXY STATEMENT	●	39

2021 Compensation Program

Base Salary

Base salaries for the CEO and the other continuing NEOs are determined using market data from our Compensation Peer Group (as defined on page 45 of this Proxy Statement) and are reviewed every year at the HRC Committee’s February meeting. Base salary levels are set taking into account the market median, with adjustments to account for factors such as an individual’s time in role, experience level and expertise. In 2021, Mr. McCracken received a base salary increase tied to his appointment as Chief Executive Officer. Messrs. Code and Givens also received base salary increases tied to total compensation positioning within the market.

The table below shows the 2021 year-end base salary for each NEO.

NEO	Position	Base Salary(1)
Brendan McCracken	President & Chief Executive Officer	1,000,000
Corey Code	Executive Vice-President & Chief Financial Officer	399,000
Greg Givens	Executive Vice-President & Chief Operating Officer	525,000
Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals	490,000
Joanne Cox	Executive Vice-President, General Counsel and Corporate	319,200
Doug Suttles	Former Chief Executive Officer	1,350,000

Note:

(1)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).

Annual Bonus

All employees participate in our annual bonus plan, which provides an opportunity to earn a cash award based on performance against a combination of company metrics and individual objectives for the year. The annual bonus is designed to motivate employees to pursue our key business performance metrics. In setting the targets and ranges for each metric, we employ stress tests to ensure that there is appropriate alignment between performance and payouts.

The portion of the annual bonus tied to company performance versus individual performance varies by job level. For NEOs, a company score is calculated at the end of the year based on Ovintiv’s performance against the metrics set out in the Company Scorecard (the “Company Score”). The Company Score provides the baseline payout percentage for annual bonuses. The Board can then adjust this percentage up or down for EH&S performance within a predetermined range of no more than 10%. EH&S performance is measured against its own rigorous scorecard (described on page 41 of this Proxy Statement). Additionally, the Board can exercise both up or down (within a range of -25% to +25%), to reflect unforeseen circumstances that occurred in the year.

Company Scorecard Metrics and Performance

The following metrics were selected in 2021 for our Company Scorecard. These metrics align with the key components of our strategic plan and serve as the building blocks of strong financial returns for shareholders.

Scorecard Metric(1)	Key Goals
Debt Reduction	• Achieve debt reduction of $1,631 million
Free Cash Flow(2)	• Achieve free cash flow of $849 million
Capital Efficiency(3)	• Achieve capital efficiency of $13,100/BOE/d
Total Costs(4)	• Achieve total costs of $2,326 million
Total Production	• Achieve annual Oil & C5+ production of 191 Mbbls/d
Methane Intensity	• Achieve methane intensity of <0.11 (metric tons CH4/Mboe)

Notes:

(1)	Performance targets updated annually to reflect changes in priorities given the macro environment.
(2)	Free Cash Flow is defined as non-GAAP cash flow in excess of capital expenditures, excluding cash settled and capitalized long-term incentive costs.
(3)	Capital Efficiency is defined as capital invested per barrel of oil equivalent per day (“BOE/d”). For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.
(4)

Total Costs is defined as the summation of upstream transportation and processing expense, upstream operating expense, administrative expense and capitalized indirect costs, excluding the impact of long-term incentive, restructuring and legal costs, and current expected credit losses.

40	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Our HRC Committee rigorously tested multiple scenarios to determine the appropriate threshold, target and maximum payout for each goal. Considerations included benchmark and geographical pricing sensitivities, operational efficiency, results of scenario analysis, funding and corporate financial statement implications and comparison to peer companies and industry trends.

The threshold, target and maximum ranges shown below reflect the Company Scorecard as approved in February 2021.

2021 COMPANY SCORECARD(1)

Note:

(1)	Scorecard targets based on 2021 Budget and adjusted for Eagle Ford and Duvernay sales approved in February 2021.

EH&S Scorecard Metrics and Performance

EH&S SCORECARD

EH&S Metric	Formula	2020 Results	2021 Target	2021 Results	Comments
Total Recordable Injury Frequency (“TRIF”)	Recordable Injuries X 200,000 divided by Total Exposure Hours	0.19	0.18	0.15	TRIF down 71% since 2013, driven by Ovintiv’s core “Life Saving Rules.”
Spill Intensity	Produced Liquid Spilled (bbls) divided by Total Produced Liquid (mbbls)	0.039	0.035	0.031

Spills have the American Exploration and Production Council (“AXPC”) definition of gross volumes of crude oil, condensate and/or produced water spilled that are greater than or equal to 1 bbl outside of impermeable secondary containment. Ovintiv achieved a 20% reduction in spill intensity vs. 2020, and 29% vs. 2019.

Flaring & Venting	Regulatory reported gross flared and vented volumes divided by gross gas production (mmcf/mmcf)	0.66%	< 0.60%	0.39%

Ovintiv achieved full alignment with the World Bank Zero Routine Flaring by 2030 initiative, nine years ahead of the World Bank’s target. Ovintiv achieved a 41% reduction in F&V % vs. 2020 and 65% reduction vs. 2019.

Methane Intensity	Metric tons CH4 emitted divided by gross annual production (MBoe)	0.10	< 0.11	0.07	Ovintiv achieved Methane Intensity target four years ahead of schedule. Ovintiv achieved a 30% reduction in methane intensity vs. 2020 and a 53% reduction vs. 2019.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	41

SAFETY: A FOUNDATIONAL VALUE

Safety is more than a priority – it is a foundational value and behavioral trait at Ovintiv. In 2021, we delivered the company’s safest year for the 8th consecutive year. Strong safety and environmental performance reflects the importance of protecting our employees, contractors, suppliers and the communities where we operate. Together, we work towards having every year be our safest year and always look for new and innovative ways to drive ESG progress.

By setting EH&S goals that we all can aspire to achieve, we work towards continuous improvement. These goals are included in our annual compensation plan and as a result of this quantitative performance, the Company Score was adjusted upwards by 10% in 2021.

2021 Annual Bonus Result

The annual bonus payments to our CEO and other NEOs for 2021 are shown below.

	Bonus Target (% of Base Salary)(1)		Target Bonus(2) ($)	Total Actual Bonus ($)
	Target	Maximum
Brendan McCracken	125	250	807,506	1,469,661
Corey Code	75	150	294,413	535,831
Greg Givens	75	150	387,688	705,593
Renee Zemljak	70	140	343,000	624,260
Joanne Cox	60	120	191,520	348,566
Doug Suttles	135	270	922,500	1,549,800	(3)

Notes:

(1)

Annual bonus targets as a percentage of salary were unchanged in 2021 for Messrs. Code and Givens and for Mses. Zemljak and Cox. Mr. McCracken received a target percentage increase tied to his appointment as President & Chief Executive Officer.

(2)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).
(3)	Mr. Suttles received a prorated bonus for 2021, calculated from January 1-July 31, applying Company Score as of July 2021.

42	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Long-Term Incentive Awards

LTI awards make up the largest portion of target compensation for our executives. These awards, which are primarily performance-based, are designed to incentivize delivery of our strategy and long-term value creation and payout of these awards correlates with Ovintiv’s stock price performance. LTI awards are granted annually, following approval by the HRC Committee. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

As described on page 39 of this Proxy Statement, the company’s 2021 compensation program employed two LTI vehicles: RSUs and PSUs. In 2021, 50% of LTI awards granted to the company’s NEOs were in the form of RSUs and 50% were in the form of PSUs. Compensation from RSUs is based solely on the company’s stock price over the performance period. PSUs are performance-based, and compensation is only earned if the company’s stock price performance is above the 25th percentile relative to the PSU Performance Peer Group and if strategic milestones are met.

LTI Awards Granted in 2021

Details of LTI awards granted to the NEOs in 2021 are shown below. The realized value of the 2021 LTI awards will be determined at the time of vesting based on company and stock price performance.

	RSUs		PSUs

	# of Units	Target Value(2) ($)	# of Units	Target Value(1)(2) ($)

Brendan McCracken	124,788	3,016,146	124,788	3,016,146

Corey Code	26,024	598,509	26,024	598,509

Greg Givens	32,881	750,016	32,881	750,016

Renee Zemljak	32,881	750,016	32,881	750,016

Joanne Cox	19,084	438,901	19,084	438,901

Doug Suttles(3)	208,242	4,750,000	208,242	4,750,000

Notes:

(1)

Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50%) and Strategic Milestones (50%) over the three-year performance period ending December 31, 2023.

(2)	Amounts awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).
(3)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

2021 PSUs

The performance metrics for 2021 PSU awards are Relative TSR and a return metric, Return on Invested Capital, creating strong alignment between executive compensation and the shareholder experience. The performance metrics for 2021 PSU awards, together with the weighting and rationale for each metric, are set out below.

2021 PSU Metric	Weighting	Measurement	Rationale for Metric

Relative TSR	50%	Three year TSR relative to our PSU Performance Peer Group (as described on page 46 of this Proxy Statement)	The company’s stock price performance as compared to the PSU Performance Peer Group (as described on page 46)

Return on Invested Capital	50%	Measures the three year return on the 2021 capital program from the wedge production and cash flow	Aligned with capital discipline and performance and removes impact of prices

Ovintiv Inc. / 2022 PROXY STATEMENT	●	43

2019 PSU Settlement

Vesting and payout of 2019 PSU awards was assessed by the HRC Committee at its February 2022 meeting. The following table summarizes the payout ranges, the results achieved, and payouts for the 2019 PSU awards based on Relative TSR and Strategic Milestones performance over the three-year period beginning January 1, 2019 and ending December 31, 2021.

Notes:

(1)	Performance below the threshold results in a 0% payout, while performance at or above the maximum results in a 200% payout.
(2)	Results account for reduced capital investment, particularly in 2020, and the impact of significantly lower commodity prices.
(3)	For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.

44	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Compensation Peer Groups

2021 Compensation Peer Group

In order to remain competitive and retain top talent, we define our compensation market as a group of North American industry peers of a similar size, industry focus and geography as Ovintiv (“Compensation Peer Group”). The

HRC Committee is careful to include relevant exploration and production-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. All members of our Compensation Peer Group meet the following criteria:

Compensation Peer Group: Evaluation Criteria

Financial and operational comparability	• total assets • production • product mix	• enterprise value • market capitalization • revenues

Nature and scope of operations	• primarily North American operations • operate in similar North American plays	• upstream exploration and production

Identified as competitive peer	• competitor for executive talent • competitor for investment capital	• identified internally or externally as a peer to Ovintiv

The HRC Committee reviews and considers changes to the Compensation Peer Group annually and made a few changes compared to the Compensation Peer Group used in 2020. The companies in the Compensation Peer Group for 2021 are as follows:

U.S. Peers		Canadian Peers

Antero Resources Corporation	EOG Resources Inc.	ARC Resources Ltd.	Imperial Oil Ltd.

APA Corporation	EQT Corporation	Canadian Natural Resources Ltd.	Seven Generations Energy Ltd.

Chesapeake Energy Corporation	Hess Corporation	Cenovus Energy Inc.	Suncor Energy Inc.

Continental Resources	Marathon Oil Corporation	Crescent Point Energy Corp.	TC Energy Corporation

Coterra Energy Inc.(1)	Murphy Oil Corporation	Enbridge Inc.	Tourmaline Oil Corporation

Devon Energy Corporation	Pioneer Natural Resources Company	Enerplus Corporation

Diamondback Energy Inc.	Southwestern Energy Company

Note:

(1)	Representative of the combined Cabot Oil & Gas Corporation and Cimarex Energy Company merger.

Additions	Deletions
Diamondback Energy Inc. Tourmaline Oil Corporation	Noble Energy, Inc. (acquired by Chevron) Concho Resources Inc. (acquired by ConocoPhillips) Husky Energy Inc. (acquired by Cenovus Energy)

The HRC Committee assesses market competitiveness of compensation for the CEO and other members of the ELT each year using data from the Compensation Peer Group. For our CEO, this assessment is conducted using only our U.S. peers. For the other NEOs, we use country-specific data from the Compensation Peer Group, based on the role and the country in which the executive is based. To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of executives with comparable roles within our Compensation Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	45

2021 PSU Performance Peer Group

The HRC Committee used a different peer group to assess our Relative TSR performance for purposes of our PSU awards. The PSU Performance Peer Group includes companies with which we compete primarily for investment capital. The HRC Committee selects and approves our PSU Performance Peer Group based on the following criteria:

• Comparable market capitalization (between 0.5x and 2.0x of Ovintiv) • Material oil and condensate interests • Develops unconventional resources • Listed on NYSE	• Headquartered in North America • Engages in upstream exploration and production • Operates in similar plays in North America

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made in 2021:

U.S. Peers		Canadian Peers

Antero Resources Corporation	Hess Corporation	Canadian Natural Resources Ltd.	Enerplus Corporation

APA Corporation	Marathon Oil Corporation	Crescent Point Energy Corp.	Vermilion Energy Inc.

Continental Resources Inc.	Murphy Oil Corporation

Coterra Energy Inc.(1)	Pioneer Natural Resources Company

Devon Energy Corporation	Range Resources Corporation

EOG Resources Inc.

Note:

(1)	Representative of the combined Cabot Oil & Gas Corporation and Cimarex Energy Company merger.

Additions	Deletions
S&P 400 Index XOP Index

Chesapeake Energy Corporation (bankruptcy)

Concho Resources Inc. (acquired by ConocoPhillips)

Noble Energy, Inc. (acquired by Chevron in October 2020)

Baytex Energy Corporation (Delisted from NYSE December 2020)

As a U.S. based company, we compete for executive talent primarily in the U.S. For this reason, starting in 2022, we are moving to one executive compensation & PSU performance peer group. In selecting the Compensation Peer Group, the HRC Committee is careful to include relevant exploration and production-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. In light of our move to a single peer group and the adoption of a unified U.S. pay strategy for the NEOs, we made market adjustments where necessary to 2022 NEO pay (effective April 1, 2022) ranging from 3% for Mr. McCracken and up to 37% for other NEOs.

Executive Compensation & PSU Performance Peer Group for 2022

Antero Resources Corporation	Diamondback Energy, Inc.	Pioneer Natural Resources Company

APA Corporation	EOG Resources Inc.	Range Resources Corporation

Canadian Natural Resources Ltd.	Enerplus Corporation	S&P 400 Index

Continental Resources Inc.	Hess Corporation	XOP

Coterra Energy Inc.	Marathon Oil Corporation

Devon Energy Corporation	Murphy Oil Corporation

46	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Compensation Governance

The following table outlines the executive compensation governance best practices that we follow and the pitfalls that we avoid.

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT

Maintain an independent HRC Committee whose members have the necessary skills, knowledge and experience	Re-pricing, option exchanges, or cancellations of LTI grants

Retain an independent compensation consultant that provides no services on behalf of management	Gross-up of executive compensation, including perquisites or incentive awards, to account for taxes

Grant LTIs with payouts that are tied directly to absolute stock price performance and stock price performance relative to a group of industry peers	Excessive severance packages or guaranteed compensation for any executive

Cap payouts for executive annual bonus awards and PSU grants	“Single trigger” vesting of LTI awards granted in 2018 and onward

Maintain “double trigger” vesting provisions for cash severance payable to our executives upon a change in control	Hedging and short-selling of Ovintiv stock by directors, officers and employees

Maintain “double trigger” accelerated vesting provisions for all LTI grants

Impose executive compensation clawback requirements and robust stock ownership guidelines

Independent Compensation Advisors

The HRC Committee retains FW Cook as its independent compensation consultant to provide objective expertise on executive compensation matters. FW Cook reports directly to the HRC Committee Chair. In 2021, FW Cook received $150,847 for executive compensation-related services.

Management engages WTW (formerly, Willis Towers Watson) to provide pension-related services, including as actuary to our Canadian pension plans, and from time-to-time to provide competitive market data regarding our compensation program and employee benefit programs. In 2021, WTW received $13,350 for compensation-related services, and $927,379 for other services provided to management.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	47

Compensation Risk Management

THE BOARD AND HRC COMMITTEE USE A STRUCTURED DECISION-MAKING PROCESS TO MITIGATE COMPENSATION-RELATED RISK

The Board and the HRC Committee mitigate compensation-related risk using a structured decision-making process and program safeguards. The HRC Committee’s structured approach to compensation risk is designed to discourage inadvertent or undue risk-taking by incorporating risk management principles directly into our program design, actively considering risk as a key element of compensation decision-making and requiring annual compensation program risk assessments.

Our annual compensation risk assessments are reviewed, and often conducted, by the HRC Committee’s independent compensation consultant. The most recent risk assessment, conducted in April 2021, recognized Ovintiv’s strong governance practices and concluded “it was not reasonably likely Ovintiv’s executive pay programs will have a material adverse impact on Ovintiv, its business or its value.”

Specific examples of how our program incorporates compensation risk management include:

  use of balanced, financial and operational performance metrics in our Board-approved Company Scorecard;

  use of a balanced mix of vehicles in our annual LTI grants;

  imposition of vesting and payout maximums (or caps) in our PSU grants; and

  application of our incentive program consistently across Ovintiv, so all employees, including our executives, are pursuing the same objectives.

We believe these features reduce risk by diversifying rewards and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Compensation-related risk is mitigated through our corporate governance practices, which include robust stock ownership guidelines, an Incentive Compensation Clawback Policy, and prohibitions regarding hedging of equity awards and stock — all of which apply to incentive-based compensation granted to our executives.

Executive Stock Ownership Guidelines

Ovintiv’s executives and vice-presidents must achieve minimum stock ownership levels within five years of being appointed to their positions. An individual who receives a promotion resulting in an increased stock ownership target is given an additional five-year period to meet the new target. Targets are calculated as a multiple of annual base salary. Stock ownership is calculated based on the aggregate value of: (i) owned shares of Ovintiv common stock (including beneficial ownership); (ii) RSU holdings; (iii) DSU holdings; and (iv) other Ovintiv securities as may be approved by the Board.

The following table illustrates each NEO’s stock ownership requirement and actual stock ownership as of February 28, 2022.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Brendan McCracken	5	6.1

Corey Code	3	7.6

Greg Givens	3	7.2

Renee Zemljak	3	7.9

48	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Incentive Compensation Clawback Policy

Our Incentive Compensation Clawback Policy applies if:

•	Ovintiv is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws;

•	incentive compensation received by a current or former executive in respect of years to which the restatement pertains exceeds the amount that would have been received under the restatement; and

•	an executive who received the incorrect amount of incentive compensation engaged in gross negligence, intentional misconduct, or fraud that either caused or significantly contributed to the material non-compliance resulting in the restatement.

Where such circumstances exist, the Board is authorized to: (i) require the executive to immediately reimburse Ovintiv any incentive compensation previously paid; (ii) immediately terminate any right of the executive to any unpaid incentive compensation; (iii) immediately withhold or cancel the value of any incentive compensation from any outstanding amounts owing to the executive to compensate for the value of any unrecovered incentive compensation amount; and (iv) initiate other action against the executive as the Board may deem necessary.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is not, and since January 1, 2021, there has not been, any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, Ovintiv or its subsidiaries to any of our current or former directors (including the director nominees) or executive officers or any of their respective associates.

CEO Pay Ratio

Mr. McCracken’s 2021 annual total target compensation was $8,630,387 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2021 calculated in accordance with Item 402(c)(x) of Regulation S-K (which includes 2021 base salary, target grant date fair value of LTI awards, annual bonus, company contributions to retirement plan, annual allowance and other benefits) was $171,140. As a result, in accordance with Item 402(u) of Regulation S-K, we estimate that Mr. McCracken’s 2021 annual total compensation was approximately 50 times that of our median employee. The median employee was determined based on actual 2021 total cash compensation for the period from January 1, 2021 to December 31, 2021, for the employee population as of December 31, 2021. We used a foreign exchange rate of C$1.00 = US$0.798 (the average exchange rate during 2021) to convert Canadian compensation into U.S. dollars for purposes of comparison.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	49

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in the last three years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(3)

Brendan McCracken President & Chief Executive Officer	2021	702,756	6,032,292	—	1,469,661	—	425,678	8,630,387
	2020	362,697	1,353,325	—	268,054	—	82,759	2,066,835
	2019	297,919	628,381	271,889	179,278	—	69,577	1,447,044

Corey Code Executive Vice-President & Chief Financial Officer	2021	392,551	1,197,019	—	535,831	—	96,151	2,221,552
	2020	352,559	1,197,027	—	251,198	—	85,705	1,886,489
	2019	307,560	764,913	519,894	204,390	—	72,030	1,868,787

Greg Givens Executive Vice-President & Chief Operating Officer	2021	516,918	1,500,031	—	705,593	—	106,338	2,828,880
	2020	470,902	1,500,019	—	353,176	—	88,339	2,412,436
	2019	410,356	933,760	416,263	247,786	—	75,738	2,083,903

Renee Zemljak Executive Vice- President, Midstream, Marketing & Fundamentals	2021	490,000	1,500,031	—	624,260	—	121,283	2,735,574
	2020	490,000	1,500,019	—	325,850	—	117,215	2,433,084
	2019	490,000	1,293,755	431,267	353,976	—	119,227	2,688,225

Joanne Cox(4) Executive Vice- President, General Counsel and Corporate Secretary	2021	330,211	877,801	—	348,566	—	86,299	1,642,877

Doug Suttles(5) Former Chief Executive Officer	2021	683,333	9,500,000	—	1,549,800	—	394,496	12,127,629
	2020	1,100,000	8,500,013	—	1,306,250	—	277,224	11,183,487
	2019	1,100,000	7,331,253	2,443,754	1,419,000	—	276,387	12,570,394

Notes:

(1)

For 2021, 2020 and 2019 RSU and PSU grants, grant date fair value is calculated by multiplying the number of granted units by the VWAP of shares of Ovintiv common stock, on the five trading days immediately prior to the February 26, 2021 grant date (C$28.22 or US$22.81) February 28, 2020 grant date (C$17.11 or US$12.68) and March 8, 2019 grant date (C$47.70 or US$35.80). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP. The values of the 2021 PSU awards at the grant date if the highest level of performance conditions were achieved would be as follows: Mr. McCracken – $6,032,292; Mr. Code – $1,197,019; Mr. Givens – $1,500,031; Ms. Zemljak – $1,500,031; Ms. Cox – $877,801; and Mr. Suttles – $9,500,000.

(2)

Stock appreciation rights (“SARs”) and stock options ceased to be granted by the company in 2020. Stock options granted prior to 2020 expire after seven years and vest incrementally (30%, 30%, 40%) on the first three anniversaries of the grant date, generally subject to continued employment through each vesting date. For 2019, Canadian stock option grants and U.S. SAR grants, grant date fair value is determined in accordance with ASC 718 Compensation – Stock Compensation (“ASC 718”) by using a Black-Scholes model, applied using the following assumptions:

	2019
Assumption	Stock Option Grants	SAR Grants

Expected Term	Seven years	Seven years

Volatility	46.68%	51.28%

Dividend Yield	1.04%	1.04%

Risk Free Rate	1.85%	1.85%

Black-Scholes Value	46.0%	48.0%

(3)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.798 (average exchange rate for 2021) for year-over-year comparability.

(4)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022.
(5)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

50	●	Ovintiv Inc. / 2022 PROXY STATEMENT

All Other Compensation Table

The table below provides a breakdown of all other benefits and perquisites received by each of our NEOs in the last three years:

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)(2)	Relocation Benefits ($)(3)	Severance and Other Separation- Related Benefits ($)(4)	Other Perquisites and Benefits ($)(5)	Total ($)

Brendan McCracken	2021	78,288	33,716	21,815	279,937	–	11,923	425,679

	2020	23,503	31,601	–	–	–	27,656	82,760

	2019	18,010	22,990	–	–	–	28,577	69,577

Corey Code	2021	42,879	31,601	–	–	–	21,671	96,151

	2020	35,006	31,601	–	–	–	19,098	85,705

	2019	24,600	24,259	–	–	–	23,171	72,030

Greg Givens	2021	63,420	38,000	–	–	–	4,918	106,338

	2020	47,329	38,000	–	–	–	3,010	88,339

	2019	43,917	26,657	–	–	–	5,164	75,738

Renee Zemljak	2021	78,125	38,000	–	–	–	5,158	121,283

	2020	74,056	38,000	–	–	–	5,159	117,215

	2019	76,008	38,000	–	–	–	5,219	119,227

Joanne Cox(6)	2021	35,750	31,601	–	–	–	18,948	86,299

Doug Suttles(7)	2021	165,420	22,167	63,223	–	138,463	5,223	394,496

	2020	172,960	38,000	58,380	–	–	7,884	277,224

	2019	171,667	38,000	61,398	–	–	5,322	276,387

Notes:

(1)

The amounts in this column represent the matching contributions made by the company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in further detail in the “2021 Non-qualified Deferred Compensation” table on page 59.

(2)

The amounts in this column represent the value of personal aircraft use. The aggregate incremental cost to Ovintiv for personal use of Ovintiv’s aircraft is calculated based on Ovintiv’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(3)	Mr. McCracken received a relocation benefit to move from Canada to the U.S. upon his appointment of Chief Executive Officer.
(4)	This amount represents a payout of Mr. Suttles accrued but unused vacation.
(5)	The amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.
(6)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022.
(7)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	51

Grants of Plan-Based Awards for 2021

The following table provides information about LTI awards granted to our NEOs in 2021 under the Omnibus Incentive Plan.

	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brendan McCracken				0	807,506	1,615,012
	RSU	2/26/2021	2/09/2021							60,979	1,390,931
	PSU	2/26/2021	2/09/2021				0	60,979	121,958		1,390,931
	RSU	8/05/2021	6/08/2021							63,809	1,625,215
	PSU	8/05/2021	6/08/2021				0	63,809	127,618		1,625,215
Corey Code				0	294,413	588,826
	RSU	2/26/2021	2/09/2021							26,024	598,509
	PSU	2/26/2021	2/09/2021				0	26,024	52,048		598,509
Greg Givens				0	387,688	775,377
	RSU	2/26/2021	2/09/2021							32,881	750,016
	PSU	2/26/2021	2/09/2021				0	32,881	65,762		750,016
Renee Zemljak				0	343,000	686,000
	RSU	2/26/2021	2/09/2021							32,881	750,016
	PSU	2/26/2021	2/09/2021				0	32,881	65,762		750,016
Joanne Cox(5)				0	191,520	383,040
	RSU	2/26/2021	2/09/2021							19,084	438,901
	PSU	2/26/2021	2/09/2021				0	19,084	38,168		438,901
Doug Suttles(6)				0	0	0
	RSU	2/26/2021	2/09/2021							208,242	4,750,000
	PSU	2/26/2021	2/09/2021				0	208,242	416,484		4,750,000

Notes:

(1)

“Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2021 are shown in the Summary Compensation Table on page 50 of this Proxy Statement.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2021. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2022.

(3)	RSU awards plus reinvested dividends vest annually over a three-year period.
(4)	Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).
(5)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022.
(6)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

52	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding equity awards outstanding under the company’s long-term incentive plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)

Equity compensation plans approved by security holders(2)	13,555,432	$26.03	4,736,720

Equity compensation plans not approved by security holders	None	None	None

Total	13,555,432	$26.03	4,736,720

Notes:

(1)

On January 24, 2020, Encana Corporation completed a corporate reorganization which included a one-for-five share consolidation (“Share Consolidation”) and an exchange of Encana Corporation common shares for shares of Ovintiv common stock. All amounts in the above table have been adjusted to reflect the effects of the Share Consolidation.

(2)

Includes awards granted under the Ovintiv Employee Stock Option Plan (the “ESOP”) and the Omnibus Incentive Plan. The ESOP continues to apply to options granted prior to 2019. The Omnibus Incentive Plan applies to awards granted after 2019 and certain RSU and PSU awards granted in 2018. A description of the key terms of the Omnibus Incentive Plan is provided in Schedule A of this Proxy Statement. A description of the key terms of the ESOP is provided in Schedule B of this Proxy Statement.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	53

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs as of December 31, 2021.

						Stock Awards
	Stock Option Awards(1)					RSUs		PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Stock Option exercise price ($)	Stock Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)

Brendan McCracken	—	—	–			64,345	$2,168,427	64,345	$2,168,427
	—	—	–			61,914	$2,086,502	61,914	$2,086,502
	—	—	–			5,681	$191,450	8,522	$287,191
	—	—	–			32,160	$1,083,792	48,239	$1,625,688
	6,358	4,240	–	$22.95	9/10/2026	0	$0	4,645	$156,570
	6,222	4,151	–	$35.80	3/8/2026	5,475	$184,541	11,410	$384,551
	4,326	—	–	$54.35	2/26/2025
	5,378	—	–	$58.75	2/27/2024
	19,441	—	–	$20.30	3/3/2023
	7,917	—	–	$56.75	3/13/2022

Corey Code	—	—	–			26,421	$895,857	26,421	$895,857
	—	—	–			31,652	$1,073,259	47,479	$1,609,871
	16,706	11,137	–	$45.05	5/8/2026	0	$0	12,625	$428,110
	4,198	2,799	–	$47.70	3/8/2026	3,537	$119,963	7,372	$249,963
	4,629	—	–	$68.80	2/26/2025
	4,929	—	–	$77.15	2/27/2024
	19,760	—	–	$27.80	3/3/2023
	11,856	—	–	$71.70	3/13/2022

Greg Givens	—	—	–			33,385	$1,125,108	33,385	$1,125,108
	—	—	–			42,741	$1,440,372	64,111	$2,160,541
	10,696	7,130	–	$22.95	9/10/2026	0	$0	7,814	$263,332
	9,035	6,023	–	$35.80	3/8/2026	7,948	$267,881	16,564	$558,207
	3,696	—	–	$69.15	8/9/2025
	—	—	–
	—	—	–

Renee Zemljak	—	—	–			33,385	$1,125,108	33,385	$1,125,108
	—	—	–			42,741	$1,440,372	64,111	$2,160,541
	15,058	10,039	–	$35.80	3/8/2026	13,247	$446,424	27,606	$930,322
	12,500	—	—	$54.35	2/26/2025
	11,976	—	—	$58.75	2/27/2024
	31,046	—	—	$20.30	3/3/2023
	27,765	—	—	$56.75	3/13/2022

Joanne Cox(4)	—	—	—			19,375	$656,982	19,375	$656,982
	—	—	—			23,211	$787,050	34,817	$1,180,541
	8,648	5,765	—	$47.70	3/8/2026	7,287	$247,080	15,185	$514,912
	7,629	—		$68.80	2/26/2025
	7,087	—	—	$77.15	2/27/2024
	14,500	—	—	$27.80	3/3/2023
	—	—	—	$77.55	1/12/2022

Doug Suttles(5)	—	—	—			211,435	$7,125,360	211,435	$7,125,360
	—	—	—			242,192	$8,161,904	363,289	$12,242,873
	85,327	56,884	—	$35.80	3/8/2026	75,064	$2,529,691	156,434	$5,271,826
	70,831	—	—	$54.35	2/26/2025
	67,865	—	—	$58.75	2/27/2024
	246,378	—	—	$20.30	3/3/2023
	116,617	—	—	$56.75	3/13/2022

Notes:

(1)	Stock option awards vest over three years (30% the first two years and 40% the third year) and expire seven years from grant date.
(2)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2021. Awards to U.S. based NEOs were valued based on the NYSE (US$33.70), and those to Canadian-based NEOs were valued based on the TSX (C$42.49). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).

(3)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2021. Awards to U.S. based NEOs were valued based on the NYSE (US$33.70), and those to Canadian-based NEOs were valued based on the TSX (C$42.49). The performance metric applied for the 2019 PSU grant is based on a payout of 104.2%, 2020 and 2021 PSU grants are based on a payout of 100% of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).

(4)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022.
(5)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

54	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Stock Option Exercises and Stock Vested for 2021

The following table provides information relating to the value realized upon the exercise of stock options and the vesting of RSUs and PSUs under the company’s incentive plans during the last fiscal year.

			Stock Awards
	Stock Option Awards		RSUs		PSUs
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1)(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(1)(4) ($)
Brendan McCracken	–	–	18,187	422,003	4,074	93,695
Corey Code	–	–	18,232	423,038	4,143	95,282
Greg Givens	–	–	28,053	663,365	3,537	89,663
Renee Zemljak	–	–	28,568	657,319	11,792	268,976
Joanne Cox(5)	–	–	15,787	365,812	6,828	157,033
Doug Suttles(6)	122,500	1,733,300	161,883	3,724,754	66,817	1,524,096

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of Ovintiv common stock on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.798 (average exchange rate for 2021).

(2)

The values realized upon vesting for RSUs are based on the NYSE or TSX five-day VWAP at February 26, 2021, or US$22.81 and C$28.82, respectively. The values realized upon vesting for RSUs are based on the NYSE or TSX five-day VWAP at February 28, 2021, or US$23.08 and C$29.12, respectively.

(3)	The performance multiplier for the 2018 PSU grant was determined to be 78.4%.
(4)

The values realized upon vesting for 2018 PSUs are based on the five-day VWAP after the February board meeting blackout was lifted. The five-day VWAP for NYSE and TSX are US$22.81 and C$28.82, respectively.

(5)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022.
(6)	Mr. Suttles retired as Chief Executive Officer on July 31, 2021.

Change in Control Arrangements

Ovintiv does not have general employment contracts with our NEOs; however, each NEO has a change in control (“CIC”) agreement that provides for payment of severance and other termination benefits upon a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan. The relevant terms of our executive CIC arrangements and treatment of LTI awards are summarized in the table below.

Application	CEO and all other ELT members.

Trigger

In the case of LTIs granted prior to 2018, a CIC alone. Otherwise, a CIC and subsequent termination of executive’s employment within 24 months either: (i) by Ovintiv other than for Cause; or (ii) by the executive for Good Reason.

Severance

Lump sum cash payment equal to two times the sum of the executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years).

Benefits

Continuation of health, dental, life, disability, and accident insurance benefits for 24 months (or a lump sum payment in lieu). Career counseling, financial counseling, and executive benefits for 24 months.

Pension	Continued accrual or crediting of contributions (for Defined Contribution pension plan participants) or cash payment equal to the value thereof for 24 months.

Stock Options/SARs	All unvested stock options/SARs vest immediately and remain exercisable until the earlier of 24 months and the expiration date.

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	55

TREATMENT OF LTIs UPON TERMINATION OR CHANGE IN CONTROL

Voluntary or Involuntary Termination Outside a CIC

Upon termination under the age of 55, all RSUs, PSUs and unvested stock options are forfeited and cancelled, and any vested stock options must be exercised within 60 business days of termination.

Upon early retirement between the ages of 55 to 60, whether initiated by Ovintiv or due to the applicable employee’s resignation: (i) unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement, and are paid at the scheduled vesting date; (ii) vested stock options or SARs must be exercised within six months of termination of employment; and (iii) unvested options or SARs are cancelled.

Upon retirement above the age of 60, whether initiated by Ovintiv or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and stock options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC	In February 2018, we amended our LTI award agreements to incorporate “double trigger” vesting provisions. For all LTI awards granted to our NEOs beginning February 2018, both a CIC and subsequent termination, of the executive by the company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest. Only LTI awards held by our NEOs that were granted prior to February 2018 will become immediately vested or exercisable upon a CIC alone.

Termination Due to Death	Treatment of LTIs upon the death of an NEO is similar to treatment of LTIs for a voluntary or involuntary termination outside a CIC, with the exception that individuals under the age of 55 at the time of death are treated in the same manner as an early retirement between the ages of 55 and 60.

Potential Payments Upon Termination or Change in Control

The following table illustrates the amount of compensation payable to each of our NEOs assuming various termination scenarios or a change in control of the company as if such event occurred on December 31, 2021. The amounts shown below are calculated as at December 31, 2021 and all Canadian dollar amounts have been converted to U.S. dollars using the Bank of Canada exchange rate in effect on such date (being C$1.00 = US$0.789).

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)		Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)
Brendan McCracken
Salary Severance	–	2,000,000	(1)	2,000,000	(1)
Annual Incentive Plan	–	836,558	(2)	2,500,000	(2)
Value of Unvested LTIs	260,506	260,506		12,662,342	(3,4)	4,681,677
Incremental Value (Pension Benefits)		367,200	(5)	367,200	(5)
Other Compensation and Benefits		91,277	(8)	91,277	(8)
TOTAL:	260,506	3,555,541	(9)	17,620,819		4,681,677
Corey Code
Salary Severance	–	–		785,000	(1)
Annual Incentive Plan	–	–		598,500	(2)
Value of Unvested LTIs	227,865	227,865		5,387,963	(3,4)	3,146,364
Incremental Value (Pension Benefits)	–	–		88,368	(6)
Other Compensation and Benefits	–	–		104,809	(8)
TOTAL:	227,865	227,865		6,964,640		3,146,364
Greg Givens
Salary Severance	–	–		1,050,000	(1)
Annual Incentive Plan	–	–		787,500	(2)
Value of Unvested LTIs	–	–		6,907,455	(3,4)	3,943,709
Incremental Value (Pension Benefits)	–	–		170,100	(7)
Other Compensation and Benefits	–	–		80,950	(8)
TOTAL:	–	–		8,996,005		3,943,709

56	●	Ovintiv Inc. / 2022 PROXY STATEMENT

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)
Renee Zemljak
Salary Severance	–	–	980,000	(1)
Annual Incentive Plan	–	–	686,000	(2)
Value of Unvested LTIs	4,669,091	4,669,091	7,606,417	(3,4)	4,669,091
Incremental Value (Pension Benefits)	–	–	158,760	(7)
Other Compensation and Benefits	–	–	86,316	(8)
TOTAL:	4,669,091	4,669,091	9,517,493		4,669,091
Joanne Cox
Salary Severance	–	–	628,000	(1)
Annual Incentive Plan	–	–	383,040	(2)
Value of Unvested LTIs	1,798,818	1,798,818	4,124,471	(3,4)	1,798,818
Incremental Value (Pension Benefits)			70,694	(6)
Other Compensation and Benefits			99,451	(8)
TOTAL:	1,798,818	1,798,818	5,305,656		1,798,818

Notes:

(1)	Calculated using two times NEOs’ base salary in effect at December 31, 2021.
(2)	Calculated based on the greater of (i) two times current target Bonus or (ii) two times the average of annual bonus award paid in the immediately preceding three years (from 2019 to 2021, inclusive).
(3)	Reflects estimated value from accelerated vesting of stock options unvested as at December 31, 2021.
(4)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100% of the respective target amount using the NYSE or TSX closing price of shares of Ovintiv common stock, on December 31, 2021, or US$33.70 and C$42.49 respectively. Value of 2021, 2020 and 2019 RSU grants reflects all RSUs outstanding as at December 31, 2021 valued, for illustration purposes, based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2021, or US$33.70 and C$42.49 respectively.

(5)

In the event of a CIC and termination of employment, Mr. McCracken would be compensated based on additional service for purposes of his DC Pension Plan participation of 24 months. The incremental value is equal to 13% of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(6)

In the event of a CIC and termination of employment, Mr. Code and Ms. Cox would be compensated based on additional service for purposes of their DC Pension Plan participation of 24 months. The incremental value is equal to 8% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(7)

In the event of a CIC and termination of employment, Mr. Givens and Ms. Zemljak would be compensated based on additional service for purposes of their DC Pension Plan participation of 24 months. The incremental value is equal to 13% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(8)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.
(9)	Reflects estimated value for without Cause termination pursuant to Mr. McCracken’s offer of employment dated June 8, 2021.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	57

Retirement and Other Benefits

Ovintiv provides retirement and other benefits to our NEOs as described below.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution component. It also has a legacy defined benefit component that has been closed to new members since 2003. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67% for the CEO and 40% for other NEOs).

Canadian Defined Contribution Plan

Mr. Code participates and Mr. McCracken participated (through August 2021) in the defined contribution component of the Canadian Plan. Ovintiv contributes 8% of pensionable earnings to an individual’s defined contribution account. Participants select from a variety of investment options and manage their own accounts.

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25% base salary to self-selected investment options. Ovintiv matches these contributions to a maximum of 5% of base salary in shares of Ovintiv common stock purchased on the open market.

U.S. Defined Contribution Plans

Mr. Suttles, Mr. Givens, Ms. Zemljak and Mr. McCracken (as of September 2021), participate in the Ovintiv USA Retirement Plan. Ovintiv contributes 8% of base salary to a participant’s defined contribution account. Similar to the Canadian Investment Plan, participant contributions are matched by Ovintiv up to 5% of base salary. Participants select among various investment options and manage their own accounts. As with the supplemental component of the Canadian Plan, Ovintiv also credits an amount equal to 8% of the executives’ annual bonus award (to a maximum of 67% of base salary for the CEO and 40% for the other NEOs) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Ovintiv USA Retirement Plan) by the Tax Code.

Welfare Benefits

NEOs participate in the same company-sponsored welfare benefit programs as Ovintiv’s other employees, based on the country in which they reside.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can convert either 25% or 50% of their annual bonus award into DSUs. To defer part of an annual bonus award into DSUs, an executive must make an election prior to December 31 of the preceding calendar year. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are settled in cash and are payable only after an executive ceases to be an employee of Ovintiv.

58	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Lump Sum Cash Payment in Lieu of Perquisites

Ovintiv provides employees, including NEOs, with a lump sum cash payment in lieu of offering specific perquisites.

Additional CEO Benefits

Mr. McCracken and Mr. Suttles received additional benefits as part of their compensation arrangements entered into when they were appointed as CEO. These benefits include a prescribed-value annual allowance for personal travel on company-owned aircraft. These benefits are treated as employment income and are fully taxable. Mr. McCracken and Mr. Suttles receive no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year-end is forfeited and cancelled. See “All Other Compensation” column for Mr. McCracken and Mr. Suttles in the Summary Compensation Table on page 50 of this Proxy Statement

2021 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal year 2021 under the terms of the NQDC by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)
Brendan McCracken	-	43,982	2,413	(45,887)	19,547
Corey Code	-	19,569	52,065	—	134,205
Greg Givens	-	36,186	13,826	—	109,151
Renee Zemljak	-	41,168	198,063	—	1,713,663
Joanne Cox	-	12,441	106,877	—	283,228
Doug Suttles	-	148,126	125,249	—	725,094

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2020 annual bonus award paid in 2021) of the Summary Compensation Table on page 50 of this Proxy Statement

(2)

These include contributions made by Ovintiv to the NEO through the NQDC Plan and Supplemental DC Plan. These amounts are reported in the All Other Compensation column of the Summary Compensation Table on page 50 of this Proxy Statement.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 50 of this Proxy Statement as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. McCracken $8,169; Mr. Code $11,147; Mr. Givens $37,617; Ms. Zemljak $263,538; Ms. Cox 35,039 and Mr. Suttles $721,297.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2021 of C$1.00 = US$0.798.
(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2021 exchange rate of C$1.00 = US$0.785.

The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2021. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting. The HRC Committee consists of Meg Gentle, Howard Mayson, Lee McIntire and Thomas Ricks.

Human Resources and Compensation Committee

Ovintiv Inc. / 2022 PROXY STATEMENT	●	59

Item 3.    Increase Share Reserve of Omnibus Incentive Plan

WHAT ARE YOU VOTING ON?

You are voting on a proposal to amend the Omnibus Incentive Plan to increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market to settle Awards granted under the Omnibus Incentive Plan by 6,000,000 shares, from 6,000,000 to 12,000,000 shares.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR this proposal.

On February 24, 2022, the Board, upon recommendation of the HRC Committee, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Incentive Plan increasing the Share Reserve by 6,000,000 shares to an aggregate of 12,000,000 shares of Ovintiv common stock (the “Plan Amendment”). Section 12.3(a)(i) of the Omnibus Incentive Plan and applicable securities laws and exchange rules relating to issuer equity compensation plans require that Ovintiv seek shareholder approval of the Plan Amendment. Even though Ovintiv is not required to satisfy Awards through the issuance or purchase of Ovintiv common stock, and may settle such Awards in cash, the Board considers it advisable to increase the Share Reserve by 6,000,000 shares of Ovintiv common stock to maintain Ovintiv’s flexibility in determining whether to settle Awards in cash or shares of Ovintiv common stock. If approved by our shareholders, the Plan Amendment will become effective on May 5, 2022 and is anticipated to provide for sufficient settlement of Awards in shares of Ovintiv common stock through 2027 based upon (i) an assumed Ovintiv share price of US$40 per share of common stock on the NYSE and CAD$50 per share of common stock on the TSX; and (ii) historical Award issuances and settlements. If the Plan Amendment is not approved by our shareholders, then the current Omnibus Incentive Plan, including the maximum Share Reserve of 6,000,000 shares of Ovintiv common stock, will continue in full force and effect.

The Omnibus Incentive Plan was originally approved by shareholders and became effective on February 13, 2019 with an initial Share Reserve of 30,000,000 shares of Ovintiv common stock (then being common shares of Ovintiv’s predecessor, Encana Corporation (“Encana”)). As a result of Ovintiv’s common stock being consolidated on the basis of one post-consolidation share for each five pre-consolidation shares in connection with the reorganization of Encana to form Ovintiv, the Share Reserve was subsequently reduced to 6,000,000 shares of Ovintiv common stock by an amendment to the Omnibus Incentive Plan effective January 24, 2020. As of March 10, 2022, 3,357,954 shares of Ovintiv common stock have been issued to plan participants upon settlement of Awards granted under the Omnibus Incentive Plan and 2,642,046 shares of Ovintiv common stock remain available for issuance to plan participants upon settlement of Awards granted under the

Omnibus Incentive Plan. As of March 10, 2022, total Awards outstanding pursuant to the Omnibus Incentive Plan totaled 8,978,284, comprised of (i) 5,188,502 RSUs, 3,316,385 PSUs, and 190,544 TSARs (as defined herein), any of which may be settled in cash or shares of Ovintiv common stock issued from treasury or purchased on the open market, subject to the limit imposed by the Share Reserve; and (ii) 282,853 SARs which may only be settled in cash.

The grant of Awards under the Omnibus Incentive Plan is an integral component of compensation to Ovintiv employees and a key part of our short- and long-term incentive pay. A significant portion of Ovintiv employees’ compensation in 2021 was in the form of Awards, which vest over a period of not less than one year. This form of compensation (i) provides competitive pay opportunities to attract, motivate and retain employees through multi-year vesting periods; (ii) provides performance-based compensation that aligns the interests of employees and shareholders without excessive risk; (iii) rewards employee performance in achieving Ovintiv’s long-term corporate goals and shareholder objectives; and (iv) aligns Ovintiv with corporate governance and compensation best practices. Based on the current and projected number of Awards granted pursuant to the Omnibus Incentive Plan, as well as Ovintiv’s expectations regarding settlement of such Awards in Ovintiv common stock, management has determined the current Share Reserve is insufficient to satisfy Ovintiv’s equity compensation needs under the Omnibus Incentive Plan for calendar year 2023 and beyond. If our shareholders do not approve the Plan Amendment, we expect to experience a shortfall of shares of Ovintiv common stock available for issuance upon settlement of Awards prior to the 2023 Annual Meeting of Ovintiv Shareholders and this may adversely affect our ability to attract, retain and reward employees who contribute to our long-term success, placing us at a competitive disadvantage to our peers.

A copy of the Plan Amendment and a full text of the Omnibus Incentive Plan (including prior amendments) is attached as Schedule D to this Proxy Statement. Except for the change in Share Reserve outlined above, there are no other changes to the terms and provisions of the Omnibus Incentive Plan.

60	●	Ovintiv Inc. / 2022 PROXY STATEMENT

New Plan Benefits

Ovintiv has not approved any Awards that are conditioned upon shareholder approval of the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan will be determined by the HRC Committee (or another committee of the Board consisting of at least two directors) in its discretion and it is, therefore, not possible to predict the Awards that will be made in the future under the Omnibus Incentive Plan. However, as discussed in further detail in the section entitled “Our Director Compensation Program”, each of our current non-employee directors is entitled to receive certain grants of Director RSUs and DSUs in connection with their service on the Board, pursuant to the terms of our director compensation program, which will be granted under the Omnibus Incentive Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the Meeting. All other future awards are discretionary and cannot be determined at this time. For information regarding Awards granted in 2021 to our NEOs under the Omnibus Incentive Plan, see the “Executive Compensation Tables” on page 50.

Name	Title	Dollar Value	Number of Units

Brendan M. McCracken	President & Chief Executive Officer	-	-

Corey D. Code	Executive Vice President & Chief Financial Officer	-	-

Greg D. Givens	Executive Vice President & Chief Operating Officer	-	-

Renee Zemljak	Executive Vice President, Midstream, Marketing & Fundamentals	-	-

Joanne Cox(1)		-	-

Doug Suttles(1)		-	-

Executive Officer Group (6 Persons)		-	-

Non-Employee Director Group (11 Persons)		$2,649,063(2)	65,154(3)

Non-Executive Officer Employee Group (1,289 Persons)		-	-

Notes:

(1)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022; Mr. Suttles retired as Chief Executive Officer on July 31, 2021
(2)	Amounts reflect the election by certain non-employee directors to receive DSUs in lieu of cash and the annual grant of Director RSUs
(3)	Assumes Ovintiv share price of US$40 per share of common stock on the NYSE and CAD$50 per share of common stock on the TSX

When considering the vote to approve this proposal, you should be aware that our directors and executive officers have interests in this proposal that are different from, or in addition to, those of our shareholders generally. Each of the persons and groups listed in the table above has an interest in this proposal in respect of the Awards they may receive in the future if this proposal is approved by our shareholders.

Existing Plan Benefits

In accordance with SEC rules, the table below indicates Awards previously granted under the Omnibus Incentive Plan as of March 10, 2022. No stock options have been granted since 2020. As of March 10, 2022, there were 190,544 shares of our common stock issuable upon exercise of stock options under the Omnibus Incentive Plan, with a weighted average exercise price of US$36.98 and a weighted average remaining term of 4.05 years. As of March 10, 2022, the closing price of our common stock on the NYSE was $47.60 per share and the closing price of our common stock on the TSX was $60.83 per share.

Name	Title	Options	SARs

Brendan M. McCracken	President & Chief Executive Officer	-	20,970

Corey D. Code	Executive Vice President & Chief Financial Officer	34,840	-

Greg D. Givens	Executive Vice President & Chief Operating Officer	-	32,884

Renee Zemljak	Executive Vice President, Midstream, Marketing & Fundamentals	-	10,039

Joanne Cox(1)		14,413	-

Doug Suttles(1)		-	142,211

Executive Officer Group (6 Persons)		41,267	63,893

Non-Employee Director Group (11 Persons)		-	-

Non-Executive Employee Group (1,289 Persons)		28,536(2)	42,971(2)

Note:

(1)	Ms. Cox retired as EVP, General Counsel and Corporate Secretary on January 1, 2022; Mr. Suttles retired as Chief Executive Officer on July 31, 2021
(2)	Totals do not include options or SARs held by retirees.

TSX Approval of the Plan Amendment

The Toronto Stock Exchange has conditionally approved the proposed Plan Amendment, subject to receipt of shareholder approval at the meeting.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	61

Form of Resolution Approving the Plan Amendment

Shareholders will be asked at the Meeting to consider and, if thought appropriate, approve the following ordinary resolution:

“BE IT RESOLVED THAT:

1.

The proposed amendment (the “Plan Amendment”) to the Omnibus Incentive Plan of Ovintiv Inc., dated February 13, 2019 (as amended on January 24, 2020, the “Omnibus Incentive Plan”), to increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased in the open market and delivered to plan participants in settlement of Awards (as defined in the Omnibus Incentive Plan) granted thereunder by 6,000,000 shares, such that the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to participants to settle Awards granted under the Omnibus Incentive Plan shall not exceed 12,000,000 shares, as more particularly described in Ovintiv’s Proxy Statement dated March 23, 2022, be and hereby is authorized and approved.

2.

Any director or officer of Ovintiv be and hereby is authorized and directed to make such other consequential amendments to the Omnibus Incentive Plan as may be required to give full effect to the Plan Amendment.

3.

Any director or officer of Ovintiv is authorized and directed for and on behalf of Ovintiv (whether under its corporate seal or otherwise) to enter into, to execute and deliver all such instruments, agreements, corollary agreements and documents, including all notices, consents, applications, acknowledgements, certificates and other instruments (herein the “Instruments”) and do, or cause to be done, all such other acts and things (herein “Acts”) as may be necessary for the purpose of giving effect to the foregoing resolutions or to comply with any Instrument or Act, and such Instruments and Acts authorized and approved by these resolutions shall constitute valid and binding obligations of Ovintiv, and the performance by Ovintiv under such Instruments and pursuant to such Acts is hereby authorized.”

The foregoing resolutions require an affirmative majority of the votes duly cast at the Meeting. Abstentions are counted as votes “against” and broker non-votes have no effect on the voting with respect to this Item 3.

The Board recommends that shareholders vote FOR the Plan Amendment.

62	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Item 4.    Ratify PricewaterhouseCoopers LLP as Independent Auditors

WHAT ARE YOU VOTING ON?

You are voting on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditor of Ovintiv until the next annual meeting of shareholders.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR this proposal.

The Audit Committee has authority and responsibility to review and evaluate Ovintiv’s independent auditors and to recommend to the Board whether to propose the reappointment of such independent auditors at the Meeting. The Audit Committee is also responsible for compensation, retention, and general oversight of the work of the independent auditors. The Audit Committee has appointed

PricewaterhouseCoopers LLP (“PwC”) to serve as Ovintiv’s independent auditors until the close of the next annual meeting of shareholders and shareholders are being asked to ratify such appointment. PwC (including its predecessors) has served as the company’s independent auditors for over 10 years.

Evaluation and Selection of Independent Auditors

The Audit Committee believes that the continued retention of PwC as Ovintiv’s independent auditors is in the best interest of the company and its shareholders. Factors considered by the Audit Committee in reaching this determination included:

• PwC’s independence • PwC’s technical expertise and knowledge of Ovintiv’s operations and industry • Appropriateness of PwC’s fees	• The quality and efficiency of services provided by PwC • External data on audit quality and performance, including PCAOB reports • PwC’s tenure as independent auditor

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and permissible non-audit services rendered by PwC during fiscal years 2021 and 2020.

(US$ thousands)	2021(5)	2020(5)
Audit Fees(1)	2,494	2,288
Audit-Related Fees(2)	266	134
Tax Fees(3)	108	161
All Other Fees(4)	7	5
Total	2,875	2,588

Notes:

(1)

Audit fees consist of fees for the audit of Ovintiv’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Ovintiv’s financial statements and are not reported as Audit Fees. During fiscal 2021 and 2020, the services provided in this category included reviews in connection with acquisitions and divestitures, prospectus filings and French translations.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2021 and 2020, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns, transaction planning, legislative interpretations, and tax audits/reassessments.

(4)

During fiscal 2021 and 2020, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

(5)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an average exchange rate of C$1.00 = US$0.798 for 2021 (C$1.00 = US$0.745 for 2020).

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. Ovintiv did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2021 or 2020.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	63

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the committee believes to be typical, recurring, or otherwise likely to be provided by PwC. It retains flexibility through the year to review as need may arise. Any such decision remains with the Audit Committee, not management.

Other Information

One or more representatives of PwC will attend the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

The ratification of PwC as Ovintiv’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

Report of the Audit Committee

Primary Responsibilities

Management is responsible for preparing Ovintiv’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of Ovintiv’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee operates under an Audit Committee Mandate adopted by the Board that outlines its responsibilities and practices. The Audit Committee Mandate is available on our website at www.ovintiv.com/mandates-guidelines/.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of Ovintiv’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PwC served as Ovintiv’s independent auditors for the year ended December 31, 2021, and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed to that role at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from management and Ovintiv generally, as well as whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the results of management’s assessment of the effectiveness of Ovintiv’s internal controls over financial reporting, and the independent auditors’ audit of those internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Ovintiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Audit Committee consists of Meg Gentle, Suzanne Nimocks, George Pita, Brian Shaw and Bruce Waterman.

The Audit Committee

64	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Additional Shareholder Information

Shareholder Proposals and Director Nominations

Shareholder Proposals For Inclusion In Next Year’s Proxy Statement

Ovintiv is subject to the rules of the SEC under the Exchange Act with respect to shareholder proposals. Shareholder proposals submitted pursuant to SEC rules must be received no later than November 23, 2022 to be considered at Ovintiv’s 2023 Annual Meeting of Shareholders.

All shareholder proposals should be directed to the attention of our Corporate Secretary. Shareholders are advised that, under the rules of the SEC, the submission of a shareholder proposal does not guarantee its inclusion in the company’s proxy materials. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Director Nominations For Inclusion In Next Year’s Proxy Statement

Ovintiv’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Ovintiv’s outstanding common stock continuously for at least three years to nominate and include in Ovintiv’s proxy statement, director nominees constituting up to the greater of two individuals or 20% (rounding down), provided that any nominating shareholders and nominees satisfy certain requirements specified in the Ovintiv bylaws, including in respect to form of notice and timely delivery.

Any proxy access nomination notice must be received no earlier than October 24, 2022 and no later than November 23, 2022.

Other Shareholder Proposals And Director Nominations

If a shareholder wishes to propose items of business or nominate a director for election to the Board without including such proposal or nomination in Ovintiv’s proxy statement, that proposal or nomination must comply with the notice procedures set out in Sections 2.2 and 3.3 of Ovintiv’s bylaws, respectively. These procedures require that Ovintiv receive written notice of shareholder proposals and director nominees at least 90 days (and not more than 120 days) before the anniversary of the prior year’s annual meeting of shareholders. In the case of a special shareholder meeting (which is not also an annual meeting), Ovintiv must receive written notice no earlier than 120 days before the special meeting and no later than (i) the tenth day following the day on which the special meeting is announced; or (ii) 90 days before the special meeting (whichever date is later).

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

A copy of our bylaws was filed on EDGAR and SEDAR on January 24, 2020, and is available on our website.

Management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement.

Communication with the Board of Directors

Shareholders and other interested parties can communicate directly with our directors, including our Board Chair, at the following address:

Ovintiv Inc.

Attention:	Corporate Secretary 370 17th Street, Suite 1700 Denver, Colorado 80202 corporatesecretary@ovintiv.com

Shareholders can also direct inquiries to our investor relations personnel at investor.relations@ovintiv.com.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	65

Additional Information

Additional information about Ovintiv, including copies of our Proxy Statement and Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2021), is available on our website at www.ovintiv.com and can also be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR at www.sedar.com. Shareholders can also request copies of these documents, free of charge, by contacting our Investor Relations department:

Ovintiv Inc. Attention: Investor Relations 370 17th Street, Suite 1700 Denver, Colorado 80202

References to information contained on our website at www.ovintiv.com is not incorporated by reference into, and do not constitute a part of, this Proxy Statement. Ovintiv became the parent company of Encana and its subsidiaries as a result of a series of corporate reorganization transactions completed on January 24, 2020 (the “Reorganization”). Unless stated or the context otherwise requires, references to “Ovintiv,” the “company”, “we”, “us” and “our” in this Proxy Statement (i) for periods prior to the completion of the Reorganization, refer to Encana and its consolidated subsidiaries and partnerships and (ii) for periods after the completion of the Reorganization, refer to Ovintiv and its consolidated subsidiaries and partnerships.

Certain statements contained herein may constitute forward-looking statements or information within the meaning of applicable securities legislation, including

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially from the estimated or anticipated events or results expressed or implied in such forward-looking statements. For additional information on such assumptions, risks and uncertainties, please consult Ovintiv’s Annual Report on Form 10-K, which can be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR at www.sedar.com. Although Ovintiv believes such forward-looking statements are reasonable, there can be no assurance that they will prove to be correct.

Householding of Proxy Materials

Only one proxy statement is being delivered to multiple security holders sharing an address unless Ovintiv has received contrary instructions from one of the security holders. Ovintiv undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement and provide instructions as to how a security holder can notify Ovintiv that such security holder wishes to receive a separate copy of the proxy statement. A security holder who wishes to receive a separate copy of the proxy statement can notify Ovintiv of such request by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300. Security holders sharing an address who are receiving multiple copies of annual reports to security holders or proxy statements can request the delivery of single copies of such documents by notifying Ovintiv by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300.

66	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Schedule A

Description of the Key Terms – Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by Encana on February 13, 2019 and approved by shareholders at Encana’s 2019 Annual Meeting of Shareholders. The Omnibus Incentive Plan replaced Encana’s Employee Stock Appreciation Rights Plan, Performance Share Unit Plan for Employees, ESOP, Restricted Share Unit Plan for Employees and Restricted Share Unit Plan for Directors (collectively, the “Prior Plans”) in respect of all future awards, and no new awards will be granted under such Prior Plans. Outstanding awards granted under the Prior Plans continue to be governed by the terms of the applicable Prior Plan until such awards are exercised, expire, or are otherwise terminated or cancelled.

In connection with the Reorganization (as defined on page 66 of this Proxy Statement), Ovintiv became the parent company of Encana and its subsidiaries and adopted the Omnibus Incentive Plan in its entirety effective January 24, 2020.

Purpose

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the company among eligible individuals and to align the interest of such individuals with the interests of the company’s shareholders through the issuance of long-term incentive awards.

Eligibility

The Omnibus Incentive Plan permits the grant of stock options, SARs, RSUs, PSUs, restricted stock and other share-based awards (each, an “Award” and collectively, the “Awards”) to directors, officers and employees of the company and its affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or directorship from the company or its affiliates (collectively, “Eligible Individuals”). As of March 10, 2022, there were 11 non-employee directors, 6 executive officers and 1,289 non-executive employees eligible to participate in the Omnibus Incentive Plan. A stock option designated as an “incentive stock option” under the applicable grant agreement may be granted only to employees of the company and its subsidiaries (within the meaning of Section 424(f) of the Tax Code).

Administration

The Omnibus Incentive Plan is administered by the HRC Committee or any other committee of the Board consisting of at least two directors (such administering body to be referred to in this section as the “Committee”).

Awards Available for Issuance; Awards Outstanding

The maximum number of shares of Ovintiv common stock that can be issued from treasury or purchased in the open market and delivered to participants pursuant to Awards granted under the Omnibus Incentive Plan is 6,000,000, or approximately 2.3 percent of the issued and outstanding shares of Ovintiv common stock as of March 10, 2022. As disclosed above under Item 3, Ovintiv shareholders will be asked to approve an amendment to the Omnibus Incentive Plan at the Meeting to increase the available number of shares of Ovintiv common stock by 6,000,000 shares to a total of 12,000,000 shares. Shares of Ovintiv common stock that were reserved for Awards granted under the Omnibus Incentive Plan that expire, or are terminated, forfeited or cancelled, will not be counted against the limit, but will be available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan.

As of December 31, 2021, there were 208,751 stock options (together with tandem SARs); 315,119 SARs; 8,022,200 RSUs; and 3,649,510 PSUs (calculated at target grant award) outstanding under the Omnibus Incentive Plan representing, in the aggregate, 4.7 percent of the issued and outstanding shares of Ovintiv common stock as of such date. As of December 31, 2021, 4,736,720 shares of Ovintiv common stock remained available for issuance pursuant to Awards granted under the Omnibus Incentive Plan, representing 1.8 percent of the issued and outstanding shares of Ovintiv common stock as of such date.

Limits on Awards to Insiders, Non-Employee Directors and Any One Person

The Omnibus Incentive Plan includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual and provide that the aggregate number of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the Omnibus Incentive Plan and any other security-based compensation arrangement of Ovintiv cannot exceed 10 percent of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted basis).

The Omnibus Incentive Plan also provides that no non-employee director of the company shall be granted Awards covering shares of Ovintiv common stock with an aggregate grant date Fair Market Value (as defined below) in excess of US$800,000 during any one-year period, and no more than US$100,000 of such allocated grant date Fair Market Value shall be comprised of stock options or SARs. In addition, a non-employee director shall not be granted any Awards under the Omnibus Incentive Plan if, at the time of such grant, such grant could result in the aggregate number of shares of Ovintiv common stock issued to all non-employee directors exceeding one percent of the company’s then issued and outstanding shares of common stock.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	67

No stock option that is intended to qualify as an incentive stock option may be granted to any Eligible Individual who, at the time of such grant, owns shares of Ovintiv common stock possessing more than 10 percent of the total combined voting power of all shares of common stock of the company, unless at the time such stock option is granted, the exercise price is at least 110 percent of the Fair Market Value of a share of Ovintiv common stock and such stock option expires before the fifth anniversary of the date on which it was granted.

Subject to the terms of the Omnibus Incentive Plan, “Fair Market Value” means, with respect to any particular date, the volume weighted average trading price per share of Ovintiv common stock on the stock exchange designated in the applicable grant agreement during the five trading days immediately preceding such date.

Adjustments

Adjustments may be made to the exercise price of outstanding Awards, the number and kind of securities subject to outstanding Awards, and the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, in certain circumstances, including in the event of a share split, share dividend, reverse share split, share combination, reorganization, recapitalization, merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, or similar event affecting the company or its capital structure.

Awards of Stock Options and SARs

Each stock option granted under the Omnibus Incentive Plan entitles an Eligible Individual to purchase one or more shares of Ovintiv common stock upon payment of an exercise price, subject to the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. SARs may be granted as a separate Award or in conjunction with a stock option. Upon the exercise of a SAR, the Eligible Individual will be entitled to receive an amount equal to the product of (i) the excess of the closing price of one share of Ovintiv common stock on the last trading day preceding the date of exercise of the SAR over the exercise price of the applicable SAR, multiplied by (ii) the number of shares of Ovintiv common stock in respect of which the SAR has been exercised. Stock options granted with a tandem SAR allow the Eligible Individual to surrender the stock option and exercise the related SAR, or to exercise the stock option (in which case the related SAR will immediately terminate, and no payment will be made or shares of Ovintiv common stock issued in respect thereof). The applicable grant agreements for SAR grants not made in conjunction with a stock option specify whether such payment shall be made in cash or shares of Ovintiv common stock or reserve to the Committee or the Eligible Individual the right to make that determination prior to or upon the exercise of the SAR.

The exercise price per share of Ovintiv common stock subject to a stock option or SAR is determined by the Committee and set forth in the applicable grant agreement and cannot be less than the Fair Market Value of a share of Ovintiv common stock on the applicable grant date.

The vesting provisions and term of each stock option and SAR is fixed by the Committee, however in no event will any stock option or SAR be exercisable more than 10 years following the grant date of such Award, subject to the terms of the Omnibus Incentive Plan. Notwithstanding the foregoing, if the date on which a stock option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a trading blackout period imposed by the company and applicable to the relevant participant, or within 10 business days of the expiry thereof, then the Termination Date will be extended to the date that is 10 business days following the expiry date of such trading blackout period.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s stock options and SARs is as set forth in the applicable grant agreement.

Awards of RSUs

RSUs are Awards denominated in shares of common stock that are settled in a specified number of shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of a specified number of shares of Ovintiv common stock, as determined in the sole discretion of the Committee.

RSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of RSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom RSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the RSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s RSUs is as set forth in the applicable grant agreement.

Awards of PSUs

PSUs are Awards denominated in shares of common stock that are settled in shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of shares of Ovintiv common stock, as determined in the sole discretion of the Committee. The number of PSUs settled will vary depending on the company’s achievement over a designated performance period of performance criteria determined by the Committee and set forth in the applicable grant agreement.

PSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of PSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom PSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the PSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof.

68	●	Ovintiv Inc. / 2022 PROXY STATEMENT

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s PSUs is as set forth in the applicable grant agreement.

Awards of Restricted Stock

Shares of Restricted Stock are actual shares of Ovintiv common stock issued to an Eligible Individual, subject to certain restrictions on the ability to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock during the restriction period determined by the Committee. Subject to the foregoing and the terms of the applicable grant agreement, the applicable Eligible Individual will have, in respect of his or her shares of Restricted Stock, all the rights of a shareholder of Ovintiv holding the class or series of Ovintiv common stock that is the subject of the Restricted Stock, including the right to receive dividends and, subject to TSX approval, the right to vote the shares of Ovintiv common stock.

Vesting of Restricted Stock is conditional upon the continued service of the applicable Eligible Individual and may be subject to the achievement of performance criteria as determined by the Committee.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s shares of Restricted Stock is as set forth in the applicable grant agreement.

Other Share-Based Awards

Subject to the terms of the Omnibus Incentive Plan, the Committee may grant equity-based or equity-related awards not otherwise described in the Omnibus Incentive Plan in such amounts and subject to such terms and conditions consistent with the terms of the Omnibus Incentive Plan as the Committee may determine, which may: (i) involve the transfer of actual shares of Ovintiv common stock to Eligible Individuals, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Ovintiv common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of shares of Ovintiv common stock that is specified at the time of the grant of such award, and (iv) be designed to comply with applicable laws of jurisdictions other than the U.S. or Canada.

Transferability

Awards under the Omnibus Incentive Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes). A stock option that is not designated as an incentive stock option under the applicable grant agreement or a SAR may be transferred by a participant, for no value or consideration, to such participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, if such transfer is expressly permitted by the Committee.

Amendments

The Board or the Committee may amend, alter or discontinue the Omnibus Incentive Plan or amend the terms of any Award granted thereunder from time to time without shareholder approval; provided however that:

(a)	approval of the holders of a majority of the shares of Ovintiv common stock present and voting in person or by proxy at a meeting of shareholders is necessary for any:

i.	increase in the maximum number of shares of Ovintiv common stock issuable pursuant to Awards granted under the Omnibus Incentive Plan;

ii.	amendment that would reduce the exercise price of a stock option or SAR;

iii.	amendment to extend the maximum term of any Award;

iv.	amendment to permit the transfer or assignment of Awards beyond what is contemplated by the Omnibus Incentive Plan;

v.	amendment to increase the limits on non-employee director participation contained in the Omnibus Incentive Plan;

vi.	amendment that removes or exceeds the insider participation limit contained in the Omnibus Incentive Plan;

vii.	amendment to the Omnibus Incentive Plan’s amendment provisions; or

viii.	amendment for which shareholder approval is otherwise required under the rules or policies of the TSX or the NYSE, as applicable, or any applicable law; and

(b)	the consent of the Award holder is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the holder in respect of a previously granted Award.

Burn Rate

For the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021, the annual burn rate of the Omnibus Incentive Plan, as calculated by dividing the number of securities granted under the Omnibus Incentive Plan during the applicable fiscal year that may be treasury-settled by the weighted average number of securities outstanding for the applicable fiscal year, in accordance with Section 613(p) of the TSX Company Manual, was 1.2%1, 3.2%2 and 1.4%3, respectively.

[1]	Securities granted: 3,054,720; weighted average number of securities outstanding: 253,789,210
[2]	Securities granted: 8,222,770; weighted average number of securities outstanding: 259,841,613
[3]	Securities granted: 3,690,183; weighted average number of securities outstanding: 258,938,455

Ovintiv Inc. / 2022 PROXY STATEMENT	●	69

Summary of Certain Income Tax Consequences of Awards

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain U.S. federal income tax consequences to Eligible Individuals and to Ovintiv of Awards granted under the Omnibus Incentive Plan based on applicable U.S. federal income tax law in effect on the date of this Proxy Statement. The following discussion does not address state, local, or non-U.S. income tax rules applicable to Awards under the Omnibus Incentive Plan.

Incentive Stock Options. An Eligible Individual who is granted an incentive stock option generally does not recognize taxable income at the time the incentive stock option is granted or upon its exercise, except that Eligible Individuals subject to the alternative minimum tax may recognize taxable income upon exercise in certain circumstances. Upon a disposition of the common stock acquired upon exercise of an incentive stock option (“ISO Shares”) more than two years after grant of the incentive stock option and one year after exercise of the incentive stock option, any gain or loss is treated as long-term capital gain or loss. In such case, Ovintiv would not be entitled to a deduction. If the Eligible Individual sells the ISO Shares prior to the expiration of these holding periods, the Eligible Individual recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (i) the aggregate fair market value of the ISO Shares at the date of exercise and (ii) the amount received for the ISO Shares, over the aggregate exercise price previously paid by the Eligible Individual. Any gain or loss recognized on such a premature disposition of the ISO Shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the ISO Shares were held by the Eligible Individual prior to the sale. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Non-qualified Stock Options and SARs. An Eligible Individual who is granted a stock option that is not an incentive stock option (a “Non-qualified Stock Option”) does not recognize any taxable income at the time of grant. Upon exercise, the Eligible Individual recognizes taxable income in an amount equal to the aggregate fair market value of the common stock subject to the Non-qualified Stock Option over the aggregate exercise price of such common stock. Any taxable income recognized in connection with the exercise of a Non-qualified Stock Option by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs, PSUs or restricted stock is granted. When the vesting restrictions lapse with regard to any installment of restricted stock, the Eligible Individual will recognize ordinary income in an amount equal to the fair market value of the common stock with respect to which the restrictions lapse, unless the Eligible Individual previously elected to realize ordinary income in the year the Award was granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. An Eligible Individual will recognize ordinary income at the time that cash or common stock are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the common stock delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Canadian Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain Canadian federal income tax consequences to Eligible Individuals who are residents of and employed in Canada based on applicable provisions of the Income Tax Act (Canada) in effect on the date of this Proxy Statement. The following discussion does not address provincial, local, or non-Canadian income tax rules applicable to Awards under the Omnibus Incentive Plan.

Stock Options. An Eligible Individual who is granted a stock option generally does not recognize taxable income at the time the stock option is granted or upon its exercise. Upon exercise of a stock option, the Eligible Individual recognizes income from an office or employment equal to the excess, if any, of the aggregate fair market value of the common stock acquired pursuant to the stock option at the date of exercise over the aggregate exercise price paid by the Eligible Individual (such excess being the “Option Benefit”). Provided certain conditions are met, the Eligible Individual should be entitled to deduct 50% of the Option Benefit in calculating his or her tax payable in respect of the exercise of the stock option. The Company is generally not entitled to a deduction in respect of stock options or the common stock issued on the exercise of stock options.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs or PSUs is granted. An Eligible Individual will recognize ordinary income at the time that cash or common stock are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the Common Shares delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally not entitled to a deduction where it issues common stock in settlement of vested RSUs or PSUs.

70	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Schedule B

Description of Key Terms – Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Ovintiv and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, stock options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As of December 31, 2021, there were 524,725 stock options outstanding under the ESOP and zero additional options available for issuance under the ESOP, representing 0.2% and 0%, respectively, of the total number of outstanding shares of Ovintiv common stock at such date.

The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any stock option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to stock options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the ESOP and any other security-based compensation arrangement of Ovintiv cannot exceed 10% of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted basis).

Stock options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of stock options granted, which are set out in the ESOP and corresponding grant agreement with the recipient.

Stock options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Stock options granted prior to such date are exercisable for five years from the grant date. Stock options vest 30% on the first anniversary of grant, an additional 30% on the second anniversary of the grant, and an additional 40% on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the stock option holder has until the earlier of 60 trading days or the stock option expiry date to exercise any vested unexercised stock options. In the event of death or retirement before age 60, the stock option holder has until the earlier of six months from such date or the stock option expiry date to exercise any vested unexercised stock options. In any of these events, any stock options that are unvested as of the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the stock option holder may exercise vested stock options, and any unvested stock options continue to vest until the stock option expiry date.

Stock options granted and outstanding under the ESOP have associated TSARs that entitle the stock option holder to surrender the right to exercise his or her stock option to purchase shares of Ovintiv common stock and to instead receive cash. Such amount is valued based on the difference between the strike price and for TSARs granted after February 2015, the VWAP of shares of Ovintiv common stock on the TSX on the five trading days prior to vesting, and for TSARs granted prior to such date, the closing price of shares of Ovintiv common stock on the TSX on the immediately preceding trading day is used. In each case such stock price is multiplied by the number of optioned shares of Ovintiv common stock surrendered. Where a TSAR is exercised, the right to the underlying shares of Ovintiv common stock is forfeited and such number of shares of Ovintiv common stock are returned to the shares of Ovintiv common stock reserved for issuance under the ESOP.

A stock option can only be exercised by the stock option holder and is not assignable, except on death by the stock option holder’s estate. A stock option holder only has rights as a shareholder of Ovintiv with respect to shares of Ovintiv common stock he or she has acquired through exercise of a stock option.

Adjustments may be made to the exercise price of a stock option, the number of shares of Ovintiv common stock delivered to a stock option holder upon exercise of a stock option and the maximum number of shares of Ovintiv common stock that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares of Ovintiv common stock or other similar corporate change.

Where a stock option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of stock option holders, adversely affect the rights under any stock option previously granted to the stock option holder under the ESOP.

Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of shares of Ovintiv common stock reserved for issuance under the ESOP;

•	any reduction in the exercise price or cancellation and reissue of stock options;

•	any extension of the term of a stock option beyond the original expiry date, except as permitted under the Blackout Extension Period;

•	any extension to the length of the Blackout Extension Period;

•	the inclusion of non-employee directors as eligible participants under the ESOP;

•	any allowance for the transferability of stock options (other than upon death of a stock option holder); or

•	amendments which require shareholder approval under applicable law.

For the fiscal year ended December 31, 2019, December 31, 2020 and December 31, 2021, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0%, 0% and 0%, respectively.

The amounts in this Schedule B have been adjusted to reflect the effects of the Share Consolidation.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	71

Schedule C

Advisory Regarding Non-GAAP Measures

Ovintiv’s consolidated financial statements for the year ended December 31, 2021 are presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-U.S. GAAP (“non-GAAP”)

measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. This Proxy Statement contains references to non-GAAP measures as follows:

Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Cash Return Yield

Non-GAAP Cash Flow (or Cash Flow) is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Non-GAAP Free Cash Flow (or Free Cash Flow) is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Cash Return Yield is defined as the sum of Ovintiv’s base dividend and expected cash returned to shareholders under the Company’s capital allocation framework, which was announced on September 9, 2021, divided by the Company’s market capitalization. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. These measures may be used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Due to the forward-looking nature of projected free cash flow used in calculating Cash Return Yield herein, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from this non- GAAP measure in future periods could be significant. Non-GAAP Cash Flow is also referenced in the Company’s 2021 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 77.

($ millions)	2021
Cash From (used in) Operating Activities	3,129
Deduct (Add back):
Net change in other assets and liabilities	(39)
Net change in non-cash working capital	(41)
Current tax on sale of assets	–
Non-GAAP Cash Flow	3,209
Less: capital expenditures	1,519
Non-GAAP Free Cash Flow	1,690
Other Adjustments(1)	40
Non-GAAP Free Cash Flow, including Other Adjustments(2)	1,730

Notes:

(1)	Other adjustments excludes cash settled long-term incentive costs and capitalized long-term incentive costs.
(2)	This measure is used as an internal metric for the company’s Scorecard.

72	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA is a non-GAAP measure calculated as Net Debt divided by Adjusted EBITDA. Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents. Adjusted EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, DD&A, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Management believes this measure is useful to the Company and its investors as a measure of financial leverage and the Company’s ability to service its debt and other financial obligations. This measure is used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Net Debt to Adjusted EBITDA is also referenced in the Company’s 2021 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 79.

($ millions)	2021
Long-term debt, including current portion	4,786
Less: Cash and cash equivalents	195
Net Debt	4,591
Net Earnings (Loss)	1,416
Add back (Deduct)
Depreciation, depletion and amortization	1,190
Impairments	–
Accretion of asset retirement obligation	22
Interest	340
Unrealized (gains) losses on risk management	488
Foreign exchange (gain) loss, net	(23)
(Gain) loss on divestitures, net	–
Other (gains) losses, net	(37)
Income tax expense (recovery)	(177)
Adjusted EBITDA	3,219
Net Debt to Adjusted EBITDA (times)	1.4

Ovintiv Inc. / 2022 PROXY STATEMENT	●	73

Total Costs

Total Costs is defined as the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive, restructuring and legal costs and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from the Market Optimization and Corporate and Other segments, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive, restructuring and legal costs and current expected credit losses. When presented on a per BOE basis, Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods. Total Costs is also referenced in the Company’s 2021 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 78.

($ millions)	2021
Total Operating Expenses	7,139
Deduct (add back):
Market optimization operating expenses	3,148
Corporate & other operating expense	(1)
Depreciation, depletion and amortization	1,190
Impairments	–
Accretion of asset retirement obligation	22
Long-term incentive costs	132
Restructuring and legal costs	34
Current expected credit losses	1
Total Costs	2,613
Other Adjustments(1)	(159)
Total Costs, including Other Adjustments(2)	2,454

Notes:

(1)	Other adjustments excludes production, mineral and other taxes and includes capitalized indirect costs.
(2)	This measure is used as an internal metric for the Company’s Scorecard.

74	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Schedule D

OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

Effective from February 13, 2019

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OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

(Effective from February 13, 2019)

1.	PREAMBLE AND DEFINITIONS

1.1	Purpose of the Plan.

(a)	The principal purposes of the Plan are:

(i)	to promote a proprietary interest in the Corporation among employees and directors;

(ii)	to promote an alignment of interests among employees, directors and shareholders of the Corporation;

(iii)	to provide a long-term incentive element in overall compensation of employees and directors;

(iv)	to associate a portion of eligible employees’ and directors’ compensation with the performance of the Corporation; and

(v)	to attract and retain employees and directors with the knowledge, experience and expertise required by the Corporation.

1.2	Definitions.

In the Plan, the following terms shall have the meanings respectively set forth below:

(a)

“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest or which controls, or is under common control with, the Corporation.

(b)

“Applicable Exchange” means the TSX or the NYSE as specified in the Participant’s respective Grant Agreement, or, if the Shares are not listed on the TSX or the NYSE, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

(c)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and the listing standards of the Applicable Exchange.

(d)	“Award” means a Stock Option, SAR, RSU, PSU, Restricted Stock or Other Share-Based Award granted pursuant to the terms of this Plan.

(e)	“Blackout Expiry Date” has the meaning set forth in Section 5.5 of this Plan.

(f)

“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced by the Corporation from time to time).

(g)	“Board” means the Board of Directors of the Corporation.

(h)	“Business Combination” has the meaning set forth in Section 10.2(b) of this Plan.

(i)	“Change in Control” has the meaning set forth in Section 10.2 of this Plan.

(j)	“Change in Control Value” has the meaning set forth in Section 10.1(a)(ii) of this Plan.

(k)

“CIC Cause” means, unless otherwise provided in a Grant Agreement, (i) “cause” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not

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define “cause”: (A) conviction of, or plea of guilty or nolo contendere (or its equivalent) by, the Participant for committing an indictable offence in Canada, a felony under U.S. federal law or the law of the state in which such action occurred, or a similar level of offence in the jurisdiction in which such action occurred; (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect that remains uncured thirty (30) days after receipt of written notice from the Corporation specifying in reasonable detail the alleged failure; (C) dishonesty in the course of fulfilling the Participant’s employment duties that results in material harm to the Corporation; or (D) a material violation of the Corporation Policies. For purposes of this Plan, any determination by the Committee as to whether CIC Cause exists shall be subject to de novo review.

(l)	“CIC Vested Awards” has the meaning set forth in Section 10.1(a) of this Plan.

(m)

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(n)	“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

(o)	“Committee” means the Committee referred to in Section 2.1 of this Plan.

(p)	“Corporate Transaction” has the meaning set forth in Section 3.6 of this Plan.

(q)	“Corporation” means Encana Corporation, a corporation amalgamated under the laws of Canada, and any successor corporation whether by amalgamation, merger or otherwise.

(r)

“Corporation Policies” means, at a particular time, the applicable policies, plans and practices of the Corporation or an Affiliate, as applicable, which employs the Participant, as published on the Corporation’s or an Affiliate’s, as applicable, internal website or as otherwise communicated to Participants from time to time.

(s)	“Date Employment Ceases” means:

(i)	as it applies to an employee of the Corporation or an Affiliate:

(A)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date written notification of dismissal from employment is delivered to the Participant;

(B)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for any reason other than for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date identified in the written notification of Termination of Service delivered to the Participant as the termination, end or departure date and, where such dates are so referred to, the earlier thereof, or, where such dates are not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

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(C)	in the case where the Participant is employed by an Affiliate that experiences a Disaffiliation, the effective date of such Disaffiliation as determined by the Corporation; or

(D)

in the case of any other Termination of Service to which Sections 1.2(s)(i)(A), 1.2(s)(i)(B) or 1.2(s)(i)(C) does not apply, the last date the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate; and

(ii)	as it applies to a director of the Corporation, the date upon which the Participant ceases to be a director of the Corporation.

(t)

“Disability” means the Participant’s physical or mental incapacity that prevents the Participant from substantially fulfilling his duties and responsibilities on behalf of the Corporation or an Affiliate, and in respect of which the Participant commences receiving disability benefits under the Corporation’s or an Affiliate’s short-term or long-term disability plan, as applicable, in respect of such incapacity.

(u)

“Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Affiliate) or a sale of a division of the Corporation and its Affiliates.

(v)	“Effective Date” has the meaning set forth in Section 12.1 of this Plan.

(w)

“Eligible Individuals” means directors, officers and employees (including without limitation, any officer or employee who is a director) of the Corporation or any of its Affiliates, and prospective directors, officers and employees who have accepted offers of employment or directorship from the Corporation or its Affiliates.

(x)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y)

“Fair Market Value” means, with respect to any particular date, except as otherwise determined by the Committee, the volume-weighted average (rounded to two decimal places) of the trading price per Share on the Applicable Exchange designated in the Grant Agreement during the five Trading Days immediately preceding the particular date, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(z)

“Family Leave” means, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, compassionate care leave or other similar leave to care for another person, and does not provide employment services to the Corporation or an Affiliate.

(aa)	“Full Value Award” means any Award other than a Stock Option or SAR.

(bb)

“Good Reason” means (i) “Good Reason” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, and the Participant holds the title of “Vice-President” or above as of immediately prior to the Change in Control, the occurrence of any of the following on or after the Change in Control, unless the Participant shall have given express written consent thereto: (A) a material diminution in the scope of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that any change in the Participant’s duties or responsibilities resulting solely from the fact that the Corporation is no longer publicly traded, or no longer the ultimate parent company of

78	●	Ovintiv Inc. / 2022 PROXY STATEMENT

its affiliated group, due to the Change in Control shall not be deemed to be a material diminution in the scope of the Participant’s duties or responsibilities; (B) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control; (C) a material reduction in the Participant’s short-term or long-term incentive compensation opportunity (measured based on Grant Date fair value of any equity-based awards) in effect immediately prior to the Change in Control; (D) the failure by the Corporation or an Affiliate to pay the Participant (1) any portion of the Participant’s then current compensation, except pursuant to an across-the-board compensation deferral similarly affecting other such employees with the same title as the Participant or otherwise at the same level in the Corporation’s organization and required by Applicable Law, or (2) any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Corporation or an Affiliate; or (E) a requirement that the Participant be based more than 50 miles from where the Participant is based immediately prior to the Change in Control, except for: (1) required travel on the Corporation’s or Affiliate’s business to an extent substantially consistent with the Participant’s business travel obligations in the ordinary course of business immediately prior to the Change in Control; or (2) if the Participant has been relocated or repatriated by the Corporation or an Affiliate prior to the Change in Control, such relocation as may be required by Applicable Law or performed in accordance with an agreement (whether written or unwritten) entered into between the Corporation (or an Affiliate) and the Participant prior to the Change in Control; provided, that, a Participant may only resign for Good Reason under this clause (ii) if the Participant has provided written notice to the Corporation and, if the Participant is employed by an Affiliate, such Affiliate, of the event or circumstance alleged to constitute Good Reason within ninety (90) days following the initial existence thereof, the Corporation or Affiliate, as applicable, has failed to cure such event or circumstance within thirty (30) days after receipt of such notice, and the Participant resigns within thirty (30) days after the expiration of such cure period. If the Participant is not covered by clause (i) or (ii) above, then Good Reason shall not be applicable to such Participant.

(cc)	“Grant Agreement” means a written or electronic agreement between the Corporation and the Participant setting forth the terms and conditions of a specific Award.

(dd)

“Grant Date” means the date upon which the Committee grants an Award to an Eligible Individual, as stated in the Eligible Individual’s Grant Agreement. Where the Corporation determines to grant an Award on a date which is within a Blackout Period or where, for any reason: (i) a grant of an Award would otherwise fall on a day that is within a Blackout Period; or (ii) the Fair Market Value of the grant of an Award would otherwise be calculated using a Trading Day that is within a Blackout Period, then the Grant Date shall automatically occur and be effective on the sixth Trading Day immediately following the end of such Blackout Period to permit the Fair Market Value to be determined based on Trading Days which occur immediately following the end of any of such Blackout Period.

(ee)

“Incentive Stock Option” means any Stock Option designated in the applicable Grant Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(ff)	“Incumbent Board” has the meaning set forth in Section 10.2(c) of this Plan.

(gg)

“Individual Agreement” means an employment, offer letter, change in control or similar agreement between a Participant and the Corporation or Affiliate. If a Participant is party to both an employment, offer letter, or similar agreement and a Change in Control agreement, the employment, offer letter, or similar agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and the Change in Control agreement shall be the relevant “Individual Agreement” on and after a Change in Control.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	79

(hh)	“Inducement Award” has the meaning set forth in Section 2.1(b)(ix) of this Plan.

(ii)

“Military Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a military leave and does not provide employment services to the Corporation or an Affiliate.

(jj)	“Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(kk)	“NYSE” means the New York Stock Exchange.

(ll)	“Other Share-Based Award” means an award granted to a Participant under Section 9 of this Plan.

(mm)	“Outstanding Corporation Common Stock” has the meaning set forth in Section 10.2(a) of this Plan.

(nn)	“Outstanding Corporation Voting Securities” has the meaning set forth in Section 10.2(a) of this Plan.

(oo)

“Paid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on an approved leave of absence and continues to receive his salary from, but does not provide employment services to, the Corporation or an Affiliate.

(pp)

“Participant” means an Eligible Individual to whom an Award is or has been granted, provided that persons who are Eligible Individuals by virtue of being prospective directors, officers or employees shall only become Participants if they actually commence providing services to the Corporation or an Affiliate.

(qq)

“Performance Criteria” means, the performance criteria as determined by the Committee as being applicable to a grant of certain Awards under the Plan, and as set forth in the applicable Grant Agreement, which may include, but is not limited to, the attainment of specified levels of one or more of the following measures: share price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets or operating assets, relative total shareholder return, net debt, debt ratios, asset quality or portfolio, efficiency ratio, liquidity, balance sheet strength, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), revenue growth, margin growth, return on capital, capital allocation, cost control, profit, production or commodity mix, in each case with respect to the Corporation or any one or more Affiliates, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

(rr)

“Performance Period” means, the particular designated period of time in respect of which the Performance Criteria is assessed and may be determined by the Committee to be satisfied in order for such Award to vest pursuant to the terms set forth in the applicable Grant Agreement.

(ss)

“Period of Absence” means, with respect to a Participant, a period of time throughout which the Participant is on a Family Leave, Military Leave, Paid Leave of Absence, an unpaid leave of absence of 31 days or less approved by the Corporation or Affiliate, as applicable, or is experiencing a Disability, but does not include a period of time throughout which the Participant is on an Unpaid Leave of Absence.

(tt)	“Person” has the meaning set forth in Section 10.2(a) of this Plan.

80	●	Ovintiv Inc. / 2022 PROXY STATEMENT

(uu)	“Plan” means this Omnibus Incentive Plan of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

(vv)	“Prior Plan Awards” has the meaning set forth in Section 3.2 of this Plan.

(ww)

“Prior Plans” means, as applicable, the Encana Corporation Employee Stock Option Plan, the Encana Corporation Employee Stock Appreciation Rights Plan, the Performance Share Unit Plan for Employees of Encana Corporation, the Restricted Share Unit Plan for Employees of Encana Corporation and the Restricted Share Unit Plan for Directors of Encana Corporation, in each case including any schedules or appendices thereto, as amended from time to time.

(xx)

“PSU” means a performance share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(yy)	“Replaced Award” has the meaning set forth in Section 10.1(a) of this Plan.

(zz)	“Replacement Award” has the meaning set forth in Section 10.1(a) of this Plan.

(aaa)	“Restricted Stock” means an Award of Shares granted to a Participant under Section 6 of this Plan.

(bbb)	“Restriction Period” has the meaning set forth in Section 6.3(b) of this Plan.

(ccc)	“Retirement” has the meaning set forth in the applicable Grant Agreement.

(ddd)

“RSU” means a restricted share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(eee)

“SAR” means a stock appreciation right Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(fff)	“Section 16(b)” has the meaning set forth in Section 11 of this Plan.

(ggg)

“Section 409A Amount” means any Award, cash or Shares provided or to be provided or held pursuant to this Plan or a Grant Agreement that: (a) are provided or are to be provided to a U.S. Participant; and (b) constitute a deferral of compensation subject to section 409A of the Code.

(hhh)

“Share” means a common share in the capital of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, re-organization or otherwise, including any rights that form a part of the common share or substituted share.

(iii)

“Specified Period” means (i) for a Participant who is an executive officer of the Corporation as of immediately prior to the Change in Control, 24 months, (ii) for a Participant who is not an executive officer of the Corporation and holds the title of “Vice-President” or above as of immediately prior to the Change in Control, 18 months, and (iii) for any Participant not covered by clauses (i) and (ii), 12 months, in each case, inclusive of the date on which the Change in Control occurs, or, in each case, such longer period specified in the Grant Agreement or as provided for in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	81

(jjj)

“Stock Option” means a stock option Award granted to a Participant under Section 5 of this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(kkk)

“Term” means the maximum period during which a Stock Option or SAR may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Grant Agreement.

(lll)	“Termination Date” has the meaning set forth in Section 5.5 of this Plan.

(mmm)

“Termination of Service” means an event by which the Participant ceases to be an employee or director of the Corporation or an Affiliate, as applicable, but, for greater certainty, shall not include the commencement by the Participant of a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof. Except for periods of leave as set out above or as otherwise provided in an Individual Agreement or Grant Agreement or as expressly required by applicable employment standards legislation, a Participant shall cease to be a Participant for purposes of the Plan when the Participant ceases to perform actual and active services for the Corporation or an Affiliate and no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining when a Participant ceases to be a Participant for purposes of the Plan or in determining any entitlement under the Plan. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a Section 409A Amount, the U.S. Participant holding such Award shall not be considered to have experienced a “Termination of Service” unless the U.S. Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

(nnn)	“Trading Day” means any date on which the Applicable Exchange is open for the trading of Shares and on which Shares are actually traded.

(ooo)	“TSX” means the Toronto Stock Exchange.

(ppp)

“Unpaid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered by the Corporation or an Affiliate, as applicable, to be on an approved leave of absence and does not continue to receive his salary from, or provide services to, the Corporation or an Affiliate, as applicable, which, for the purposes of this Plan, shall be deemed to commence on the 32nd day following the day on which the Participant commences such approved, unpaid leave, as communicated in writing to the Participant by the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies or Applicable Law.

(qqq)

“U.S. Participant” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom compensation under this Plan would otherwise be subject to United States federal income taxation under the Code.

2.	ADMINISTRATION

2.1	Committee.

(a)

This Plan shall be administered by the Human Resources and Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Human Resources and

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Compensation Committee of the Board, unless a separate committee has been designated or authorized consistent with the foregoing.

(b)	Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)

to determine whether and to what extent Incentive Stock Options, Non-qualified Stock Options, SARs, RSUs, PSUs, Restricted Stock, Other Share-Based Awards or any combination thereof are to be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)

to approve the form of any Grant Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5.3 of this Plan), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Affiliate), treatment on Termination of Service, and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v)	to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5.3 and 5.4 of this Plan), at any time or from time to time, including, but not limited to, Performance Criteria;

(vi)	to determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of a Participant;

(vii)	to determine under what circumstances an Award may be settled in cash or Shares (or a combination thereof);

(viii)

to determine, as a term of an Award, that an Award may be subject to cancellation by the Corporation, or the amount of the benefit realized by a Participant on exercise of or settlement of an Award (including the sale of underlying Shares) may be subject to repayment to the Corporation, in the event of misconduct or in other circumstances, including pursuant to the Corporation’s Incentive Clawback Compensation Policy;

(ix)	to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)

to grant Awards under this Plan that are intended to qualify for the employment inducement award exception under Section 303A.08 of the New York Stock Exchange Listed Company Manual or Section 613(c) of the TSX Company Manual (each such Award, an “Inducement Award”);

(xi)	to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable (in addition to any Blackout Period as defined herein);

(xii)	to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Grant Agreement relating thereto);

(xiii)	to decide all other matters that must be determined in connection with an Award; and

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(xiv)	to otherwise administer this Plan.

2.2	Procedures.

(a)

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by Applicable Law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(b)

Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3

Discretion of the Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals.

2.4

Cancellation or Suspension. Subject to Section 5.4 hereof, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

2.5

Grant Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Grant Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Grant Agreement within the time period specified in the Grant Agreement, unless otherwise provided in the Grant Agreement. Grant Agreements may be amended only in accordance with Section 12.3 hereof.

2.6

Minimum Vesting Period. Except for Awards granted to Participants who are non-employee directors of the Corporation, Grant Agreements shall not provide for a designated vesting period of less than one year.

3.	SHARES SUBJECT TO PLAN

3.1

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 30,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.2

Prior Plans. On and after the Effective Date, subject to the terms of the Grant Agreement in respect of an Award, including amendments thereto, no new Awards may be granted under the Prior Plans, it being understood that Awards outstanding under any such Prior Plans prior to the Effective Date (“Prior Plan Awards”) shall remain in full force and effect under the applicable Prior Plans according to their respective terms; provided that the Committee may amend any such Prior Plan Awards on or after the Effective Date to cause such Prior Plan Awards to become subject to, and settled pursuant to, the terms of the Plan and each Prior Plan Award so amended shall retain its original grant date for purposes of applying the terms of the Plan. For the avoidance of doubt, all remaining available Shares under any Prior Plans

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that are not the subject of Prior Plan Awards will automatically and immediately cease to be available under such Prior Plan at the Effective Date of this Plan.

3.3

Individual Limits. No Awards shall be granted to any Participant if, at the time of such grant, such grant could result in the number of Shares: (a) issued to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual) in any one year period, or (b) issuable to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual), at any time, in each case, pursuant to the exercise of Options issued under the Plan, or when combined with all other “securities-based compensation arrangements” (as defined by the TSX Company Manual) exceeding 10% of the issued and outstanding Shares. Participants who are non-employee directors of the Corporation shall not be granted Awards if, at the time of such grant, such grants in aggregate could result in the number of Shares issued to all non-employee directors of the Corporation exceeding 1% of the issued and outstanding Shares, and, during any one year period, no individual Participant who is a non-employee director of the Corporation may be granted Awards covering Shares with an aggregate Grant Date Fair Market Value in excess of US$800,000, of which no more than US$100,000 of the Grant Date Fair Market Value may be comprised of Stock Options or SARs.

3.4

Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued pursuant to Awards granted under this Plan. If the exercise price of any Stock Option or SAR and/or the tax withholding obligations relating to any Stock Option or SAR are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or SAR shall nonetheless be deemed to have been issued under this Plan. If the tax withholding obligations relating to any Full Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Full Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been issued under this Plan.

3.5	Inducement Awards. Shares subject to Inducement Awards shall not reduce the number of Shares available for issuance under this Plan.

3.6	Adjustment Provisions.

(a)

In the event of a merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, disposition for consideration of the Corporation’s direct or indirect ownership of an Affiliate (including by reason of a Disaffiliation), or similar event affecting the Corporation or any of its Affiliates (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

(b)

In the event of a share dividend, share split, reverse share split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

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(c)

In the case of Corporate Transactions, such adjustments may include: (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or SAR shall conclusively be deemed valid); (ii) the substitution of other property (including cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Corporation and securities of entities other than the Corporation), by the affected Affiliate, or division or by the entity that controls such Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(d)

The Committee may adjust the Performance Criteria applicable to any Awards to reflect any items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and/or the cumulative effects of accounting or tax changes, each as defined in generally accepted accounting principles, as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s filings with the Commission.

(e)

Any adjustments made pursuant to this Section 3.6 to Awards that constitute Section 409A Amounts shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Section 3.6 to Awards that do not constitute Section 409A Amounts shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue to not constitute Section 409A Amounts or (ii) such adjustments do not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(f)	Any adjustment under this Section 3.6 need not be applied uniformly to all Participants.

(g)	All adjustments under this Section 3.6 shall be subject to applicable rules and policies of the TSX and NYSE.

4.	ELIGIBILITY

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code).

5.	STOCK OPTIONS AND SARS

5.1

Types of Stock Options. Stock Options may be granted in the form of Incentive Stock Options or Non-qualified Stock Options. The Grant Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.2

Nature of Stock Options. A Stock Option shall entitle a Participant to purchase one or more Shares upon payment of an exercise price as described in Section 5.4, subject to such terms and conditions as may be set out in the Plan and the applicable Grant Agreement.

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5.3

Nature of SARs. SARs may be granted as a separate Award or in conjunction with a Stock Option. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR, over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised, and if such SAR is to be settled in Shares, by dividing such amount by the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR. The applicable Grant Agreement shall specify whether such payment is to be made in cash or Shares or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR. In the case of a SAR granted in conjunction with a Stock Option, the Participant shall have the right to surrender the Stock Option and exercise the related SAR or to exercise the Stock Option, in which case the related SAR shall immediately terminate and no payment shall be made or Shares issued in respect thereof.

5.4

Exercise Price. The exercise price per Share subject to a Stock Option or SAR shall be determined by the Committee and set forth in the applicable Grant Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or SAR granted under this Plan be amended, other than pursuant to Section 3.6, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or SAR, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.5

Term. The Term of each Stock Option and each SAR shall be fixed by the Committee, but no Stock Option or SAR shall be exercisable more than 10 years after its Grant Date. Notwithstanding the foregoing, if the date on which a Stock Option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a Blackout Period applicable to the relevant Participant, or within 10 business days after the expiry of a Blackout Period applicable to the relevant Participant, then the Termination Date for that Option or SAR shall be the date that is the tenth business day after the expiry date of the Blackout Period (the “Blackout Expiry Date”). This Section 5.5 applies to all Stock Options or SARs outstanding under this Plan. The Blackout Expiry Date for a Stock Option or SAR may not be amended by the Board of Directors or the Committee without the approval of the holders of Shares in accordance with Section 12.3 of the Plan.

5.6

Exercisability; Method of Exercise. Except as otherwise provided herein, Stock Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the provisions of this Section 5, Stock Options and SARs may be exercised, in whole or in part in accordance with the methods and procedures established by the Committee in the Grant Agreement or otherwise.

5.7

Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5.11, a Participant shall have all of the rights of a shareholder of the Corporation holding Shares that is subject to such Stock Option or SAR (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14.1 and (iii) in the case of a Stock Option, has paid in full for such Shares.

5.8	Non-transferability of Stock Options and SARs. No Stock Option or SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and

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distribution; or (ii) in the case of a Non-qualified Stock Option or SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Option or SAR shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5.8, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

5.9

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Stock Options and SARs shall be set forth in the applicable Grant Agreement.

5.10

Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who, at the time of such grant, owns Shares possessing more than 10% of the total combined voting power of all Shares, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time a Stock Option for the Share is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Corporation, may not exceed US$100,000. To the extent a Stock Option that, by its terms, was intended to be an Incentive Stock Option exceeds this US$100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Non-qualified Stock Option.

5.11

Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or SARs; provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Section 3.6 hereof.

6.	RESTRICTED STOCK

6.1

Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6.3.

6.2

Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

6.3

Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)	The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant,

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or (B) the grant or vesting of an Award of Restricted Stock upon the achievement of Performance Criteria or the achievement of Performance Criteria and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Criteria) need not be the same with respect to each recipient.

(b)

Subject to the provisions of this Plan and the applicable Grant Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

6.4

Rights of a Shareholder. Except as provided in this Section 6 and the applicable Grant Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Shares that is the subject of the Restricted Stock, including the right to receive any dividends (subject to Section 14.5 below) and, subject to TSX approval, the right to vote the Shares.

6.5

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Restricted Stock shall be set forth in the applicable Grant Agreement.

7.	RESTRICTED SHARE UNITS

7.1

Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares, in the sole discretion of the Committee.

7.2

Terms and Conditions. RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)

The Committee shall, prior to or at the time of grant, condition the vesting of RSUs upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs need not be the same with respect to each Participant. An Award of RSUs shall be settled as and when the RSUs vest, at a later time specified by the Committee in the applicable Grant Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)

The Grant Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Shares (subject to Section 14.5 below).

7.3

Rights of a Shareholder. A Participant to whom RSUs are awarded shall have no rights as a shareholder with respect to the Shares represented by the RSUs unless and until Shares are actually delivered to the Participant in settlement thereof.

7.4

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her RSUs shall be set forth in the applicable Grant Agreement.

8.	PERFORMANCE SHARE UNITS

Sections 7.1 through 7.4 shall apply to Awards of PSUs, mutatis mutandis. The Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each PSU. The conditions for grant or vesting and the other provisions of PSUs (including any applicable Performance Criteria) need not be the same with respect to each recipient. PSUs may be paid in cash or Shares, in the sole discretion of the Committee.

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9.	OTHER SHARE-BASED AWARDS

Subject to applicable rules and policies of the TSX and NYSE (including, for greater certainty, any exchange or shareholder approval requirements), the Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award, and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States or Canada.

10.	CHANGE IN CONTROL PROVISIONS

10.1

General. The provisions of this Section 10 shall, subject to Section 3.6, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in a Grant Agreement.

(a)

In the event of a Change in Control, all such Awards credited to the Participant immediately prior to such Change in Control shall vest immediately prior to the time of such Change in Control (“CIC Vested Awards”), except to the extent that an Award meeting the requirements set out below in this Section 10.1(a) (such award, a “Replacement Award”) is provided to the Participant to replace such Award (each Award intended to be replaced by a Replacement Award, a “Replaced Award”) effective on or immediately after the time of such Change in Control. An award shall meet the requirements of this Section 10.1(a) (and hence qualify as a Replacement Award) if (i) it has a value equal to the value of the Replaced Award as of the date of the Change in Control determined with reference to the Change in Control Value of the Award comprising the Replaced Award and the fair market value of the securities underlying the Replacement Award, (ii) it relates to publicly traded equity securities of (A) the Corporation, (B) the entity surviving the Corporation following the Change in Control or (C) the parent company of such surviving entity, (iii) it contains terms relating to vesting that are substantially identical to those of the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable Performance Period (or such shorter period as determined by the Committee) and the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period)), and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not immediately vest upon the Change in Control giving rise to the replacement. The determination whether the conditions of this Section 10.1(a) are satisfied shall be made by the Committee, as constituted

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immediately before the Change in Control, in its sole discretion. All Awards that become CIC Vested Awards pursuant to this Section 10.1(a) shall be paid as follows:

(i)

as soon as practicable, and in any event within 30 days, following a Change in Control, (i) to the extent a Participant’s CIC Vested Award is expressed in dollar value form, the Participant shall receive a cash payment equal to such dollar value, and (ii) subject to clause (iii) below with respect to Stock Options, to the extent a Participant’s CIC Vested Award is expressed by reference to a number of units or Shares, the Participant shall receive in cash or property (or a combination thereof), as may be determined by the Board or the Committee, a payment equal to (a) the number of Shares with respect to which the CIC Vested Award relates (determined, except as otherwise provided in the applicable Grant Agreement, in accordance with clause (ii) below for performance-based CIC Vested Awards) at the time of the Change in Control (rounded up to the nearest whole number), multiplied by (b) the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the closing price per Share on the Applicable Exchange on each day in the 30-day period ending on the date of the Change in Control (as applicable, the “Change in Control Value”);

(ii)

for each CIC Vested Award that is performance-based, the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period);

(iii)

with respect to Awards of Stock Options, in the event of a Change in Control, CIC Vested Awards together with previously vested but unexercised Stock Options outstanding immediately prior to the Change of Control may be exercised effective as of the time of the Change of Control provided that, for reasons of administrative convenience, the Participant submits an exercise election no later than three business days prior to the effective time of the Change of Control (or within such other period as may be specified by the Committee, acting reasonably); and

(iv)

with respect to any Section 409A Amount (i) if the Change in Control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as such terms are used in Section 409A of the Code and related regulations (a “409A Change of Control”), such Section 409A Amount shall be paid at the time specified in Section 10.1(a)(i) to the extent that such payment does not result in the application of any tax or penalty under Section 409A, and (ii) if the Change in Control does not constitute a 409A Change of Control, or payment at the time specified in Section 10.1(a)(i) would result in the application of any tax or penalty under Section 409A, such Section 409A Amount shall in all events be paid during the calendar year or years in which such amount would have been paid had there been no Change in Control.

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(b)

Notwithstanding any other provision of this Plan to the contrary, upon the Participant’s Termination of Service by the Corporation or an Affiliate, as applicable, without CIC Cause, or by the Participant for Good Reason, within the Specified Period following a Change in Control, all Replacement Awards held by such Participant shall vest in full and be paid or, become exercisable (if applicable), in full as soon as practicable, and in any event within 30 days, following such Termination of Service; provided that if the Replacement Award is a Section 409A Amount, and the Change in Control is not a 409A Change in Control, then such Replacement Award shall in all events be paid during the calendar year or years in which it would have been paid had there been no Change in Control.

10.2	Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing (each, a “Person”), is or becomes the beneficial owner directly or indirectly of 30% or more of either (A) the then-outstanding Shares (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 10.2(a), the following acquisitions of shares or other voting securities of the Corporation shall not constitute a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition made by the Corporation; (iii) any acquisition by any employee plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or (iv) any acquisition pursuant to a transaction that complies with Sections 10.2(b)(1), 10.2(b)(2) and 10.2(b)(3);

(b)

consummation of a reorganization, merger, arrangement, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of

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directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(c)

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(e)	For the purposes of this definition:

(i)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 1.9 of National Instrument 62-104 Take-Over Bids and Issuer Bids, as amended; and

(ii)

and the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining the percentage of beneficial ownership of any Person.

11.	SECTION 16(B); SECTION 409A

11.1

The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.2

This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a U.S. Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Grant Agreement to the contrary, if a U.S. Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” subject to Section 409A of the Code that would otherwise be payable by reason of a U.S. Participant’s Separation from Service during the six-month period immediately following such

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Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the U.S. Participant’s Separation from Service. If the U.S. Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the U.S. Participant’s estate within 30 days following the date of the U.S. Participant’s death.

12.	TERM AND AMENDMENTS

12.1	Effectiveness. This Plan is effective as of February 13, 2019, contingent upon approval by the Corporation’s shareholders at its 2019 annual meeting of shareholders (the “Effective Date”).

12.2

Termination. This Plan may be terminated at any time by the Board in whole or in part and will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

12.3

Amendments. Subject to Section 5.4 and this Section 12.3, the Board or the Committee may, at any time and from time to time, amend, alter, or discontinue this Plan or amend the terms of any Award theretofore granted, without approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, provided, however, that:

(a)	approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, shall be obtained for any:

(i)	increase to the maximum number of Shares issuable pursuant to Awards granted under the Plan as set out in Section 3.1;

(ii)

amendment that would reduce the exercise price of an outstanding Stock Option or SAR (or any other similar entitlement granted pursuant to the Plan as an Other Share Based Award) (including a cancellation and reissue constituting a reduction of the exercise price);

(iii)	amendment to extend the maximum term of any Award granted under the Plan;

(iv)	amendment to permit the transfer or assignment of Awards beyond what is contemplated by Section 14.8;

(v)	amendment to increase the limits on non-employee director participation as stated in Section 3.3;

(vi)	amendment that removes or exceeds the insider participation limit contained in Section 3.3;

(vii)	amendment to the Plan’s amendment provisions contained in this Section 12.3; or

(viii)	amendment for which the applicable rules or policies of any Applicable Exchange listing standards or any Applicable Law, shareholder approval is required;

unless the change to the Plan or an Award results from the application of Section 3.6 of the Plan; and

(b)	the consent of the Participant is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the Participant with respect to a previously granted Award.

12.4

Compliance with Laws. Notwithstanding the provisions of this Section 12, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter

94	●	Ovintiv Inc. / 2022 PROXY STATEMENT

becomes subject, or otherwise to comply with Applicable Law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

13.	UNFUNDED STATUS OF PLAN

It is intended that this Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

14.	GENERAL PROVISIONS

14.1

Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion determine to be necessary or advisable.

14.2

Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees or directors.

14.3

No Contract of Service. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee or director any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment of any employee, or the right of shareholders of the Corporation to remove any director, at any time.

14.4

Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, provincial, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, provincial, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation and set out in the Grant Agreement for the relevant Award, and except with respect to Stock Options held by Participants who are subject to tax under the Income Tax Act (Canada), withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a fair value determined in accordance with applicable tax laws and policies on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from

Ovintiv Inc. / 2022 PROXY STATEMENT	●	95

any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

14.5

Dividends and Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

14.6

Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

14.7

Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to principles of conflict of laws, and the federal laws of Canada, as applicable. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or” where the context so requires. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

14.8

Non-Transferability. Unless otherwise provided in the Plan, Awards under this Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes).

14.9

Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan, including for greater certainty, and unless otherwise determined by the Committee, brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been held by the Participant in the Participant’s account with the Plan’s service provider since initial distribution of Shares to the Participant pursuant to the Plan.

96	●	Ovintiv Inc. / 2022 PROXY STATEMENT

AMENDING AGREEMENT

TO OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

RECITALS:

A.

It was determined that Encana Corporation (“Encana”) reorganize the structure of Encana and its subsidiaries pursuant to a series of reorganization transactions, which included, among other things, (i) completing an arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act, pursuant to which, among other things, Encana completed a consolidation of the common shares of Encana (“Encana Common Shares”) on the basis of one post-consolidation share for each five pre-consolidation shares (the “Share Consolidation”), (ii) Ovintiv Inc. (the “Corporation”), a wholly-owned subsidiary of Encana, ultimately acquiring all of the issued and outstanding Encana Common Shares in exchange for shares of the Corporation on a one-for-one basis and becoming the parent company of Encana and its subsidiaries, and (iii) following the completion of the Arrangement, the Corporation migrating out of Canada and becoming a Delaware corporation (collectively, the “Reorganization”).

B.

Prior to the Reorganization, Encana administered the “Omnibus Incentive Plan of Encana Corporation” (the “Omnibus Plan”), which was adopted as of February 13, 2019, pursuant to which a number of incentive awards were made to Encana employees, officers and directors (the “Encana Awards”).

C.	As part of the Reorganization, and as of the Effective Date (as defined below), the Corporation assumed all of the outstanding Encana Awards.

D.

The Corporation wishes to continue the administration of an omnibus incentive plan for employees, officers and directors of the Corporation on substantially the same terms as set forth in the Omnibus Plan and the Grant Agreements (as defined below) and hereby adopts the Omnibus Plan in its entirety, subject to certain modifications.

E.	To clarify and confirm the above, the Corporation wishes to amend the Omnibus Plan as more particularly set forth in this Agreement.

F.	Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Omnibus Plan.

THEREFORE:

ARTICLE 1

AMENDMENTS

1.1	Effective Date

This Amending Agreement (this “Agreement”) is effective as of January 24, 2020 (the “Effective Date”).

1.2	References

All references to “Encana Corporation”, including its logo, in the Omnibus Plan are deleted and replaced with “Ovintiv Inc.” and the Corporation’s logo.

All references to “principal office in Calgary, Alberta” are deleted and replaced with “principal office in Denver, Colorado”.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	97

1.3	Cover Page

The language on the cover page and page 1 of the Omnibus Plan, which reads “Effective from February 13, 2019” is deleted and replaced with:

Adopted with effect from January 24, 2020

1.4	Definitions

Section 1.2(q) of the Omnibus Plan is deleted and replaced with:

(q) “Corporation” means Ovintiv Inc., a corporation incorporated under the laws of the State of Delaware, and any successor corporation whether by amalgamation, merger or otherwise.

1.5	Plan Maximums

The provision forming part of Section 3.1 of the Omnibus Plan that reads “granted under this Plan shall be 30,000,000.” is deleted and replaced with:

granted under this Plan shall be 6,000,000.

1.6	Governing Law and Interpretation

The provision forming part of Section 14.7 of the Omnibus Plan that reads “This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to principles of conflict of laws, and the federal laws of Canada, as applicable.”, is deleted and replaced with:

This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

1.7	Effectiveness

Section 12.1 of the Omnibus Plan is deleted and replaced with:

Effectiveness. This Plan is effective as of January 24, 2020 (the “Effective Date”).

1.8	Adjustment and Redenomination

In accordance with Section 3.6 of the Omnibus Plan, the Board has determined that:

(a)

the Encana Awards awarded under the Omnibus Plan prior to the Effective Date have been redenominated to reflect the Share Consolidation, such that for every five Encana Awards held by a Participant prior to the Share Consolidation, the Participant now holds one Award following completion of the Reorganization (including the Share Consolidation). Such Encana Awards have been evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant, in accordance with Section 6.2 of the Omnibus Plan, as amended by this Agreement (the “Amended Plan”) and shall thereafter be considered Awards for purposes of the Amended Plan. For greater certainty, any elections made by a Participant in connection with the Encana Awards (including but not limited to elections made by U.S. Participants as of the date(s) on which such Awards are to be redeemed) remain valid and binding, and cannot be revoked or otherwise modified except in accordance with the terms of the Amended Plan. Further, any provisions under the Omnibus Plan or the Grant Agreements with respect to the timing of payments of the Encana Awards awarded under the Omnibus Plan will continue to apply to the Awards to which such Encana Awards relate, as applicable;

98	●	Ovintiv Inc. / 2022 PROXY STATEMENT

(b)

the “Exercise Price” of the Encana stock options awarded under the 2019 Stock Option Grant Agreement (the “Option Grant Agreement”) prior to the Effective Date, as defined in Section 1(e) and as set forth on the cover page of the Option Grant Agreement, has been adjusted to reflect the Share Consolidation, such that the “Exercise Price” of such Encana stock options is the value of the “Exercise Price” of the Encana stock options as set forth on the cover page of the Option Grant Agreement multiplied by five; and

(c)

the “Grant Price” of the Encana stock appreciation rights awarded under the 2019 Stock Appreciation Rights Grant Agreement (the “SARS Grant Agreement”) prior to the Effective Date, as set forth on the cover page of the SARS Grant Agreement, has been adjusted to reflect the Share Consolidation, such that the “Grant Price” is the value of the “Grant Price” of such Encana stock appreciation rights as set forth on the cover page of the SARS Grant Agreement multiplied by five.

1.9	Cost Allocation

Notwithstanding anything else in the Omnibus Plan or this Agreement, the Corporation and Ovintiv Canada ULC (formerly known as Encana) (“Ovintiv Canada”) may allocate the cost of the Encana Awards between them based on the amount of time that each such Encana Award was outstanding on a pre-Share Consolidation and post-Share Consolidation basis, or on such other basis as may be agreed to between the Corporation and Ovintiv Canada, acting reasonably .

ARTICLE 2

GENERAL

2.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

2.2	Execution and Delivery

This Agreement may be signed or executed by facsimile or portable document format and the signing or execution by way of facsimile or portable document format shall have the same effect as the signing or execution of the original.

[Signature Page Follows]

Ovintiv Inc. / 2022 PROXY STATEMENT	●	99

IN WITNESS OF WHICH the Corporation has executed this Agreement as of the Effective Date set forth above.

OVINTIV INC.

By:
	Name:	MikeWilliams

	Title:	ExecutiveVice-President, Corporate Services

Signature Page to Amendment to Omnibus Incentive Plan of Encana Corporation

100	●	Ovintiv Inc. / 2022 PROXY STATEMENT

SECOND AMENDMENT TO

OMNIBUS INCENTIVE PLAN OF OVINTIV INC.

THIS SECOND AMENDMENT TO OMNIBUS INCENTIVE PLAN OF OVINTIV INC. (this “Second Amendment”), is made this [5] day of May, 2022 (the “Effective Date”), by Ovintiv, Inc., a Delaware corporation (“Ovintiv”).

WHEREAS, Ovintiv administers and maintains the Omnibus Incentive Plan of Ovintiv Inc., dated effective February 13, 2019 (as amended on January 24, 2020, the “Omnibus Plan”);

WHEREAS, pursuant to Section 12.3(a)(i) of the Omnibus Plan, and as required by applicable securities laws and exchange rules, a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares must be obtained to increase the maximum number of Shares issuable pursuant to Awards granted under the Omnibus Plan (the “Share Reserve”);

WHEREAS, on February 24, 2022, the Board of Directors, upon recommendation of the Human Resources and Compensation Committee, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Plan increasing the Share Reserve by 6,000,000 Shares to an aggregate of 12,000,000 Shares (the “Share Reserve Increase”);

WHEREAS, a majority of Shares present and voting in person or by proxy at Ovintiv’s May 4, 2022 annual general meeting authorized the Share Reserve Increase; and

WHEREAS, Ovintiv desires to amend the Omnibus Plan to provide for the Share Reserve Increase.

NOW, THEREFORE, as of the Effective date, the Omnibus Plan is amended as follows:

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined will have the meanings given to such terms in the Omnibus Plan

2.	Amendment to Omnibus Plan.
a.	Section 3.1 of the Omnibus Plan is deleted in its entirety and replaced with the following:

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 12,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.	From and after the Effective Date, all references in the Omnibus Plan to “Plan” will mean the Omnibus Plan as amended by this Second Amendment.

4.	Governing Law. This Second Amendment will be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

5.

Execution and Delivery. This Second Amendment may be signed or executed by facsimile or portable document format (pdf) and the signing or execution by way of facsimile or pdf shall have the same effect as the signing or execution of the original.

[Remainder of Page Left Intentionally Blank]

Ovintiv Inc. / 2022 PROXY STATEMENT	●	101

IN WITNESS OF, Ovintiv has executed this Second Amendment as of the Effective Date.

OVINTIV INC.

Name:	Rachel M. Moore
Title:	Executive Vice-President, Corporate Services

[Signature Page to Second Amendment to Omnibus Incentive Plan of Ovintiv Inc (May [5], 2022)]

102	●	Ovintiv Inc. / 2022 PROXY STATEMENT

Frequently Asked Questions

Please read this section carefully for important information on how to vote your shares of Ovintiv common stock.

When is the Meeting?

The Meeting will be held at 8:00 a.m. (Mountain Time) on May 4, 2022. The Meeting will be held virtually. Shareholders as of the Record Date can participate in the Meeting by visiting www.virtualshareholdermeeting.com/ovv2022. If you wish to only listen to the Meeting, you can simply follow the Meeting link and sign on. If you wish to vote or ask a question during the Meeting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only shareholders as of the close of business on the Record Date are entitled to vote at the Meeting, or at any adjournments or postponements thereof.

Am I a registered or non-registered shareholder?

You are a registered shareholder if you hold shares of Ovintiv common stock in your own name. If your name appears on a certificate for shares of Ovintiv common stock, you are a registered shareholder.

You are a non-registered shareholder if your shares of Ovintiv common stock are not registered in your name and are instead registered in the name of a nominee, such as a trustee, financial institution or securities broker. If your shares of Ovintiv common stock are listed in an account statement provided to you by your broker, you are likely a non-registered shareholder.

How do I vote?

Registered Shareholders

If you are a registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock using the methods described below.

YOU CAN VOTE YOUR SHARES OF OVINTIV COMMON STOCK IN ANY OF THE FOLLOWING WAYS:

ONLINE

Before the Meeting, you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2022. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Non-Registered Shareholders

If you are a non-registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock online at the Meeting or by giving voting instructions, as described below.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

Ovintiv Inc. / 2022 PROXY STATEMENT	●	103

Who is soliciting my proxy?

The Board is soliciting proxies in connection with the Meeting. This solicitation is being made primarily by mail, but proxies may also be solicited personally by directors, employees or agents of Ovintiv using telephone, email or other electronic means.

Who pays for the proxy solicitation?

Ovintiv pays the costs of preparing, printing and distributing the proxy materials used in the solicitation of proxies. These costs may include the reimbursement of brokers and other entities who incur costs forwarding proxy materials to Ovintiv’s non-registered shareholders. Ovintiv has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies. Aggregate fees payable to Innisfree in connection with the solicitation of proxies will be approximately $25,000, plus reasonable out-of-pocket disbursements.

What is the deadline to return my voting instructions?

The deadline for submitting voting instructions by Internet, telephone or mail as a registered shareholder is 9:59 p.m., MT, on May 3, 2022. For shareholders whose shares are registered in the name of a bank, broker or another nominee, please refer to the information provided by your nominee for information about the deadline for submitting voting instructions.

How will my shares be voted if I am represented at the Meeting by proxy?

All shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions.

What happens if I return a proxy card without voting instructions?

If you submit a proxy and do not provide instructions regarding any matter identified in the Notice of the Meeting, your shares will be voted as follows:

•	FOR the election of the 12 director nominees nominated in this Proxy Statement;

•	FOR approval of the company’s approach to executive compensation;

•	FOR approval of the Amendment to the Omnibus Incentive Plan of Ovintiv; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the company’s independent auditors.

What should I do if I receive more than one form of proxy or voting instruction form?

If some of your shares are registered in your name and some are registered in the name of one or more nominees (such as a bank or broker), you will need to return more than one proxy card in order to vote all of your shares. Please follow the instructions provided on the proxy card carefully, as the voting process differs for registered and non-registered shareholders.

Can I change or revoke my proxy once I have given it?

If you are a registered shareholder, you can change or revoke your proxy prior to the vote being taken at the Meeting by:

•	submitting a written notice to Ovintiv’s Corporate Secretary at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado, 80202 prior to the Meeting;

•	submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above; or

•	voting online at the Meeting.

If you are a non-registered shareholder, you can change or revoke your proxy by following the specific instructions provided to you by your respective bank, broker or other nominee. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee as soon as possible to ensure any changes to voting instructions are communicated sufficiently in advance of the Meeting.

Only the latest validly executed proxy that you submit will be counted.

What is the quorum requirement for the Meeting?

The quorum requirement for the Meeting is a majority of all outstanding shares of Ovintiv common stock entitled to vote at the Meeting, either present in person or represented by proxy. As of the Record Date there were 258,691,896 issued and outstanding shares of Ovintiv common stock.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are providing access to this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, via the Internet using the U.S. SEC’s “notice and access” system. As a result, a Notice of Internet Availability of Proxy Materials will be mailed to each shareholder of record as of the Record Date. Shareholders may choose to access our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials or may request to receive a printed set of our proxy materials.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice of Internet Availability of Proxy Materials will find instructions on how to obtain a paper copy of such materials on their notice.

How many votes do I have?

You have one vote for each share of Ovintiv common stock that you held as of the close of business on the Record Date.

104	●	Ovintiv Inc. / 2022 PROXY STATEMENT

What happens if amendments, variations, or other matters are brought before the Meeting?

The appointee or appointees named in your proxy card will have discretionary authority to vote on any amendments or variations to the matters identified in the Notice of the Meeting and on any other matters that properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter.

What is a broker non-vote?

Without specific instructions, U.S. brokers and their agents or nominees cannot vote shares of common stock for their clients on “non-routine” matters, including the election of directors and advisory votes to approve executive compensation, however they may vote on “routine” matters, such as the ratification of an auditor. Without specific instructions, Canadian brokers and their agents or nominees cannot vote shares of common stock for their clients. When a broker is unable to vote because the beneficial owner of the shares has not provided voting instructions, a “broker non-vote” may occur.

How are abstentions and broker non-votes counted?

Broker non-votes are not considered votes cast and therefore do not affect the outcome of the vote on any proposal. Abstentions are not considered votes cast on Item 1 and therefore do not affect the outcome of the vote on such proposal but have the effect of a negative vote on Items 2, 3 and 4.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and act as inspectors of election for the Meeting. Broadridge maintains the confidentiality of individual shareholder votes, but proxies will be submitted to management if they contain comments clearly intended for management or to meet legal requirements.

Do shareholders have dissenters’ rights?

Ovintiv’s shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who can I contact if I have questions?

Innisfree M&A Incorporated

If you have questions about this Proxy Statement or require assistance completing your form of proxy or voting instruction form, please contact Innisfree at:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-8332

Banks and brokers may call collect: (212) 750-5833

Ovintiv Inc. / 2022 PROXY STATEMENT	●	105

Notice of Meeting of Shareholders 2022

Purpose of the Meeting

The 2022 Annual Meeting of Shareholders (the “Meeting”) of Ovintiv Inc. will be held on May 4, 2022 at 8:00 a.m. (Mountain Time) via live webcast at www.virtualshareholdermeeting.com/ovv2022.

At the Meeting, shareholders will be asked to vote on the following proposals:

Recommendation

Item 1 • Election of Directors	FOR each director nominee nominated herein

Item 2 • Advisory Vote to Approve Compensation of Named Executive Officers	FOR

Item 3 • Increase Share Reserve of Omnibus Incentive Plan	FOR

Item 4 • Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

By logging into our webcast, you will be able to hear our presentation and vote on all of the proposals to be considered at the Meeting.

Record Date

Shareholders at the close of business on the Record Date are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 258,691,896 shares of Ovintiv common stock issued and outstanding.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 23, 2022.

By Order of the Board,

Meghan N. Eilers

Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc.

March 23, 2022

Your Vote is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24-hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of the Record Date can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2022. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

The SEC’s “Notice and Access” rule permits Ovintiv to deliver a Notice of Internet Availability of Proxy Materials to shareholders in lieu of paper copies of the company’s Proxy Statement, Annual Report on Form 10-K and related materials (collectively, the “Proxy Materials”). The Notice of Internet Availability of Proxy Materials provides instructions as to how shareholders can access the Proxy Materials through the Internet or, alternatively, request printed copies of the Proxy Materials be sent to them by mail.

Any questions and requests for assistance may be directed to:

Strategic Shareholder Advisor and Proxy Solicitation Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

w SCAN TO VIEW MATERIALS & VOTE OVINTIV INC.
370 17TH STREET, SUITE 1700 DENVER, CO 80202 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ovv2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D73531-P66498 OVINTIV INC. The Board of Directors recommends you vote FOR the following proposals:
ITEM 1. Election of the 12 Director Nominees Named in the Proxy Statement For Against Abstain Nominees:
! ! ! 1a. Peter A. Dea For Against Abstain
! ! ! ! ! ! 1b. Meg A. Gentle 1k. Brian G. Shaw
! ! ! ! ! ! 1c. Howard J. Mayson 1l. Bruce G. Waterman
! ! ! ! ! ! ITEM 2. Advisory Vote to Approve Compensation of Named Executive Officers 1d. Brendan M. McCracken
! ! ! ! ! ! 1e. Lee A. McIntire ITEM 3. Increase Share Reserve of Omnibus Incentive Plan
! ! ! ! ! ! ITEM 4. Ratify PricewaterhouseCoopers LLP as Independent Auditors 1f. Katherine L. Minyard
! ! ! 1g. Steven W. Nance NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
! ! ! 1h. Suzanne P. Nimocks
! ! ! 1i. George L. Pita
! ! ! 1j. Thomas G. Ricks

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D73532-P66498
OVINTIV INC.
Annual Meeting of Stockholders
May 4, 2022 8:00 AM (MT)
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Peter A. Dea and Brendan M. McCracken, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVINTIV INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, MT on May 4, 2022, at www.virtualshareholdermeeting.com/ovv2022, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side